Exhibit 10.1 CREDIT AGREEMENT dated as of March 25, 2025 among LCI INDUSTRIES, LIPPERT COMPONENTS, INC., The Foreign Borrowers from time to time party hereto, The Lenders Party Hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent and WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK OF AMERICA, N.A., BMO BANK N.A. and TRUIST BANK, as Co-Syndication Agents and U.S. BANK NATIONAL ASSOCIATION and FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents ___________________________ JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., BMO CAPITAL MARKETS CORP. and TRUIST SECURITIES, INC., as Joint Bookrunners and Lead Arrangers

TABLE OF CONTENTS

		Page
ARTICLE I. DEFINITIONS		1
SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	55
SECTION 1.03	Terms Generally	55
SECTION 1.04	Accounting Terms; GAAP	55
SECTION 1.05	Interest Rates; Benchmark Notification	56
SECTION 1.06	Exchange Rates	56
SECTION 1.07	Certain Additional Borrowers; Removal of Foreign Borrowers	57
SECTION 1.08	Limited Condition Transactions	59
SECTION 1.09	Letter of Credit Amounts	60
SECTION 1.10	Compliance with Certain Sections	60
SECTION 1.11	Divisions	60
ARTICLE II. THE CREDITS		61
SECTION 2.01	Commitments	61
SECTION 2.02	Loans and Borrowings	61
SECTION 2.03	Requests for Borrowings	62
SECTION 2.04	Incremental Facilities	63
SECTION 2.05	Swingline Loans.	66
SECTION 2.06	Letters of Credit.	68
SECTION 2.07	Funding of Borrowings	74
SECTION 2.08	Interest Elections.	75
SECTION 2.09	Termination and Reduction of Commitments	77
SECTION 2.10	Repayment and Amortization of Loans; Evidence of Debt.	77
SECTION 2.11	Prepayment of Loans.	78
SECTION 2.12	Fees.	82
SECTION 2.13	Interest.	83
SECTION 2.14	Alternate Rate of Interest.	84
SECTION 2.15	Increased Costs	89
SECTION 2.16	Break Funding Payments.	90
SECTION 2.17	Withholding of Taxes; Gross-Up.	91
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	95
SECTION 2.19	Mitigation Obligations; Replacement of Lenders.	96
SECTION 2.20	Defaulting Lenders.	97
SECTION 2.21	Extensions of Maturity Dates.	100
SECTION 2.22	Refinancing Amendments	104
SECTION 2.23	Incremental Equivalent Debt.	105
ARTICLE III. REPRESENTATIONS AND WARRANTIES		108
SECTION 3.01	Organization; Powers	108
SECTION 3.02	Authorization; Enforceability	108
SECTION 3.03	Governmental Approvals; No Conflicts; No Default	108
SECTION 3.04	Financial Condition; No Material Adverse Change	109
SECTION 3.05	Properties.	109
SECTION 3.06	Litigation and Environmental Matters.	109
SECTION 3.07	Compliance with Laws and Agreements; No Default	109
SECTION 3.08	Investment Company Status	109
SECTION 3.09	Taxes	109

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TABLE OF CONTENTS (continued) Page -ii- SECTION 3.10 ERISA .................................................................................................. 110 SECTION 3.11 Disclosure. ........................................................................................... 110 SECTION 3.12 Anti-Corruption Laws and Sanctions .................................................. 110 SECTION 3.13 Affected Financial Institutions ............................................................. 110 SECTION 3.14 Plan Assets; Prohibited Transactions ................................................... 111 SECTION 3.15 Margin Regulations ............................................................................. 111 SECTION 3.16 Solvency .............................................................................................. 111 SECTION 3.17 Security Interest in Collateral .............................................................. 111 SECTION 3.18 Subsidiaries .......................................................................................... 111 SECTION 3.19 Labor Matters ....................................................................................... 111 SECTION 3.20 SEC Matters ......................................................................................... 111 SECTION 3.21 Restrictive Agreements ........................................................................ 112 SECTION 3.22 Centre of Main Interests ...................................................................... 112 SECTION 3.23 Tax Residency ..................................................................................... 112 SECTION 3.24 Use of Proceeds ................................................................................... 112 SECTION 3.25 Insurance .............................................................................................. 112 SECTION 3.26 Outbound Investment Rules................................................................. 112 ARTICLE IV. CONDITIONS ................................................................................................................. 113 SECTION 4.01 Effective Date ...................................................................................... 113 SECTION 4.02 Each Credit Event ................................................................................ 115 ARTICLE V. AFFIRMATIVE COVENANTS ....................................................................................... 115 SECTION 5.01 Financial Statements; Ratings Change and Other Information ............ 115 SECTION 5.02 Notices of Material Events .................................................................. 117 SECTION 5.03 Existence; Conduct of Business ........................................................... 118 SECTION 5.04 Payment of Obligations ....................................................................... 118 SECTION 5.05 Maintenance of Properties; Insurance .................................................. 118 SECTION 5.06 Books and Records; Inspection Rights ................................................ 119 SECTION 5.07 Compliance with Laws ........................................................................ 119 SECTION 5.08 Use of Proceeds and Letters of Credit ................................................. 119 SECTION 5.09 Accuracy of Information ...................................................................... 119 SECTION 5.10 Additional Guarantors; Additional Collateral; Further Assurances. .......................................................................................... 120 SECTION 5.11 Maintenance of Ratings ....................................................................... 121 SECTION 5.12 Post-Closing Requirements.................................................................. 121 ARTICLE VI. NEGATIVE COVENANTS ............................................................................................ 121 SECTION 6.01 Indebtedness ........................................................................................ 122 SECTION 6.02 Liens .................................................................................................... 124 SECTION 6.03 Fundamental Changes. ......................................................................... 126 SECTION 6.04 Dispositions ......................................................................................... 127 SECTION 6.05 Investments, Loans, Advances, Guarantees and Acquisitions ............. 128 SECTION 6.06 Swap Agreements ................................................................................ 131 SECTION 6.07 Restricted Payments ............................................................................. 131 SECTION 6.08 Transactions with Affiliates ................................................................. 132 SECTION 6.09 Restrictive Agreements ........................................................................ 132 SECTION 6.10 Certain Financial Covenants. ............................................................... 133 SECTION 6.11 Amendment of Certain Documents. .................................................... 133

TABLE OF CONTENTS (continued) Page -iii- SECTION 6.12 Use of Proceeds ................................................................................... 134 SECTION 6.13 Centre of Main Interest ........................................................................ 134 SECTION 6.14 Restricted Debt Payments .................................................................... 134 SECTION 6.15 Outbound Investment Rules................................................................. 135 ARTICLE VII. EVENTS OF DEFAULT ................................................................................................ 135 SECTION 7.01 Events of Default ................................................................................. 135 SECTION 7.02 Remedies Upon an Event of Default ................................................... 137 SECTION 7.03 Application of Payments ...................................................................... 139 ARTICLE VIII. THE ADMINISTRATIVE AGENT ............................................................................. 140 SECTION 8.01 Authorization and Action..................................................................... 140 SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc ...................... 142 SECTION 8.03 Posting of Communications ................................................................. 144 SECTION 8.04 The Administrative Agent Individually ............................................... 145 SECTION 8.05 Successor Administrative Agent .......................................................... 145 SECTION 8.06 Acknowledgements of Lenders and Issuing Banks. ............................ 146 SECTION 8.07 Guarantee and Collateral Matters. ....................................................... 148 SECTION 8.08 Certain ERISA Matters ........................................................................ 150 SECTION 8.09 Flood Laws .......................................................................................... 152 SECTION 8.10 Borrower Communications. ................................................................. 152 SECTION 8.11 Defined Terms ..................................................................................... 153 ARTICLE IX. MISCELLANEOUS ........................................................................................................ 153 SECTION 9.01 Notices ................................................................................................. 153 SECTION 9.02 Waivers; Amendments. ........................................................................ 154 SECTION 9.03 Expenses; Indemnity; Damage Waiver. ............................................... 157 SECTION 9.04 Successors and Assigns ....................................................................... 158 SECTION 9.05 Survival ................................................................................................ 165 SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. ......... 165 SECTION 9.07 Severability .......................................................................................... 166 SECTION 9.08 Right of Setoff ..................................................................................... 166 SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process .............. 167 SECTION 9.10 WAIVER OF JURY TRIAL................................................................ 168 SECTION 9.11 Headings .............................................................................................. 168 SECTION 9.12 Confidentiality ..................................................................................... 168 SECTION 9.13 Material Non-Public Information. ....................................................... 169 SECTION 9.14 Interest Rate Limitation ....................................................................... 170 SECTION 9.15 No Fiduciary Duty, etc......................................................................... 170 SECTION 9.16 USA PATRIOT Act ............................................................................. 171 SECTION 9.17 Acknowledgment and Consent to Bail-In of Affected Financial Institutions ........................................................................................... 171 SECTION 9.18 Judgment Currency .............................................................................. 171 SECTION 9.19 Intercreditor Agreements ..................................................................... 172 SECTION 9.20 Acknowledgement Regarding Any Supported QFCs .......................... 172 SECTION 9.21 Several Obligations; Nonreliance; Violation of Law ........................... 172 SECTION 9.22 Disclosure ............................................................................................ 172 SECTION 9.23 Appointment for Perfection ................................................................. 173

-iv- SCHEDULES: Schedule 2.01A – Commitments Schedule 2.01B – Letter of Credit Commitments Schedule 2.01C – Initial Guarantors Schedule 2.06 – Existing Letters of Credit Schedule 3.18 – Subsidiaries Schedule 3.25 – Insurance Schedule 5.12 – Post-Closing Requirements Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens Schedule 6.04 – Planned Dispositions Schedule 6.05 – Existing Investments Schedule 6.07 – Planned Restricted Payments Schedule 6.09 – Existing Restrictions EXHIBITS: Exhibit A – Form of Assignment and Assumption Exhibit B-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit B-2 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit B-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes) Exhibit B-4 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

CREDIT AGREEMENT dated as of March 25, 2025 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among LCI INDUSTRIES, a Delaware corporation, LIPPERT COMPONENTS, INC., a Delaware corporation, LCI INDUSTRIES B.V., a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch Trade Register (Kamer van Koophandel) under number 70655421, each other FOREIGN BORROWER from time to time party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent. The parties hereto agree as follows: ARTICLE I. Definitions SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABR”, when used in reference to (a) a rate of interest, refers to the Alternate Base Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars. “Additional Refinancing Lender” has the meaning assigned to it in Section 2.22(a). “Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates) in its capacity as administrative agent for the Lenders hereunder. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to any Borrower or any Lender, as the context requires. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent Indemnitee” has the meaning assigned to it in Section 9.03(c). “Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time. “Agreed Currencies” means Dollars and each Alternative Currency.

-2- “Agreement” has the meaning assigned to it in the preamble to this Agreement. “AHYDO Payment” means any mandatory payment, prepayment or redemption pursuant to the terms of any Indebtedness in an amount that is intended or designed to cause such Indebtedness not to be treated as an “applicable high yield discount obligation” within the meaning of Code Section 163(i). “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Term SOFR Rate for a one-month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement. “Alternative Currency” means Pounds Sterling, Canadian Dollars, Euros, Australian Dollars and any additional currencies determined after the Effective Date by mutual agreement of the Borrowers, the Revolving Lenders, the Issuing Banks and the Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted, and able to be converted into Dollars. “Alternative Currency Letter of Credit” means a Letter of Credit denominated in an Alternative Currency. “Alternative Currency Loan” means a Revolving Loan denominated in an Alternative Currency. “Ancillary Document” has the meaning assigned to it in Section 9.06(b). “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, but not limited to, the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010. “Applicable CTA” means, at any time, Consolidated Total Assets as of the last day of the most recent fiscal quarter or fiscal year for which financial statements have been delivered (or are required to have been delivered) to the Administrative Agent pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)). “Applicable EBITDA” means, at any time, EBITDA for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for the most recent period of four (4) consecutive fiscal quarters ended on or most recently prior to such time for which financial statements have been delivered (or are required to have been delivered) to the Administrative Agent pursuant to Section 5.01(a) or (b) (or,

-3- if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)). “Applicable Parties” has the meaning assigned to it in Section 8.03(c). “Applicable Percentage” means, at any time, (a) with respect to any Revolving Lender, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment at such time and the denominator of which is the aggregate Revolving Commitments at such time (provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Total Revolving Credit Exposure at such time); provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculations under clause (a) above, and (b) with respect to any Term Lender, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans of such Lender at such time and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders at such time; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Term Loans shall be disregarded in the calculations under clause (b) above; provided further that, for purposes of Section 9.03(c), the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate exposure under clauses (a) and (b) above. “Applicable Rate” means, for any day: (a) with respect to any Term Loan, a rate per annum equal to (i) 1.50% in the case of any ABR Loan or (ii) 2.50% in the case of any Term Benchmark Loan or RFR Loan; and (b) with respect to any Revolving Loan or Swingline Loan that is an ABR Loan, Term Benchmark Loan or RFR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Term Benchmark/RFR Spread” or “Commitment Fee Rate”, as the case may be, determined by reference to the Total Net Leverage Ratio as set forth in the most recent compliance certificate received by the Administrative Agent pursuant to Section 5.01(c): Category Total Net Leverage Ratio ABR Spread Term Benchmark / RFR Spread Commitment Fee Rate Category 1 ≥ 3.00 to 1.00 1.000% 2.000% 0.275% Category 2 < 3.00 to 1.00 and > 2.50 to 1.00 0.875% 1.875% 0.250% Category 3 < 2.50 to 1.00 and > 2.00 to 1.00 0.750% 1.750% 0.225% Category 4 < 2.00 to 1.00 and > 1.50 to 1.00 0.500% 1.500% 0.200%

-4- Category 5 < 1.50 to 1.00 0.250% 1.250% 0.175% From the Effective Date until the date that a compliance certificate is required to be delivered pursuant to Section 5.01(c) for the fiscal quarter of the Company ending June 30, 2025, Category 4 shall apply. Any increase or decrease in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall become effective as of the third (3rd) Business Day immediately following the date a compliance certificate is delivered pursuant to Section 5.01(c); provided, however, that if a compliance certificate is not delivered when due in accordance with such Section, then Category 1 shall apply as of the first Business Day after the date on which such compliance certificate was required to have been delivered until the third (3rd) Business Day after the date such compliance certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.13(d). “Approved Borrower Portal” has the meaning assigned to it in Section 8.10(a). “Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a). “Approved Fund” has the meaning assigned to it in Section 9.04(b). “Arrangers” means each of (a) JPMorgan Chase Bank, N.A., (b) Wells Fargo Securities, LLC, (c) Bofa Securities, Inc., (d) BMO Capital Markets Corp. and (e) Truist Securities, Inc., each in their respective capacities as joint bookrunners and joint lead arrangers for the credit facilities evidenced by this Agreement. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent. “Auction Agent” means (i) the Administrative Agent or (ii) any other financial institution or advisor employed by the Company or any Subsidiary thereof (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Dutch auction pursuant to Section 9.04(f); provided that (a) neither the Company nor any Subsidiary shall designate the Administrative Agent as the Auction Agent without the prior written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent) and (b) in no event shall the Company or any Affiliate thereof be the Auction Agent. “AUD Rate” means, with respect to any Term Benchmark Borrowing denominated in Australian Dollars and for any Interest Period, the AUD Screen Rate for such Interest Period; provided that, if the AUD Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “AUD Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in Australian Dollars and with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period.

-5- “Australian Dollars” means lawful money of Australia. “Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.06(c). “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments (and, if such day is not a Business Day, then on the immediately preceding Business Day). “Available Amount” means, at any time of determination (the applicable “Reference Date”), an amount equal to the sum (without duplication) of: (i) the greater of (A) $92,750,000 and (B) 25.0% of Applicable EBITDA; plus (ii) the greater of (A) 50% of Cumulative Net Income and (B) the Cumulative Retained Excess Cash Flow for the Available Amount Reference Period on such Reference Date; plus (iii) without duplication, the amount of any cash contribution received by the Company or Lippert or Net Proceeds of Qualified Stock of the Company or Lippert received by the Company or Lippert, in each case, (A) if such amount was received by the Company, to the extent such amount has been contributed by the Company to Lippert, (B) during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date and (C) to the extent Not Otherwise Applied; plus (iv) the Net Proceeds of Indebtedness of the Company or Lippert, in each case, (A) incurred or issued during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date and (B) which has been exchanged or converted into Qualified Stock; plus (v) to the extent not (A) included in clause (ii) above or (B) already reflected as a return of capital with respect to such investment for purposes of determining the amount of such investment, the aggregate amount of all Returns received in cash or Permitted Investments by the Company or any Subsidiary from any investment during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date, in each case, to the extent any such investment was made after the Effective Date using the Available Amount in reliance on Section 6.05(q) (up to the amount of the original investment); plus (vi) to the extent not (A) included in clause (ii) above, or (B) already reflected as a return of capital with respect to such investment for purposes of determining the amount of such investment, the aggregate amount of all Net Proceeds received by the Company or any Subsidiary in connection with the sale, transfer or other Disposition of any investment during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date, in each case, to the extent any such investment was made after the Effective Date using the Available Amount in reliance on Section 6.05(q) (up to the amount of the original investment); plus (vii) the aggregate amount of Retained Prepayment Amounts during the period from and including the Business Day immediately following the Effective Date through and including the Reference Date; minus (viii) the aggregate amount of all investments made in reliance on Section 6.05(q), all Restricted Payments made in reliance on Section 6.07(i) and all Restricted Debt Payments made in reliance on Section 6.14(h), in each case, during the period commencing on the Effective Date and ending

-6- on the Reference Date (and, for purposes of this clause (viii), with respect to any contemplated transaction, without taking account of the intended usage of the Available Amount on such Reference Date in respect of such contemplated transaction), in each case, in reliance on the Available Amount. “Available Amount Reference Period” means, with respect to any Reference Date, the period commencing on the Business Day immediately following the Effective Date and ending on the last day of the most recent fiscal year of the Company for which Lippert has delivered a compliance certificate to the Administrative Agent in accordance with Section 5.01(c). “Available Incremental Amount” means, at any time, an aggregate principal amount of up to the sum of: (a) the greater of (i) $371,000,000 and (ii) an amount equal to 100% of Applicable EBITDA, which amount (A) shall be reduced by, without duplication, the aggregate principal amount of all Incremental Facilities and Incremental Equivalent Debt issued or incurred in reliance on this clause (a), but (B) shall not be reduced by the amount of any Incremental Facility or Incremental Equivalent Debt issued or incurred in reliance on any of the immediately following clauses (b) and (c); plus (b) an amount equal to all voluntary prepayments of the Term Loans, Revolving Loans (to the extent accompanied by permanent reductions of the Revolving Commitments) or any Incremental Term Loans or Incremental Equivalent Debt that is Pari Passu Lien Debt (except, in each case, to the extent funded with proceeds of Long-Term Debt or any Credit Agreement Refinancing Indebtedness or other refinancing Indebtedness); provided that this clause (b) will serve to replenish, but not exceed, the amount set forth in the preceding clause (a); plus (c) an unlimited amount (the “Unlimited Incremental Amount”), so long as at the time of incurring or issuing the applicable Incremental Facility or Incremental Equivalent Debt and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto and the use of proceeds thereof (and assuming, in each case, that the entire amount of the applicable Incremental Facility or Incremental Equivalent Debt, as the case may be, is fully drawn), (i) in the case of any Incremental Facility or Incremental Equivalent Debt that constitutes Pari Passu Lien Debt, the First Lien Net Leverage Ratio is not greater than 2.25 to 1.00, (ii) in the case of any Incremental Facility or Incremental Equivalent Debt that constitutes Junior Lien Debt, the Secured Net Leverage Ratio is not greater than 2.75 to 1.00 and (iii) in the case of any Incremental Facility or Incremental Equivalent Debt that is unsecured, (A) the Total Net Leverage Ratio is not greater than 3.00 to 1.00 or (B) the Interest Coverage Ratio is not less than 1.75 to 1.00; provided that (x) the Lippert may elect to use clause (c) above regardless of whether Lippert has capacity under clause (a) or clause (b) above, (y) Lippert may elect to use clause (c) above prior to using clause (a) or clause (b) above, and (z) if both clause (c) and clause (b) and/or clause (a) are available and Lippert does not make an election, then Lippert will be deemed to have elected to use clause (c) above; provided further that any portion of any Incremental Facility or Incremental Equivalent Debt incurred under clause (a) or clause (b) above may be reclassified on a later date, at Lippert’s election by prior written notice to the Administrative Agent, as incurred under clause (c) above if, at the time of such election, Lippert satisfies the applicable ratio(s) tested for purposes of determining such clause (c) above on a Pro Forma Basis reasonably satisfactory to the Administrative Agent. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as

-7- applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(e). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Banking Services” means each and any of the following bank services provided or which may be provided to any Loan Party or any Subsidiary thereof by any Lender or any of its Affiliates (or Person that was a Lender or Affiliate of a Lender at the time it provided or began providing such services): (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services and cash pooling services). “Banking Services Obligations” means any and all obligations of the Loan Parties or their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute. “Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benchmark” means, initially, with respect to any (i) RFR Loan denominated in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan denominated in any Agreed Currency, the Relevant Rate for such Agreed Currency; provided that, if a Benchmark Transition Event or a Term CORRA Reelection Event, and the related Benchmark Replacement

-8- Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b). “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency (other than any Loan denominated in Canadian Dollars), “Benchmark Replacement” shall mean the alternative set forth in (2) below: (1) in the case of any Loan denominated in Dollars, Daily Simple SOFR and/or in the case of any Loan denominated in Canadian Dollars, the Daily Simple RFR for Canadian Dollars; or (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Lippert as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be Term CORRA. If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Lippert for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and

-9- implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been, or if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof), or if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or (3) in the case of a Term CORRA Reelection Event, the date that is 30 days after the date a Term CORRA Notice (if any) is provided to the Lenders and the Borrowers pursuant to Section 2.14(c). For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the

-10- Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the CORRA Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrower Communications” means, collectively, any Borrowing Request, request for a Swingline Loan, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by such Borrower to the Administrative Agent through an Approved Borrower Portal.

-11- “Borrowers” means, collectively, Lippert and each Foreign Borrower. “Borrowing” means (a) Revolving Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) Term Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, or (c) a Swingline Loan. “Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrowers. “Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be any such day that is also (a) a U.S. Government Securities Business Day (i) in relation to RFR Loans denominated in Dollars and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan denominated in Dollars, or any other dealings of such RFR Loan denominated in Dollars, and (ii) in relation to Loans referencing the Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Term SOFR Rate or any other dealings of such Loans referencing the Term SOFR Rate, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of the EURIBOR Rate, a TARGET Day, (c) in relation to a Loan denominated in Canadian Dollars, a day on which commercial banks are open for business in Toronto, Ontario, (d) in relation to a Loan denominated in Australian Dollars, a day on which commercial banks are open for business in Sydney, Australia, (e) in relation to an interest rate setting for any other Alternative Currency, a day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency, (f) in relation to an RFR Loan denominated in any Agreed Currency, an RFR Business Day for such Agreed Currency and (g) in relation to the making of a Loan denominated in any other Alternative Currency (but not an interest rate setting), a day on which banks are open for foreign exchange business in the principal financial center of the country of such currency. “Calculation Date” means (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan or CBR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists. “Canadian Dollar” means lawful money of Canada. “Canadian Prime Rate” means, on any day, the rate per annum determined by the Administrative Agent to be the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. (Toronto time) on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided, that if any of the above rates shall be less than Floor, such rate shall be deemed to be Floor for purposes of this Agreement. Any change in the Canadian Prime Rate

-12- due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index. “Capital Expenditures” means, for any period, the sum of all amounts that would, in accordance with GAAP, be included as capital expenditures on the consolidated statement of cash flows for the Company and its consolidated Subsidiaries during such period (including the amounts of assets leased under any Capital Lease Obligation during such period), less the net proceeds received by such Persons during such period from sales of fixed tangible assets as reflected on the consolidated statement of cash flow for that period. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “CBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Central Bank Rate and the Canadian Prime Rate. “CBR Spread” means, with respect to any Loan, the Applicable Rate applicable to such Loan that is replaced by a CBR Loan. “Central Bank Rate” means, the greater of (I) the sum of (A) (i) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England’s (or any successor thereto) from time to time, (b) Euro, one of the following three (3) rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion (any reference rate described in this clause (A) for any Alternative Currency being referred to as a “CBR Reference Rate”), plus (B) the applicable Central Bank Rate Adjustment, and (II) the Floor. Any change in the Central Bank Rate for any Alternative Currency due to a change in the CBR Reference Rate or the Central Bank Rate Adjustment for such Alternative Currency shall be effective from and including the effective date of such change in the CBR Reference Rate or the Central Bank Rate Adjustment, respectively. “Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five (5) most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five (5) Business Days), minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple RFR for Pounds Sterling Borrowings for the five (5) most recent RFR Business Days preceding such day for which Daily Simple RFR for Pounds Sterling Borrowings was available (excluding, from such averaging, the highest

-13- and the lowest such Daily Simple RFR applicable during such period of five (5) RFR Business Days), minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period and (c) any other Alternative Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euros for a maturity of one month. “CFC” means a “controlled foreign corporation” within the meaning of Code Section 957(a). “CFC Holding Company” means a Domestic Subsidiary that (a) has no material assets other than the Equity Interests in one or more (x) Foreign Subsidiaries that are CFCs or (y) other CFC Holding Companies and (b) does not Guarantee or otherwise provide any credit support for any Material Indebtedness, Pari Passu Lien Debt, Junior Lien Debt or Restricted Debt of the Company or any Subsidiary; provided, that, for the avoidance of doubt, a Subsidiary that would otherwise qualify as a CFC Holding Company will not fail to so qualify due to the temporary receipt of cash payments in respect of equity interests or Indebtedness in a CFC or other CFC Holding Company so long as such Subsidiary promptly distributes such cash. “Change in Control” means the occurrence of any of the following: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof, excluding management personnel as listed in the proxy statement dated April 4, 2024 of the Company), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) the acquisition after the Effective Date of direct or indirect Control of the Company by any Person or group (so defined); (c) the failure of (i) the Company to directly own 100% of the Equity Interests of Lippert or (ii) each of the Company and Lippert to own, directly or indirectly, 100% of the Equity Interests of any Foreign Borrower (other than directors’ qualifying shares as required by applicable law), except in the case of this clause (c)(ii) as a result of a transaction permitted by Section 6.03 of this Agreement. “Change in Law” means the occurrence after the date of this Agreement of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rule, requirement, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, requirements, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, requirements, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented. “Charges” has the meaning assigned to it in Section 9.14. “Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Term Loans, Incremental Term Loans or any additional class of loans added pursuant to Section 2.21 and/or 2.22, (b) any Commitment,

-14- refers to whether such Commitment is a Revolving Commitment, a Term Loan Commitment, an Incremental Term Loan Commitment or a commitment to provide any other class of loans contemplated by Section 2.21 and/or 2.22 and (c) any Lender, refers to whether such Lender is a Revolving Lender, a Term Lender or a Lender holding commitments or loans constituting another class contemplated by Section 2.04, 2.22 and/or 2.22. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of the Collateral Agent, on behalf of itself and the other Secured Parties, to secure the Obligations; provided that the Collateral shall not include any Excluded Property. “Collateral Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates) (or any collateral agent appointed pursuant to this Agreement) in its capacity as collateral agent for the Secured Parties. “Collateral Documents” means, collectively, the Security Agreement and all other agreements, instruments and documents executed, delivered or otherwise prepared in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations, including, without limitation, all other security agreements, pledge agreements, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now or hereafter executed by any Loan Party and delivered to the Administrative Agent or the Collateral Agent. “Commitment” means, with respect to each Lender at any time, the sum of such Lender’s Revolving Commitment, Term Loan Commitment and Incremental Term Loan Commitments (if any) at such time. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications” has the meaning assigned to it in Section 8.03(c). “Company” means LCI Industries, a Delaware corporation. “Company Guarantee” means the Guarantee Agreement, dated as of the Effective Date, between the Company and the Administrative Agent. “Competitor” means any Person (including a Customer) that engages in the same or substantially similar line or lines of business (whether in whole or in any part, vertically or horizontally) as those lines of business in which the Company and its Subsidiaries are engaged as of the Effective Date or such other reasonably related line or lines of business in which the Company or any of its Subsidiaries may be engaged after the Effective Date, and which provides products and/or services that are the same as, substantially similar to (in terms of type, brand or purpose) or a competitive alternative for, the products and/or services offered by the Company and its Subsidiaries as of the Effective Date or such other reasonably related or

-15- adjacent products and/or services which the Company or any of its Subsidiaries offer after the Effective Date. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Indebtedness” means, as of the date of determination, without duplication, all Indebtedness owed by any Loan Party and any of their respective Subsidiaries (but shall not include (i) the undrawn amount of any letters of credit and letters of guaranty or (ii) any Indebtedness described in clause (e) of the definition of Indebtedness that is not owing and past due for more than 30 days), determined on a consolidated basis in accordance with GAAP. “Consolidated Interest Expense” means, for any period, all net interest expense of the Company and its Subsidiaries for such period, whether paid or accrued, without duplication, determined on a consolidated basis in accordance with GAAP. “Consolidated Net Worth” means, as of any date of determination, Consolidated Total Assets as of such date, minus total liabilities of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP as the last day of the most recent fiscal quarter of the Company ended on or most recently prior to such date of determination for which financial statements have been delivered (or are required to have been delivered) to the Administrative Agent pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)). “Consolidated Total Assets” means, as of the date of determination, the total assets of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator). “CORRA Administrator” means the Bank of Canada (or any successor administrator). “CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”. “CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

-16- (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning assigned to it in Section 9.20. “Co-Documentation Agent” means each of (a) U.S. Bank National Association and (b) Fifth Third Bank, National Association, each in their respective capacities as co-documentation agents for the credit facilities evidenced by this Agreement. “Co-Syndication Agent” means each of (a) Wells Fargo Bank, National Association, (b) Bank of America, N.A., (c) BMO Bank N.A. and (d) Truist Bank, each in their respective capacities as co- syndication agents for the credit facilities evidenced by this Agreement. “Credit Agreement Refinancing Indebtedness” means loans and commitments under this Agreement incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Revolving Loans (and Revolving Commitments) or Term Loans or Incremental Term Loans, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”, which, in the case of Revolving Commitments, shall be deemed to be in the full committed amount thereof whether or not drawn); provided that (a) such Credit Agreement Refinancing Indebtedness shall be evidenced by this Agreement and shall be pari passu in right of payment and security with the then-existing Obligations, (b) such Credit Agreement Refinancing Indebtedness shall have such economic terms, including maturity dates, amortization schedules, interest rates, upfront fees and original discount, as may be agreed between Lippert and the Lenders providing such Credit Agreement Refinancing Indebtedness; provided that (i) the final maturity date of such Credit Agreement Refinancing Indebtedness shall not be earlier than the Maturity Date of the Refinanced Debt and (ii) the Weighted Average Life to Maturity of such Credit Agreement Refinancing Indebtedness is not less than the Weighted Average Life to Maturity of the applicable Refinanced Debt, (c) such Credit Agreement Refinancing Indebtedness (i) shall constitute Pari Passu Lien Debt and rank pari passu in right of payment with the Revolving Loans, the Term Loans, and any outstanding tranche of Incremental Term Loans or Incremental Term Loan Commitments hereunder, (ii) may only be incurred or Guaranteed by any Person that is a Loan Party or any Person that shall have become a Loan Party substantially concurrently with the incurrence or issuance of such Credit Agreement Refinancing Indebtedness in accordance with the terms of this Agreement, (iii) may not be secured by any assets other than Collateral, (iv) shall be evidenced by this Agreement and (v) may provide for the ability to participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans or outstanding Incremental Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments or prepayments of principal of Term Loans or outstanding Incremental Term Loans hereunder (other than any mandatory payment of Term Loans or Incremental Term Loans at maturity), (d) all other terms applicable to such Credit Agreement Refinancing Indebtedness (other than those specified in clauses (a), (b) and (c) above) shall not be more restrictive (taken as a whole) to the Company and its Subsidiaries than the terms and conditions set forth in this Agreement and the other Loan Documents (as reasonably determined by Lippert in good faith), other than any such terms and conditions that (i) are applicable only during periods after the Latest Maturity Date then in effect or (ii) to the extent not less favorable to the existing Lenders than the existing terms of this Agreement and the other Loan Documents, are, with the consent of the Administrative Agent, incorporated into this Agreement or such other applicable Loan Document for the benefit of all existing Lenders (to the extent applicable to such Lender), (d) such Credit Agreement Refinancing Indebtedness

-17- shall not have a greater principal amount than the principal amount of the applicable Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees, discounts and expenses associated with the refinancing (or, in the case of any Credit Agreement Refinancing Indebtedness in the form of Refinancing Revolving Commitments, shall not be in an amount greater than the aggregate amount of revolving commitments constituting the applicable Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and fees, discounts and expenses associated with the refinancing) and (e) such Refinanced Debt shall be repaid or repurchased, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, in each case to the extent of such refinancing on the date such Credit Agreement Refinancing Indebtedness is incurred or obtained. “Credit Exposure” means, as to any Lender at any time, the Dollar Equivalent of the sum of (a) such Lender’s Revolving Credit Exposure at such time plus (b) an amount equal to the aggregate principal amount of such Lender’s Term Loans outstanding at such time. “Credit Party” means the Administrative Agent, the Collateral Agent, each Issuing Bank, the Swingline Lender or any other Lender. “Cumulative Net Income” means, as of any Reference Date, an amount (which may not be less than zero) equal to the aggregate cumulative sum of Net Income for each fiscal quarter of the Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as applicable (commencing with the first full fiscal quarter ending after the Effective Date); provided that, when measuring such amount, Net Income for any fiscal quarter will be deemed to be zero until the financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, for such period, and the related compliance certificate required to be delivered pursuant to Section 5.01(c) for such period, have been received by the Administrative Agent. “Cumulative Retained Excess Cash Flow Amount” means, as of any Reference Date, an amount (not less than zero) equal to the total of (a) the cumulative amount of Excess Cash Flow (which amount shall not be less than zero in any fiscal period) for the Available Amount Reference Period, minus (b) the portion of such Excess Cash Flow that has been (or is required to be) applied to the prepayment of Loans and Other Applicable ECF Indebtedness in accordance with Section 2.11(f). “Customer” means any Person as to which, with or to whom, within the 24-month period immediately preceding the date of determination: (i) any products or services were provided by the Company or any of its Subsidiaries, or (ii) any contract was entered into with the Company or any of its Subsidiaries for the provision of any products or services to such Person by the Company or such Subsidiary; provided in each case that any such products or services are substantially similar to or reasonably related or adjacent to products or services being offered by the Company or any Subsidiary on the Effective Date or such other reasonably related or adjacent products and/or services which the Company or any of its Subsidiaries offer after the Effective Date. “Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day, “CORRA Determination Date”) that is five (5) RFR Business Days prior to (i) if such CORRA Rate Day is an RFR Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrowers. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such

-18- CORRA Determination Date will be CORRA as published in respect of the first preceding RFR Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding RFR Business Day is not more than five (5) Business days prior to such CORRA Determination Date. Notwithstanding the foregoing, if the Daily Simple CORRA as so determined by this definition would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (ii) Dollars, Daily Simple SOFR (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate) and (iii) Canadian Dollars, Daily Simple CORRA (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA) and (b) the Floor. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website. Notwithstanding the foregoing, if the Daily Simple SOFR as so determined by this definition would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the

-19- particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become (or has a Lender Parent that has become) the subject of (A) a Bankruptcy Event or (B) a Bail-In Action. “Delayed Draw Facility” means, any time, (a) any delayed draw commitment in respect of an Incremental Facility, any Incremental Equivalent Debt or any other Indebtedness or (b) any Incremental Term Loan, Incremental Equivalent Debt or other Indebtedness that is a delayed draw term loan. “Designated Lender” has the meaning assigned to it in Section 2.07(c). “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Disqualified Institution” means, on any date, any Person that is reasonably determined by Lippert to be a Competitor of the Company, Lippert or any of their respective Subsidiaries and that is designated by Lippert as a “Disqualified Institution” by written notice delivered to the Administrative Agent (a) on or prior to the date hereof or (b) not less than three (3) Business Days prior to such date and in accordance with Section 9.01; provided that (i) “Disqualified Institutions” shall exclude any Person that Lippert has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time, (ii) any supplement to the list of Persons that are Disqualified Institutions contemplated by this definition shall not apply retroactively to disqualify any Persons that have entered into a trade to acquire or previously acquired an assignment or participation interest in the Commitments or Loans (but solely with respect to such Commitments and Loans), and (iii) Lippert’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective. “Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior Payment in Full of the Obligations (other than unasserted contingent indemnification obligations that by their terms survive)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Stock and other than as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior Payment in Full of the Obligations (other than unasserted contingent indemnification obligations that by their terms survive)), in whole or in part, or (c) is or becomes automatically or at the option of the holder convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of clauses (a), (b) and (c), prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance; provided that if such Equity Interests are issued to any current or former employees, consultants, directors, officers or members of management

-20- or pursuant to a plan for the benefit of current or former employees, consultants, directors, officers or members of management of the Company (or any direct or indirect parent thereof) or its Subsidiaries or by any such plan to such current or former employees, consultants, directors, officers or members of management, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’, consultants’, directors’, officers’ or management members’ termination, death or disability. “Dividing Person” has the meaning assigned to it in the definition of “Division”. “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two (2) or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division. “Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion. “Dollars”, “dollars” or “$” refers to lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of a jurisdiction located in the U.S. or any state thereof or the District of Columbia. “DQ List” has the meaning assigned to such term in Section 9.04(e)(iv). “Dutch Borrower” means LCI Industries B.V. and each other Person organized under the laws of the Netherlands that joins this Agreement as a Foreign Borrower. “EBITDA” means, for any period, Net Income for such period, plus (a) without duplication and (other than clause (a)(vii) below) to the extent deducted (but not excluded or added back) in determining Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any unusual or non-recurring expenses, losses or charges for such period;

-21- provided that the aggregate of all cash amounts added-back to EBITDA pursuant to this clause (a)(iv) during any period of four (4) consecutive fiscal quarters of the Company, when taken together with the aggregate of all amounts added back to EBITDA pursuant to clause (a)(vii) below for such period, shall not exceed an amount equal to the greater of (x) $44,520,000 and (y) 12.0% of EBITDA for such period (calculated before giving effect to such add-backs), (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), (vi) transactions costs (including fees and premiums (x) related to the Loan Documents and related documents and the transactions contemplated thereby, (y) in connection with the issuance or offering of Equity Interests, acquisitions and similar investments, dispositions of any Person or all or substantially all of the assets or division or product line of any Person, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions (or any of the foregoing transactions that are proposed and not consummated) (in each case for this clause (y) to the extent permitted hereunder) and (z) related to any Permitted Bond Hedge Transactions, Permitted Convertible Notes, Permitted Warrant Transactions and related documents and the transactions contemplated thereby) and (vii) the amount of “run rate” cost savings, operating expense reductions, and expenses and cost synergies related to any Permitted Acquisition consummated after the Effective Date (without duplication of any amounts added back pursuant to clause (a)(iv) above or the definition of Pro Forma Basis in connection with any such transaction), in each case, projected by the Company in good faith to be realized within twelve (12) months after such Permitted Acquisition is consummated as a result of specified actions taken (or committed to be taken) in connection therewith (which “run rate” cost savings, operating expense reductions, and expenses and cost synergies shall be calculated on a pro forma basis as though “run rate” cost savings, operating expense reductions, and expenses and cost synergies had been realized on the first day of the period for which EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that such “run rate” cost savings, operating expense reductions, and expenses and cost synergies are reasonably identifiable and reasonably expected and factually supportable (in the good faith determination of the Company); provided further that the aggregate of all amounts added-back to EBITDA pursuant to this clause (a)(vii) during any period of four (4) consecutive fiscal quarters of the Company, when taken together with the aggregate of all cash amounts added back to EBITDA pursuant to clause (a)(iv) above for such period, shall not exceed an amount equal to the greater of (x) $44,520,000 and (y) 12.0% of EBITDA for such period (calculated before giving effect to such add-backs), minus (b) without duplication and to the extent included in Net Income for such period, the sum of (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any unusual or non-recurring gains or income and any non-cash gains or items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, and plus (or minus) adjustments for acquisitions and dispositions as set forth in the definition of “Pro Forma Basis”. “ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

-22- “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). “Effective Yield” means, as to any Incremental Facility, Incremental Equivalent Debt or any other Indebtedness, the all-in yield on such Incremental Facility, Incremental Equivalent Debt or other Indebtedness in the reasonable determination of the Administrative Agent in consultation with Lippert and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors, or similar devices and all fees, including upfront or similar fees or original issue discount (provided that original issue discount and upfront fees shall be amortized over the shorter of (1) the remaining Weighted Average Life to Maturity of such Incremental Facility, Incremental Equivalent Debt or other Indebtedness and (2) the four (4) years following the date of incurrence thereof) payable generally to Lenders or other Persons providing such Incremental Facility, Incremental Equivalent Debt or other Indebtedness, but excluding any arrangement, underwriting, structuring, unused line, consent, amendment, ticking and commitment fees and other fees payable in connection therewith that are not generally paid ratably to all relevant Lenders and other Persons providing such Incremental Facility, Incremental Equivalent Debt or other Indebtedness. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

-23- “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate two (2) TARGET Days prior to the commencement of such Interest Period. “EURIBOR Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time on such date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers. “Euro” and “€” mean the single currency of the Participating Member States. “Event of Default” has the meaning assigned to such term in Section 7.01. “Excess Cash Flow” means, for any fiscal year of the Company, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, the difference of: (a) the sum, without duplication, of: (i) Net Income for such period; plus (ii) an amount equal to the amount of all non-cash charges and expenses (including depreciation and amortization) to the extent deducted or excluded in arriving at such Net Income, but

-24- excluding any such non-cash charges or expenses representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period; plus (iii) decreases in Working Capital for such period; plus (iv) an amount equal to the aggregate non-cash loss on Dispositions by the Company and its Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted or excluded in arriving at such Net Income; plus (v) the amount deducted or excluded as tax expense in determining such Net Income to the extent in excess of cash taxes paid or payable in respect of such period; plus (vi) cash receipts in respect of Swap Agreements during such fiscal year to the extent not otherwise included in such Net Income; minus (b) the sum, without duplication; of: (i) an amount equal to the amount of all non-cash gains or credits included in arriving at such Net Income (but excluding any non-cash gains or credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above); plus (ii) the amount of Capital Expenditures made in cash during such period by the Company or its Subsidiaries to the extent financed with Internally Generated Cash (but excluding any Capital Expenditures financed with or in reliance on clause (ii) of the Available Amount); plus (iii) the aggregate amount of all cash principal payments of Indebtedness of the Company and its Subsidiaries made during such period, including any premium, make whole or penalty payments relating thereto (other than any (1) prepayments of any revolving indebtedness (including the Revolving Loans and Swingline Loans) unless and only to the extent the revolving commitments in respect thereof (including the Revolving Commitments, as applicable) are permanently and concurrently reduced by the amount of such payments), (2) Restricted Payments made to the Company, any Borrower or any other Loan Party, and (3) payments of any Restricted Debt that are not permitted under Section 6.14)), in each case, so long as (A) such payments have not been deducted from any required mandatory prepayment pursuant to Section 2.11(f) made during such period, (B) such payments have not been financed with or in reliance on clause (ii) of the Available Amount and (C) to the extent financed with Internally Generated Cash; plus (iv) an amount equal to the aggregate non-cash gain on Dispositions by the Company and its Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Net Income; plus (v) increases in Working Capital for such period; plus (vi) the amount of cash taxes paid in such period, to the extent they exceed the amount of tax expense deducted or excluded in determining Net Income for such period; plus (vii) cash expenditures in respect of Swap Agreements during such fiscal year to the extent not deducted or excluded in arriving at such Net Income.

-25- “Excluded Account” means (a) any deposit account, securities account or commodities account that is (i) used exclusively for the purpose of funding payroll, employee benefits, withholding taxes, or other fiduciary obligations of a Loan Party, (ii) a zero balance account, or (iii) an escrow account, trust account or otherwise maintained solely for the benefit of third parties as cash collateral for obligations owing to such third parties or to establish or maintain escrow amounts for third-parties pursuant to transactions permitted hereunder, (b) deposit, securities or commodities accounts that have balances of no more than $500,000 (individually for any such account) or $3,000,000 (in the aggregate for all such accounts), in each case, for any period of 30 consecutive days, (c) any deposit accounts that exclusively hold proceeds of any Indebtedness permitted hereunder that is incurred in connection with the NMTC and in compliance with the NMTC Program Requirements (or any similar government supported Indebtedness program) or secure any such Indebtedness, and (d) any deposit account, securities account or commodities accounts not located in the United States of America, in each case, that is permitted hereunder. “Excluded Property” means: (i) any fee simple or leasehold interest in any real property of any Loan Party; (ii) property and assets to the extent that the Collateral Agent may not validly possess a security interest therein under, or such security interest is restricted by, applicable laws or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization that has not been obtained, in each case, other than proceeds thereof and other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition; (iii) assets of and equity interests in any Person (other than a Loan Party or a Wholly-Owned Subsidiary) to the extent a security interest is not permitted to be granted by the terms of such Person’s organizational documents or joint venture documents, in each case, to the extent such prohibition (A) is not rendered unenforceable pursuant to the UCC or other applicable law notwithstanding such prohibition, (B) was in effect as of the Effective Date or at the time such Person became a Subsidiary and (C) was not effected solely for the purpose of avoiding the requirements of the Loan Documents; (iv) leases, licenses or permits or agreements to the extent that, and so long as, a grant of a security interest therein, or in the property or assets that secure the underlying obligations with respect thereto (A) is prohibited by applicable law, other than to the extent such prohibition is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition, or (B) would violate or invalidate such lease, license, permit or agreement, or create a right of termination in favor of, or require the consent of, any other party thereto (other than the Company or any of its Subsidiaries or any Affiliate thereof) that has not been obtained (in each case, after giving effect to the relevant provisions of the UCC or other applicable laws), in each case, other than the proceeds thereof, and only to the extent that and for so long as such limitation on such pledge or security interest is otherwise permitted under the Loan Documents; (v) governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Collateral Agent may not validly possess a security interest therein under, or such security interest is restricted by, applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization that has not been obtained, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition (but excluding proceeds of any such governmental license or other property or asset), or otherwise require consent thereunder (after giving effect to the applicable anti- assignment provisions of the UCC or other applicable law);

-26- (vi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (vii) Excluded Accounts; (viii) Margin Stock; (ix) any Equity Interests in any Immaterial Subsidiary that is not a Loan Party; (x) (A) letter of credit rights with a value of less than $20,000,000 (individually or in the aggregate) (other than to the extent the security interest in such letter of credit right may be perfected by the filing of UCC financing statements) and (B) commercial tort claims with a value of less than $20,000,000 (individually or in the aggregate); (xi) (A) except as set forth below with respect to the Equity Interests of Foreign Borrowers, any assets (including intellectual property) located in any jurisdiction other than the United States, any state thereof or the District of Columbia, (B) except as set forth below with respect to the Equity Interests of Foreign Borrowers, any Equity Interests of Foreign Subsidiaries and (C) any Equity Interests of any CFC Holding Company; (xii) in the case of the Equity Interests in a Foreign Borrower, more than 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (A) would not reasonably be expected to cause the undistributed earnings of such Foreign Borrower as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Borrower’s United States parent and (B) would not reasonably be expected to cause any material adverse tax consequences to the Borrowers or any other Loan Party) of the issued and outstanding shares of Equity Interests of such Foreign Borrower entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) (it being understood and agreed that the Collateral shall include 100% of the issued and outstanding shares of Equity Interests of a Foreign Borrower not entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) or other Equity Interests of such Foreign Borrower); (xiii) rolling stock, motor vehicles, vessels and other assets covered by a certificate of title (other than to the extent a Lien thereon can be perfected by the filing of a UCC financing statement); (xiv) assets to the extent the granting of a security interest in such assets to secure the Obligations would result in adverse tax consequences as reasonably determined, in writing, by Lippert and the Administrative Agent; and (xv) other assets if, and for so long as, in each case, reasonably agreed by the Administrative Agent, the cost of creating or perfecting such pledges or security interests in such assets exceed the practical benefits to be obtained by the Lenders therefrom. Notwithstanding the foregoing, “Excluded Property” shall not include proceeds, substitutions or replacements of any Excluded Property unless such proceeds, substitutions or replacements would independently constitute Excluded Property. “Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under

-27- the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Company under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA. “Existing Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of December 14, 2018, among the Borrowers, the Company, each of the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent, as amended or otherwise modified prior to the date hereof. “Existing Letters of Credit” means those letters of credit issued for the account of Lippert pursuant to the Existing Credit Agreement, which letters of credit are more particularly described on Schedule 2.06. “Existing RC Maturity Date” has the meaning assigned to such term in Section 2.21. “Extending RC Lender” has the meaning assigned to such term in Section 2.21. “Extending Term Lender” has the meaning assigned to such term in Section 2.21. “Extension Minimum Condition” means, with respect to any Extended Term Loans, a condition to consummating any such extension that a minimum amount (to be determined and specified in the relevant Extension Request, in Lippert’s sole discretion) of any or all applicable classes of Term Loans be submitted for extension. “Extension Request” means, with respect to any Facility, a written request from Lippert to the Administrative Agent requesting an extension of the applicable Maturity Date pursuant to Section 2.21. “Facility” means, when referring to any facility of commitments and related loans hereunder, shall mean, (i) the initial Revolving Loans and Revolving Commitments (and including Swingline Loans and Letters of Credit), (ii) the Term Loans and the Term Loan Commitments, (iii) any facility of Refinancing Revolving Loans and Commitments resulting from a Refinancing Amendment, (iv) any facility of Refinancing Term Loans resulting from a Refinancing Amendment, (v) any Incremental Term Loan

-28- Commitments or Incremental Term Loans and (vi) any facility resulting from an extension of the maturity of all or a portion of any then-existing Facility of commitments and related loans hereunder. “Fair Market Value” means at any time and with respect to any property, the sale value of such property that would reasonably be estimated to be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell) as determined by the Company or the relevant Subsidiary in good faith. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company. “First Lien Net Leverage Ratio” means, on any date, the ratio of (a) the difference of (i) Consolidated Indebtedness on such date that is outstanding under the Loan Documents or that is Pari Passu Lien Debt, minus (ii) Unrestricted Cash on such date in an aggregate amount not to exceed $175,000,000 to (b) Applicable EBITDA, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. “Fitch” means Fitch Ratings Inc. “Flood Insurance Requirements” means the Administrative Agent has received evidence indicating whether the improvements or any part thereof on any real property required to be subject to a Lien in favor of the Collateral Agent are or will be located within a “Special Flood Hazard Area” as designated on maps prepared by the Federal Emergency Management Agency, and, if so, a flood notification form signed by the Company and evidence that a flood insurance policy or policies are in place for such improvements on the property and contents or other Collateral, as applicable, all in form, substance and amount satisfactory to the Administrative Agent and at a minimum in compliance with applicable Flood Laws. “Flood Laws” means the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Act of 2012, as such statutes may be amended or re-codified from time to time, any substitutions, any regulations promulgated under such Flood Laws, and all other legal requirements relating to flood insurance. “Floor” means the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to

-29- the Term SOFR Rate, Daily Simple SOFR, Adjusted EURIBOR Rate, AUD Rate, each Daily Simple RFR, Term CORRA, the Central Bank Rate or the Canadian Prime Rate, as applicable. For the avoidance of doubt, the Floor as of the Effective Date for each of the Term SOFR Rate, Daily Simple SOFR, Adjusted EURIBOR Rate, AUD Rate, each Daily Simple RFR, Term CORRA, the Central Bank Rate and the Canadian Prime Rate shall be zero. “Foreign Borrower” shall have the meaning set forth in Section 1.07, and shall include each Dutch Borrower and each other Person joined to this Agreement as a Foreign Borrower. “Foreign Borrower Sublimit” means an amount equal to $400,000,000. “Foreign Lender” means (a) with respect to a Borrower that is a U.S. Person, a Lender that is not a U.S. Person, and (b) with respect to a Borrower that is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “GAAP” means generally accepted accounting principles in the United States of America or the Netherlands, as applicable. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that (i) the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business and (ii) the amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. “Guarantee Agreements” means, collectively, the Company Guarantee and the Subsidiary Guarantee. “Guarantor” means each of (i) the Company, (ii) each Person listed on Schedule 2.01C hereto and identified as a Guarantor as of the Effective Date, and (iii) each Person that becomes a Guarantor pursuant to Section 5.10. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or

-30- asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Immaterial Subsidiary” means, as of any date of determination, any Subsidiary (together with its Subsidiaries) (i) whose revenues as of the end of the most recent fiscal quarter of the Company, for the period of four (4) consecutive fiscal quarters then ended, for which financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), constitute less than 5.0% of the total consolidated revenues of the Company and its Subsidiaries for such period and (ii) which contributed less than 5.0% of Consolidated Total Assets as of the end of such most recent fiscal quarter; provided that, if at any time the aggregate amount of total consolidated revenues of the Company and its Subsidiaries or Consolidated Total Assets, in each case, attributable to all Subsidiaries that are Immaterial Subsidiaries exceeds 20.0% of total consolidated revenues of the Company and its Subsidiaries for any such period or 20.0% of Consolidated Total Assets as of the end of any such fiscal quarter, as applicable, the Company shall designate sufficient Subsidiaries as not being “Immaterial Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement not constitute Immaterial Subsidiaries; provided further that in the absence of such designation by the Company, all such Subsidiaries shall be deemed not to be “Immaterial Subsidiaries”. “Incremental Equivalent Debt” means any Indebtedness (or commitments in respect of Indebtedness) consisting of one or more notes, term loans and/or delayed draw term loan facilities (whether Pari Passu Lien Debt, Junior Lien Debt or unsecured) issued or incurred by Lippert in lieu of Incremental Facilities pursuant to a loan agreement, credit agreement or otherwise, and all in accordance with Section 2.23. “Incremental Facility” means any Incremental Revolving Commitments or tranche of Incremental Term Loans or Incremental Term Loan Commitments incurred in accordance with Section 2.04. “Incremental Facility Amendment” has the meaning assigned to such term in Section 2.04. “Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.04. “Incremental Term Loan” has the meaning assigned to such term in Section 2.04. “Incremental Term Loan Commitment” has the meaning assigned to such term in Section 2.04. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accrued expenses and current accounts payable incurred in the ordinary course of business and (ii) liabilities associated with customer prepayments and deposits arising in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of such Indebtedness which has not been assumed by such Person shall be the lesser of (i) the amount of such obligation and (ii) the Fair Market Value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of

-31- letters of credit and letters of guaranty (other than performance guaranties and bank guarantees unless presented for payment), (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Disqualified Stock of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and, for the avoidance of doubt, shall exclude any Indebtedness under any Permitted Bond Hedge Transactions and Permitted Warrant Transactions. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes. “Indemnitee” has the meaning assigned to it in Section 9.03(b). “Ineligible Institution” has the meaning assigned to it in Section 9.04(b). “Information” has the meaning assigned to it in Section 9.12. “Inside Maturity Exception” means any Incremental Term Loan, Incremental Term Loan Commitment, Incremental Equivalent Debt or other Indebtedness that is designated by Lippert as being issued or incurred pursuant to this provision; provided that such Incremental Term Loan, Incremental Term Loan Commitment, Incremental Equivalent Debt or other Indebtedness, as applicable, constitutes a customary bridge financing, a customary escrow or other similar arrangement, the terms of which (a) provide for automatic extension of the maturity date thereof to a date that is not earlier than the Latest Maturity Date and (b) following such automatic extension, result in such Incremental Facility, Incremental Equivalent Debt or other Indebtedness having a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the outstanding Term Loans and any other tranche of outstanding Incremental Term Loans or Incremental Term Loan Commitments, in each case, as in effect at the time of such automatic extension; provided further that the aggregate outstanding amount of all Incremental Term Loans, Incremental Term Loan Commitments, Incremental Equivalent Debt and other Indebtedness subject to the Inside Maturity Exception shall not at any time exceed the greater of $92,750,000 and 25.0% of Applicable EBITDA. “Intercompany Debt Subordination Agreement” means that certain Subordination Agreement dated as of the Effective Date among the Loan Parties and Subsidiaries in favor of the Administrative Agent. “Intercreditor Agreement” means, at any time with respect to any Incremental Facility, Incremental Equivalent Debt or other Indebtedness (including Subordinated Indebtedness), any customary intercreditor or subordination arrangement applicable thereto and reasonably acceptable to Lippert and the Required Lenders, in each case, to the extent in effect. “Interest Coverage Ratio” means, for any period of four (4) consecutive fiscal quarters of the Company, the ratio of (a) EBITDA for such period to (b) cash Consolidated Interest Expense for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. “Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form approved by the Administrative Agent and separately provided to the Borrowers.

-32- “Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) or any CBR Loan, the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), and the applicable Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period, and the applicable Maturity Date, and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving Credit Maturity Date. “Interest Period” means (x) with respect to any Term Benchmark Borrowing denominated in Dollars, Australian Dollars or Euros, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter, as the applicable Borrower may elect (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for such Agreed Currency) and (y) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1) or three (3) months thereafter, as the applicable Borrower may elect (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for Canadian Dollars); provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Term Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing (other than a Swingline Loan), thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Internally Generated Cash” means cash of the Company and its Subsidiaries not constituting proceeds of (a) the issuance of (or contributions or distributions in respect of) Equity Interests of any Person, (b) the incurrence or issuance of Indebtedness, (c) Dispositions not in the ordinary course of business or (d) Dispositions to the Company or any of its Subsidiaries. “IR/FX Protection Merchant” means a Lender or an Affiliate of a Lender (or Person that was a Lender or Affiliate of a Lender at the time it entered into such IR/FX Hedging Agreement), or other financial institution which provides IR/FX Hedging Agreements to a Loan Party or any Subsidiary thereof for interest rate or foreign exchange rate protection. “IR/FX Hedging Agreement” means a Swap Agreement between a Loan Party or any Subsidiary thereof and an IR/FX Protection Merchant which provides for interest rate or foreign exchange rate protection. “IRS” means the United States Internal Revenue Service. “Issuing Bank” means, individually and collectively, each of (a) JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), (b) Wells Fargo Bank, National Association, (c) Bank of

-33- America, N.A., (d) BMO Bank N.A., (e) Truist Bank and (f) any other Revolving Lender that agrees to act as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto. “Junior Lien Debt” means, at any time, any Incremental Facility, Incremental Equivalent Debt or other Indebtedness at such time that is secured by a Lien on all or any portion of the Collateral that has a priority that is contractually junior to the Liens on such Collateral that secure the Obligations. “Latest Maturity Date” means, at any date of determination, the latest of (a) the Revolving Credit Maturity Date, (b) the Term Loan Maturity Date and (c) the latest Maturity Date applicable to any of the other Facilities hereunder, in each case then in effect on such date. “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time. “LCI Industries B.V.” means LCI Industries B.V., a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid) having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch Trade Register (Kamer van Koophandel) under number 70655421. “LCT Election” has the meaning set forth in Section 1.08. “LCT Test Date” has the meaning set forth in Section 1.08. “Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary. “Lender” means any Person listed on Schedule 2.01A (or, if the Commitments of the applicable Class have terminated or expired, a Person holding Credit Exposure) and any other Person that shall have become a Lender party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a Lender party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks. “Lending Office” has the meaning assigned to it in Section 2.07(c). “Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit. A Letter of Credit may be issued in Dollars or an Alternative Currency. “Letter of Credit Agreement” has the meaning assigned to it in Section 2.06(b).

-34- “Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and Lippert, with notice provided to the Administrative Agent. As of the Effective Date, the aggregate Letter of Credit Commitment is $50,000,000. “Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Limited Condition Transaction” means any Permitted Acquisition or any other investment permitted by this Agreement that the Company or one or more of its Subsidiaries is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) and whose consummation is not conditioned on the availability of, or on obtaining, third party financing; provided that, in the event the consummation of any such Permitted Acquisition or other investment shall not have occurred within one hundred twenty (120) days following the signing of the applicable contractual commitment, such Permitted Acquisition or other investment shall no longer constitute a Limited Condition Transaction for any purpose. “Lippert” means Lippert Components, Inc., a Delaware corporation. “Loan Documents” means this Agreement, the Notes or any other promissory notes delivered pursuant hereto, the Guarantee Agreements, each Collateral Document, the Intercompany Debt Subordination Agreement, each Intercreditor Agreement, any applications heretofore or hereafter made in respect of the Letter of Credit and any agreements between any Borrower and the applicable Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrowers and an Issuing Bank in connection with the issuance of Letters of Credit, and any instruments or agreements executed and delivered pursuant to or in connection with any of the foregoing, in each case as supplemented, amended, restated or modified from time to time, and any document, instrument, or agreement supplementing, amending, restating or modifying, or waiving any provision of, any of the foregoing, and including all appendices, exhibits or schedules thereto. “Loan Party” means each Borrower and each Guarantor. “Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including Swingline Loans. “Local Time” means with respect to any extensions of credit denominated in any Alternative Currency, the local time in the place of settlement for such Alternative Currency or in such other location as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to

-35- be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Long-Term Debt” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability. “Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable. “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its Obligations, (c) the validity or enforceability of this Agreement or any of the other Loan Documents or (d) the Collateral or the Collateral Agent’s Liens (on behalf of itself and the other Secured Parties) on the Collateral or the priority of such Liens. “Material Assets” means, as of any date of determination, long-term operating assets owned by the Loan Parties that, as of the date of determination, are material to the business and operations of the Loan Parties, taken as a whole, as of the date of determination (as determined in good faith by the Company). “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in a principal amount exceeding $75,000,000 in the aggregate. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time. “Material Intellectual Property” means, as of any date of determination, any intellectual property that is material to the operation of the business of the Loan Parties, taken as a whole, as of the date of determination (as determined in good faith by the Company). “Material Subsidiary” means any Wholly-Owned Domestic Subsidiary that is not an Immaterial Subsidiary. “Maturity Date” means the Revolving Credit Maturity Date, the Term Loan Maturity Date or the maturity date of any new Class of loans or commitments established pursuant to Section 2.04, 2.21 and/or 2.22, as applicable; provided, however, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day. “Maximum Rate” has the meaning assigned to it in Section 9.14. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Income” means, for any period, the consolidated net income (or loss) determined for the Company and its Subsidiaries for such period, on a consolidated basis, in accordance with GAAP. “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when

-36- received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of- pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding or taking by eminent domain), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer). “New Permitted Convertible Notes” has the meaning assigned to such term in Section 4.01(l). “New Subsidiary” has the meaning assigned to such term in Section 5.10. “NMTC” means the New Markets Tax Credit Program administered by the Community Development Financial Institutions Fund under the U.S. Department of the Treasury. “NMTC Program Requirements” means, collectively, the provisions of Section 45D of the Code or any provisions of subsequent federal revenue laws and all federal regulations promulgated thereunder. “Non-Extending RC Lender” has the meaning assigned to such term in Section 2.21. “Non-Extension Notice Date” has the meaning assigned to such term in Section 2.06(c). "Non-Guarantor Foreign Borrower" means any Foreign Borrower who is not also a Guarantor. “Not Otherwise Applied” means, with reference to any amount of proceeds of any sale or issuance of Equity Interests or any other transaction or event that is proposed to be applied to a particular use or transaction, that such amount has not previously been (and is not simultaneously being) applied for any other purposes under this Agreement and the other Loan Documents, other than that such particular use or transaction. “Note” means, as the context may require, either a Revolving Credit Note or a Term Loan Note. “Notice of Rejection” has the meaning set forth in Section 1.07. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org or any successor source. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

-37- “Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower or any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), individual or collective, joint or several, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding (including, without limiting the foregoing, the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees (including, without limitation, any Prepayment Premium), indemnities, expense reimbursements and other amounts payable by the Borrowers under any Loan Document) and (b) unless otherwise agreed upon in writing by each Lender, all Banking Services Obligations and all obligations of the Loan Parties and their Subsidiaries, monetary or otherwise, under each IR/FX Hedging Agreement with a Lender or an Affiliate of a Lender (or Person that was a Lender or Affiliate of a Lender at the time it entered into such IR/FX Hedging Agreement). Notwithstanding the foregoing, the definition of ‘Obligations’ shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19). “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation. “Paid in Full” or “Payment in Full” means, (i) the payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such

-38- Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent and the applicable Issuing Banks, in an amount equal to 105% of the LC Exposure as of the date of such payment), (iii) the payment in full in cash of the accrued and unpaid fees (including the applicable Prepayment Premium, if any), (iv) the payment in full in cash of all reimbursable expenses and other Obligations (other than contingent indemnity obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (v) the termination of all Commitments, and (vi) the termination of the IR/FX Hedging Agreements with a Lender or an Affiliate of a Lender (or Person that was a Lender or Affiliate of a Lender at the time it entered into such IR/FX Hedging Agreement) and the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto. “Pari Passu Lien Debt” means, at any time, any Incremental Facility, Incremental Equivalent Debt or other Indebtedness (in each case other than Junior Lien Debt) at such time that is secured by Liens on all or any portion of the Collateral that is pari passu in priority with the Liens on the Collateral that secure the Obligations. For the avoidance of doubt, “Pari Passu Lien Debt” includes the Term Loans made on the Effective Date and the Revolving Loans. “Participant” has the meaning assigned to such term in Section 9.04(c). “Participant Register” has the meaning assigned to such term in Section 9.04(c). “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Party” has the meaning assigned to such term in Section 2.17(h). “Patriot Act” has the meaning assigned to it in Section 9.16. “Payment” has the meaning assigned to it in Section 8.06(c). “Payment Notice” has the meaning assigned to it in Section 8.06(c). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”. “Permitted Acquisition” has the meaning assigned to such term in Section 6.05(e). “Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock purchased by the Company in connection with the issuance of any Permitted Convertible Notes; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Permitted Convertible Notes issued in connection with the Permitted Bond Hedge Transaction. “Permitted Convertible Notes” means any unsecured notes issued by the Company and permitted at the time of issuance pursuant to Section 6.01 that are convertible into a fixed number (subject to

-39- customary anti-dilution adjustments, “make whole” increases and other customary changes thereto) of shares of common stock of the Company (or other Qualified Stock following a merger event or other change of the common stock of the Company), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other Qualified Stock); provided that the Indebtedness thereunder must satisfy each of the following conditions: (i) such Indebtedness is scheduled to mature after, and does not require any scheduled amortization or other scheduled payments of principal prior to the date that is 91 days after the Latest Maturity Date (or, solely in the case of the New Permitted Convertible Notes issued on or about the Effective Date (but excluding any refinancing or replacement thereof), March 1, 2030) as of the date such Indebtedness is issued (it being understood that neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or other fundamental change nor (y) any early conversion of, or any satisfaction of a condition to conversion of, any Permitted Convertible Notes in accordance with the terms thereof, in either case, shall violate the foregoing restriction), (ii) such Indebtedness is not guaranteed by any Subsidiary of the Company other than a Loan Party and (iii) the terms, conditions and covenants of such Indebtedness must be customary for convertible Indebtedness of such type (as determined by the board of directors of the Company, or a committee thereof, in good faith). “Permitted Encumbrances” means: (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k); (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; (g) leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Subsidiary; (h) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

-40- (i) Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens only cover the related goods; and (k) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness. “Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or by any other foreign government of equal or better credit quality, in each case maturing within one year from the date of acquisition thereof; (b) obligations of any State of the United States of America or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating from S&P of AA or better, or from Moody’s of Aa2 or better and in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of A-2, P-2 or F2 or better from S&P, Moody’s or Fitch, respectively, or the equivalent rating by another nationally recognized credit rating agency; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and deposit accounts and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) or (b) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and (f) instruments equivalent to those referred to in clauses (b) and (c) above denominated in other currencies and comparable in credit quality and tenor to those referred to above and customarily used for short and medium term investment purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary in such jurisdictions.

-41- “Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock (whether settled in cash, shares or otherwise) sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Pounds Sterling” or “£” means lawful money of the United Kingdom from time to time. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Pre-Approved Jurisdiction” has the meaning set forth in Section 1.07. “Prepayment Event” means: (a) any sale, transfer or other Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party (other than a Foreign Borrower), other than Dispositions described in Section 6.04(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (l), (m), (o) or (q); provided that no such Disposition shall constitute a Prepayment Event during any fiscal year of the Company unless and until the aggregate amount of Net Proceeds from all such Dispositions during such fiscal year exceeds the greater of $40,000,000 and 10.0% of Applicable EBITDA; (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party (other than a Foreign Borrower) resulting in Net Proceeds; provided that no such event shall constitute a Prepayment Event during any fiscal year of the Company unless and until the aggregate amount of Net Proceeds from all such events during such fiscal year exceeds the greater of $40,000,000 and 10.0% of Applicable EBITDA; or (c) the incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02. “Prepayment Premium” has the meaning set forth in Section 2.12(e). “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Pro Forma Basis” means, for the determination of “EBITDA”, “Capital Expenditures”, “Consolidated Interest Expense”, “Consolidated Net Worth”, “Consolidated Total Assets”, “Immaterial Subsidiary”, the “First Lien Net Leverage Ratio”, the “Secured Net Leverage Ratio”, the “Total Net

-42- Leverage Ratio” and the “Interest Coverage Ratio” for any period of four (4) consecutive fiscal quarters of the Company in which (x) any Subsidiary is acquired by a Loan Party or a Subsidiary from a Person that was not an Affiliate of a Loan Party or a Subsidiary thereof, or any Disposition occurs of any Person that ceases to be a Subsidiary upon the consummation thereof or (y) the Company or any of its Subsidiaries consummates any transaction that requires any pro forma calculation as a condition thereto or in connection therewith under the terms of this Agreement: (a) EBITDA, Capital Expenditures, Consolidated Interest Expense, Consolidated New Worth, Consolidated Total Assets, Immaterial Subsidiary, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio, in each case, shall be calculated, to the extent practicable, on a pro forma basis giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the Disposition of assets or other transaction, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with (but without giving effect to any “management’s adjustments” under) Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a senior financial officer of the Company) as if such acquisition or such disposition or other transaction had occurred on the first day of such period, but in all cases subject to the applicable terms and conditions (including any caps or other limitations) set forth in the definition of EBITDA and any defined terms used therein; (b) all Indebtedness incurred, assumed or repaid (or to be incurred, assumed or repaid) in connection with all such transactions referred to in clause (a) (i) was incurred, assumed or repaid on the first day of such period, as the case may be, and (ii) if incurred, was outstanding in full at all times during such period and had in effect at all times during such period (or any portion of such period during which such Indebtedness was not actually outstanding) an interest rate equal to the interest rate in effect on the date of the actual incurrence thereof (regardless of whether such interest rate is a floating rate or would otherwise change over time by reference to a formula or for any other reason); (c) on any date other than the last day of a fiscal quarter, (i) subject to the following clause (d), Consolidated Indebtedness of the Company and its Subsidiaries and the aggregate amount of Unrestricted Cash of the Company and its Subsidiaries shall each be calculated as of the date of such calculation after giving pro forma effect to any transactions occurring on such date and (ii) each other amount shall be calculated based on the financial statements for the most recent period of four (4) consecutive fiscal quarters of the Company ended on or most recently prior to such time of calculation for which financial statements have been delivered (or are required to have been delivered) to the Administrative Agent pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), but reformulated as if such issuance or incurrence of Indebtedness, Restricted Payment, Restricted Debt Payment, investment, acquisition, Disposition or other transaction, and all other issuances and incurrences of Indebtedness, Restricted Payments, Restricted Debt Payments, investments, acquisitions and Dispositions that have been consummated during the period, and any Indebtedness or other liabilities incurred or assumed in connection with any such transaction, had been consummated and incurred at the beginning of such period; (d) to the extent any Incremental Facility, Incremental Equivalent Debt or other Indebtedness is incurred, issued or assumed in connection with any transaction permitted hereunder, any pro forma determination of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio or compliance with the financial covenants, in each case, required to be made under this Agreement in connection with such transaction shall be made without including the proceeds of such incurred, issued or assumed Incremental Facility, Incremental Equivalent Debt or other Indebtedness as Unrestricted Cash; and (e) once a Delayed Draw Facility is tested for purposes of determining the Unlimited Incremental Amount or any other incurrence or ratio test under this Agreement that includes the First Lien Net Leverage Ratio, Secured Net Leverage Ratio and/or Total Net Leverage Ratio (either at time of incurrence or issuance or at time of drawdown), then the Unlimited Incremental Amount and such other incurrence and ratio tests under this Agreement that include the First Lien Net Leverage Ratio, Secured Net Leverage Ratio and/or the Total Net Leverage Ratio, as applicable, shall account for such Delayed Draw Facility at all times following such initial testing so long as such Delayed Draw Facility is in existence.

-43- “Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public-Sider” means a Lender whose representatives may trade in securities of the Company or its Controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Company under the terms of this Agreement. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 9.20. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified Stock” of any Person means Equity Interests of such Person other than Disqualified Stock of such Person. “Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable. “Reference Date” has the meaning specified in the definition of “Available Amount.” “Reference Time” with respect to any setting of the then-current Benchmark, means (a) if such Benchmark is Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is EURIBOR Rate, 11:00 a.m. (Brussels time) two (2) TARGET Days preceding the date of such setting, (c) if such Benchmark is Term CORRA, 1:00 p.m. (Toronto time) on the date that is two (2) Business Days preceding the date of such setting, (d) if such Benchmark is AUD Rate, 11:00 a.m. (Sydney, Australia time) on the date of such setting, (e) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to such setting, (f) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four (4) U.S. Government Securities Business Days prior to such setting, (g) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to Term CORRA, the RFR for such Benchmark is Daily Simple CORRA, then four (4) RFR Business Days prior to such setting and (h) if such Benchmark is none of Term SOFR Rate, EURIBOR Rate, Term CORRA, AUD Rate, SONIA, Daily Simple SOFR or Daily Simple CORRA, the time determined by the Administrative Agent in its reasonable discretion. “Refinancing Amendment” means an amendment to, or amendment and restatement of, this Agreement executed by each of (a) the Borrowers in respect of the applicable Refinancing Term Loans, Refinancing Revolving Commitments or Refinancing Revolving Loans, (b) the Administrative Agent and, to the extent of any Refinancing Revolving Commitments or Refinancing Revolving Loans, the Swingline Lender and each Issuing Bank, (c) each Additional Refinancing Lender and (d) each Lender that agrees to

-44- provide any portion of any Refinancing Term Loans, Refinancing Revolving Commitments or Refinancing Revolving Loans incurred pursuant thereto, in accordance with Section 2.22. “Refinancing Revolving Commitments” means one or more Facilities of revolving commitments hereunder that result from a Refinancing Amendment. “Refinancing Revolving Loans” means one or more Facilities of revolving loans that result from a Refinancing Amendment. “Refinancing Term Loans” means one or more Facilities of term loans hereunder that result from a Refinancing Amendment. “Register” has the meaning assigned to such term in Section 9.04(b). “Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives, employees, agents and advisors of such Person and such Person’s Affiliates. “Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iv) with respect to a Benchmark Replacement in respect of Loan denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof. “Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA, (iv) with respect to any Term Benchmark Borrowing denominated in

-45- Australian Dollars, the AUD Rate, (v) with respect to any RFR Loan denominated in Dollars, the Daily Simple SOFR and (vi) with respect to any RFR Loan denominated in Pounds Sterling or Canadian Dollars, the applicable Daily Simple RFR, in each case, as applicable. “Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Screen Rate, and (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Screen Rate. “Repricing Transaction” means any prepayment, repayment, refinancing, substitution or replacement (by extension or otherwise) of all or any portion of the Term Loans substantially concurrently with the incurrence or issuance by the Company or any of its Subsidiaries of any Incremental Facility, Incremental Equivalent Debt or other Indebtedness, in each case, having an Effective Yield at the time of incurrence or issuance thereof (with the comparative determinations to be made by the Administrative Agent in good faith and in consultation with Lippert consistent with generally accepted financial practices) that is less than the Effective Yield of such Term Loans at the time of incurrence or issuance thereof (including, without limitation, as may be effected through any Credit Agreement Refinancing Indebtedness or extension effected pursuant to Section 2.21 or any amendment, amendment and restatement, waiver or other modification to the Loan Documents); provided that, notwithstanding the foregoing, any such transaction consummated in connection with any Change in Control transaction or any Transformative Acquisition shall not constitute a “Repricing Transaction”. “Required Lenders” means, subject to Section 2.20: (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.02 or the Commitments terminating or expiring, Lenders having Credit Exposures and Unfunded Revolving Commitments representing more than 50% of the sum of the Aggregate Credit Exposure and aggregate Unfunded Revolving Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 7.02, the Unfunded Revolving Commitment of each Lender shall be deemed to be zero in determining the Required Lenders; and (b) for all purposes after the Loans become due and payable pursuant to Section 7.02 or the Commitments expire or terminate, Lenders having Credit Exposures representing more than 50% of the sum of the Aggregate Credit Exposure at such time; provided that, in the case of clauses (a) and (b) above, (i) the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Revolving Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount, (ii) unfunded amounts in respect of any delayed draw Incremental Term Loan or Incremental Term Loan Commitment shall not be included in any determination of “Required Lenders” and (iii) any Commitment or Credit Exposure held by the Company or any Affiliate thereof shall be disregarded in any determination of “Required Lenders”. “Required Revolving Lenders” means, subject to Section 2.20: (a) at any time prior to the earlier of the Revolving Loans becoming due and payable pursuant to Section 7.02 or the Revolving Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Revolving Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and aggregate Unfunded Revolving Commitments at such time; and (b) for all purposes after the Revolving Loans become due and payable pursuant to Section 7.02 or the Revolving Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposure at such time; provided that, at any time there are two (2) or more unaffiliated Revolving Lenders, Required Revolving Lenders shall include at least two (2) unaffiliated Revolving Lenders;

-46- provided, further, that, in the case of clauses (a) and (b) above, (i) the Revolving Credit Exposure of any Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Revolving Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (ii) any Commitment or Credit Exposure held by the Company or any Affiliate thereof shall be disregarded in any determination of “Required Revolving Lenders”. “Required Term Lenders” means Lenders having Term Loans representing more than 50% of the Total Term Loan Credit Exposure. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the president, or Financial Officer or other executive officer of the applicable Borrower. “Restricted Debt” means any Junior Lien Debt, Subordinated Indebtedness, Disqualified Stock or unsecured Indebtedness of any Person. “Restricted Debt Payment” has the meaning set forth in Section 6.14. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of a Loan Party or any Subsidiary of a Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests. “Returns” means, with respect to any investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a Disposition or otherwise) and any other amount received or realized in respect thereof. “Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto. “Revolving Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name as a “Revolving Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving Commitment pursuant to the terms hereof, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) any increase in such amount from time to time pursuant to Section 2.04; provided, that at no time shall the Revolving Credit Exposure of any Lender exceed its Revolving Commitment. The initial aggregate amount of the Lenders’ Revolving Commitments is $600,000,000. “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the Dollar Equivalent of the aggregate outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and its Swingline Exposure at such time.

-47- “Revolving Credit Maturity Date” means the earliest of (a) March 25, 2030 (if the same is a Business Day, or if not then the immediately next preceding Business Day), (b) such date that is 91 days prior to the scheduled maturity date of any New Permitted Convertible Note outstanding at any time (if the same is a Business Day, or if not then the immediately next preceding Business Day) and (c) the date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof. “Revolving Credit Note” means a promissory note of a Borrower requested by any Revolving Lender pursuant to Section 2.10(f) that is payable to any Revolving Lender evidencing the Revolving Loans held by such Lender. “Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure. “Revolving Loan” means a Loan made pursuant to Section 2.03. “RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA, or (b) Dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR, and (c) Canadian Dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA), Daily Simple CORRA. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing. “RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, (b) Dollars, a U.S. Government Securities Business Day and (c) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto, Ontario are authorized or required by law to remain closed. “RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”. “RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR or Daily Simple SOFR, as applicable. “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Kherson and Zaporizhzhia Regions of Ukraine, Cuba, Iran, North Korea and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, the government of Canada (including, without limitation, Foreign Affairs, Trade and Development Canada and Public Safety Canada) or other relevant sanctions authority, (b) any Person operating, organized, located or resident in a Sanctioned Country, (c) any Person

-48- owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders), or (d) any Person otherwise the subject or target of any Sanctions. “Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, the government of Canada (including, without limitation, Foreign Affairs, Trade and Development Canada and Public Safety Canada) or other relevant sanctions authority. “SEC” means the Securities and Exchange Commission of the United States of America. “Secured Net Leverage Ratio” means, on any date, the ratio of (a) the difference of (i) Consolidated Indebtedness on such date that is secured by a Lien on any assets of the Company or its Subsidiaries, minus (ii) Unrestricted Cash on such date in an aggregate amount not to exceed $175,000,000 to (b) Applicable EBITDA, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. “Secured Parties” means the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Banks, any provider of Banking Services, any IR/FX Protection Merchant that is a Lender or an Affiliate of a Lender (or Person that was a Lender or Affiliate of a Lender at the time it entered into such IR/FX Hedging Agreement), the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and the successors and assigns of each of the foregoing. “Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Collateral Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time. “SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that

-49- will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “Specified Default” means a Default or Event of Default under any of Sections 7.01(a), (b), (h) or (i). “Specified Reorganization” means, so long as no Event of Default then exists or would result therefrom, any Disposition or contribution of the Equity Interests of Trend Marine Products Limited in one transaction or a series of related transactions that ultimately results in Trend Marine Products Limited being a Subsidiary of Lewmar Ltd. instead of a Subsidiary of LCI Industries B.V. “Specified Representations” means the representations and warranties in respect of the Loan Parties made pursuant to Sections 3.01, 3.02, 3.03(b) (solely as it relates to the organizational documents of the Loan Parties), 3.08, 3.12, 3.15, 3.16, 3.17 (provided that any such representation or warranty relating to perfection of Liens shall be subject to customary “SunGard” or “limited conditionality” limitations for such representations and warranties), 3.24 and 3.26. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Subject Party” has the meaning assigned to such term in Section 2.17(h).

-50- “Subordinated Indebtedness” of a Person means any Incremental Facility, Incremental Equivalent Debt or other Indebtedness of such Person, the payment of which is subordinated to payment of all or any portion of the Obligations. “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent. “Subsidiary” means any subsidiary of the Company. “Subsidiary Guarantee” means the Guarantee Agreement, dated as of the Effective Date (as amended, restated, supplemented or otherwise modified from time to time), among the Loan Parties (other than the Company) and the Administrative Agent. “Subsidiary Guarantor” means any Guarantor other than the Company or a Borrower. “Supported QFC” has the meaning assigned to it in Section 9.20. “Supplier” has the meaning assigned to such term in Section 2.17(h). “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement. “Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder. “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by such Lender in its capacity as a Swingline Lender that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.20 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans. “Swingline Lender” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as lender of Swingline Loans hereunder. Any consent required of the

-51- Administrative Agent or JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by JPMorgan Chase Bank, N.A. in its capacity as Administrative Agent or an Issuing Bank shall be deemed given by JPMorgan Chase Bank, N.A. in its capacity as Swingline Lender as well. “Swingline Loan” means a Loan made pursuant to Section 2.05. “T2” means the real time gross settlement system operated by the Eurosystem, or any successor system. “TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate, the Adjusted EURIBOR Rate, the Term CORRA or the AUD Rate. “Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any Interest Period, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided that, if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day; provided further that if Term CORRA shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor. “Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator. “Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term CORRA Reelection Event. “Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term CORRA. “Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

-52- “Term Lender” means a Lender having a Term Loan Commitment or an outstanding Term Loan. “Term Loan” means a Loan made pursuant to Section 2.01(b). “Term Loan Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name as a “Term Loan Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. As of the Effective Date, the aggregate amount of the Lenders’ Term Loan Commitments is $400,000,000. After advancing the Term Loans, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans. “Term Loan Maturity Date” means March 25, 2032 (if the same is a Business Day, or if not then the immediately next preceding Business Day). “Term Loan Note” means a promissory note of Lippert that is payable to any Term Lender evidencing the Term Loans held by such Lender. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that, if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Total Net Leverage Ratio” means, on any date, the ratio of (a) the difference of (i) Consolidated Indebtedness on such date, minus (ii) Unrestricted Cash on such date in an aggregate amount not to exceed $175,000,000 to (b) Applicable EBITDA, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. “Total Revolving Credit Exposure” means, at any time, the sum of the Dollar Equivalent of the outstanding principal amount of all Lenders’ Revolving Credit Exposure at such time.

-53- “Total Term Loan Credit Exposure” means, at any time, the outstanding principal amount of the Term Loans at such time. “Transactions” means the execution, delivery and performance by the Company and the Borrowers of this Agreement and the Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder. “Transformative Acquisition” means any acquisition (together with any related transaction, including any incurrence or issuance of Indebtedness to finance such acquisition) by the Borrowers or any Subsidiary that (i) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, after which the Borrowers and their Subsidiaries would not have adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by Lippert in good faith. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, Daily Simple SOFR, the Adjusted EURIBOR Rate, Term CORRA, the AUD Rate, any Daily Simple RFR, the Canadian Prime Rate, the Central Bank Rate or the Alternate Base Rate. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests. “UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unfunded Revolving Commitment” means, with respect to each Revolving Lender at any time, the Revolving Commitment of such Lender at such time, less its Revolving Credit Exposure at such time. “Unlimited Incremental Amount” has the meaning set forth in the definition of Available Incremental Amount. “Unrestricted Cash” means, as of any date of determination, the aggregate amount of unrestricted cash (net of related Tax obligations, if any, for repatriation or withholding, and net of any transaction costs or expenses related thereto) of the Company and its Subsidiaries on such date that is (a) free and clear of all Liens (other than (i) Liens securing the Obligations or any Pari Passu Lien Debt or Junior Lien Debt permitted hereunder, and (ii) banker’s Liens relating to the establishment of depository relationships in the ordinary course of business), (b) not subject to any legal or contractual restrictions on repatriation to the United States at such time and (c) in a lawful currency that is readily available, freely transferable and able to be converted into Dollars.

-54- “U.S.” means the United States of America. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means (i) for purposes of Sections 3.26 and 6.15 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3). “VAT” means (i) value added Tax levied pursuant to the VAT Directive (2006/112/CE) as implemented in the laws of the relevant member state of the European Union and (ii) any Tax of a similar nature levied by reference to added value, sales and/or consumption. “VAT Recipient” has the meaning assigned to such term in Section 2.17(h). “Weighted Average Life to Maturity” means, when applied to any Incremental Facility, Incremental Equivalent Debt, other Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Incremental Facility, Incremental Equivalent Debt, Indebtedness, Disqualified Stock or preferred stock; provided that for purposes of determining the Weighted Average Life to Maturity of any Incremental Facility, Incremental Equivalent Debt, other Indebtedness, Disqualified Stock or preferred stock that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded. “Wholly-Owned” means, with respect to any Person, a subsidiary of such Person, 100% of the outstanding Equity Interests or other ownership interests of which (other than (x) directors’ qualifying shares or other ownership interests and (y) a nominal number of shares or other ownership interests issued to foreign nationals to the extent required by applicable laws) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Working Capital” means, at any date, the excess of current assets of the Company and its Subsidiaries (other than cash or Permitted Investments) on such date over current liabilities of the Company and its Subsidiaries on such date other than Revolving Loans and Letters of Credit, all determined on a consolidated basis in accordance with GAAP.

-55- “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or a “Term Loan”) or by Type (e.g., a “Term Benchmark Loan”, an “ABR Loan”, an “AUD Rate Loan”, a “CDOR Loan” or a “Canadian Prime Rate Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”). SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, (g) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition and (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. SECTION 1.04 Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Lippert notifies the Administrative Agent that Lippert requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be

-56- interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. (b) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. SECTION 1.05 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 2.14 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. SECTION 1.06 Exchange Rates. (a) The Administrative Agent or the Issuing Banks, as applicable, shall determine the Dollar Equivalent amounts of Borrowings or Letter of Credit extensions denominated in Alternative Currencies on each Calculation Date. Such Dollar Equivalent shall become effective as of such Calculation Date and shall be the Dollar Equivalent of such amounts until the next Calculation Date to occur. Except for purposes

-57- of financial statements delivered by Lippert hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Banks, as applicable. (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Banks, as the case may be. SECTION 1.07 Certain Additional Borrowers; Removal of Foreign Borrowers. (a) So long as no Default has occurred and is continuing or would result therefrom, upon notice from Lippert to the Administrative Agent, which shall promptly notify the Lenders of the applicable Class, a CFC that is a direct or indirect Wholly-Owned Foreign Subsidiary of the Company may, if it is organized under the laws of Canada or any province or territory thereof, the Cayman Islands, Australia, the United Kingdom, the Netherlands, Ireland, Germany, Mexico or Luxembourg (collectively, the “Pre-Approved Jurisdictions”), or is otherwise acceptable to the Administrative Agent and each Lender of the applicable Class in their respective discretion, become a Borrower (also referred to in this Agreement as a “Foreign Borrower”) under a Facility hereunder of Alternative Currency Loans upon at least 30 days’ prior written notice to the Administrative Agent of the identity of such CFC and of Lippert’s intention for such CFC to become a Foreign Borrower. Any Foreign Borrower may request the making or issuance under the applicable Facility hereunder of Alternative Currency Loans and Alternative Currency Letters of Credit, subject to all of the terms and conditions hereof in respect of such borrowings or issuances; provided, however, that as additional conditions precedent to any such designation of a Foreign Borrower and any such borrowings and issuances: (i) the Foreign Borrower shall have delivered to the Administrative Agent (in each case in form and substance reasonably satisfactory to the Administrative Agent) (A) a Note for each Lender of the applicable Facility that shall have requested a Note, (B) a joinder agreement pursuant to which the Foreign Borrower shall have agreed to become a party hereto as a Borrower, (C) a certificate of an authorized officer of the Foreign Borrower, dated the date on which such CFC intends to become a Foreign Borrower, which shall (x) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (y) identify by name and title and bear the signatures of the officers of the Foreign Borrower authorized to sign the Loan Documents to which it is a party, and (z) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of the Foreign Borrower certified by the relevant authority of the jurisdiction of organization of the Foreign Borrower and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, (D) to the extent applicable in the Foreign Borrower’s jurisdiction of organization, a certificate as to the good standing of the Foreign Borrower as of a recent date from the appropriate Governmental Authority and (E) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of counsel for the Foreign Borrower in its jurisdiction of organization (which counsel shall be reasonably acceptable to the Administrative Agent), covering such matters relating to the Foreign Borrower, this Agreement, the other Loan Documents or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request; (ii) [reserved]; (iii) each other Loan Party (including Lippert and the Company) shall have executed such documentation as the Administrative Agent may require to confirm that its guarantees, pledges and subordinations shall apply in all respects to the Obligations of the Foreign Borrower; and (iv) the Lenders and the Administrative Agent shall have received (A) all documentation and other information about the Foreign Borrower required under applicable “know your customer” and

-58- anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent or any Lender at least three (3) Business Days prior to the date on which such CFC is scheduled to become a Foreign Borrower and which documentation and other information shall be satisfactory to the Administrative Agent or such Lender, as the case may be and (B) to the extent the Foreign Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the date on which such CFC is scheduled to become a Foreign Borrower, and the Administrative Agent or any Lender that has requested, in a written notice to Lippert at least 10 days prior to the date on which such CFC is scheduled to become a Foreign Borrower, a Beneficial Ownership Certification in relation to the Foreign Borrower, such Beneficial Ownership Certification; provided, that in the event that any Lender is unable to complete its “know your customer” review within the 30-day notice period referenced above, or for operational or other reasons shall require an extension of such 30- day notice period, such period shall be extended for an additional period of 30 days upon notification by such Lender to the Administrative Agent. Each Foreign Borrower shall be a “Loan Party” for all purposes of this Agreement and a “Borrower” under the applicable Facility hereunder. Lippert shall be liable for all Obligations of the Foreign Borrowers. The Obligations of all Foreign Borrowers shall be several in nature (and not joint) and no Foreign Borrower shall be liable for the Loans made to any other Borrower. Notwithstanding the foregoing, any such CFC shall not become a Foreign Borrower, and Lippert’s designation of such CFC shall be rendered null and void, if the Administrative Agent shall have received from any Lender of the applicable Class, on or prior to the date such designation is scheduled to be effective (as such date may be extended as set forth above), written notice (a “Notice of Rejection”) to the effect that (x) it shall be unlawful under U.S. Federal or applicable state or foreign law or regulation for such Lender to make Loans or otherwise extend credit to or do business with such CFC as provided herein, (y) such Lender does not have operational capabilities allowing it to, or it would otherwise be impracticable for such Lender to, make Loans or other extensions of credit to a Person organized under the laws of such CFC’s jurisdiction of organization or (z) except in the case of a CFC organized under the laws of a Pre-Approved Jurisdiction, such jurisdiction is otherwise not acceptable in such Lender’s discretion, unless within 10 Business Days of such Notice of Rejection the Lender delivering such notice shall have been replaced in accordance with Section 2.19(b) or shall have revoked such Notice of Rejection. (b) So long as the principal of and interest on any Loans made to any Foreign Subsidiary under this Agreement and any LC Exposure of such Foreign Borrower shall have been repaid or paid in full or transferred to another Borrower pursuant to documentation satisfactory to the Administrative Agent, or, in the case of undrawn Letters of Credit, cash-collateralized or otherwise become subject to credit support to the satisfaction of the Administrative Agent and the applicable Issuing Bank, and all other obligations of such Foreign Borrower under this Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days’ prior written notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Foreign Borrower’s status as a Borrower hereunder. (c) This Agreement and the other Loan Documents may be amended in connection with the addition or termination of a Foreign Borrower if any such amendment is agreed by the Borrowers and the Administrative Agent (which is hereby irrevocably authorized by the Lenders and the Issuing Banks to enter into any such amendment, at the option and discretion of the Administrative Agent) and, in the case of such an addition, such amendment addresses any necessary or desirable technical changes to this Agreement or any of the other Loan Documents or any necessary or desirable legal changes (including, without limitation, changes required by the Administrative Agent to reflect its administration of the Facilities) to this Agreement or any of the other Loan Documents resulting from the jurisdiction of, or laws applicable to, the Foreign Borrower, in each case that are not adverse in any material respect to any of the Lenders, and the effectiveness of any such designation of a Foreign Borrower and any borrowings and issuances of Letters of Credit by and for the account of such Foreign Borrower shall be subject to the

-59- execution and delivery of such amendments to the extent deemed necessary by the Administrative Agent. This Section shall supersede any provisions in Section 9.02 to the contrary. SECTION 1.08 Limited Condition Transactions. In connection with any action being taken in connection with a Limited Condition Transaction financed with substantially all of the proceeds of any Incremental Term Loan or Incremental Equivalent Debt for purposes of: (a) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio; (b) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of EBITDA or Consolidated Net Worth); or (c) determining the accuracy of any representation or warranty or the existence of any Default or Event of Default, in each case, at the option of Lippert (Lippert’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving effect on a Pro Forma Basis to the Limited Condition Transaction and the other transactions to be entered into substantially concurrently in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Company or any of its Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket or other provision, such ratio, test or basket shall be deemed to have been complied with; provided, however, that notwithstanding the foregoing and/or any LCT Election, no Specified Default shall be continuing immediately prior to or after giving effect (including giving effect on a Pro Forma Basis) to the consummation of any Limited Condition Transaction on the date of such consummation. For the avoidance of doubt, if Lippert has made an LCT Election and any of the ratios, tests or baskets or other provision for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket or other provision, including due to fluctuations in EBITDA, Consolidated Interest Expense or Consolidated Net Worth, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if such ratios or baskets improve as a result of such fluctuations, such improved ratios and/or baskets may be utilized. If Lippert has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving effect (including giving effect on a Pro Forma Basis) to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and the other transactions (including any funding, incurrence or assumption of Commitments, Loans, Incremental Facilities (or commitments in respect thereof), Incremental Equivalent Debt (or commitments in respect thereof) or other Indebtedness) in connection therewith have been consummated. Notwithstanding the foregoing, no LCT Election may be made in respect of the conditions set forth in Section 4.02 except as expressly provided under Section 4.02.

-60- SECTION 1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of each Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. SECTION 1.10 Compliance with Certain Sections. For purposes of determining compliance with any individual Section set forth in Article VI, in the event that any Lien, investment, loan, advance, acquisition, Guarantee, Indebtedness (whether at the time of incurrence or issuance or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate transaction, contractual requirement, meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of any such individual Section of Article VI, such transaction (or portion thereof) at any time shall be permitted under one or more of such applicable clauses of such individual Section at the time of such transaction or any later time from time to time, in each case, as determined by Lippert in its sole discretion at such time and thereafter may be reclassified by Lippert within such individual Section in any manner not expressly prohibited by this Agreement; provided that transactions consummated in reliance on any Fixed Dollar Basket (as defined below) in any individual Section may not later be reclassified as having been consummated in reliance on a Ratio Basket (as defined below) in such individual Section unless the applicable Ratio Basket in such individual Section would have been available at the time of such transaction. With respect to (x) any amounts incurred or transactions entered into (or consummated) in reliance on a provision of any individual Section in this Agreement that do not require compliance with a financial ratio or test (including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio) (each, a “Fixed Dollar Basket”) substantially concurrently with (y) any amounts incurred or transactions entered into (or consummated) in reliance on a provision in such Section of this Agreement that requires compliance with a financial ratio or test (including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio) (each a “Ratio Basket”), it is understood and agreed that the amounts in clause (x) in such individual Section shall be disregarded in the calculation of the financial ratio or test applicable to the amounts in clause (y) in such individual Section. SECTION 1.11 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s law): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

-61- ARTICLE II. The Credits SECTION 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each Revolving Lender severally (and not jointly) agrees to make Revolving Loans to the Borrowers in Dollars or in one or more Alternative Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) the aggregate Dollar Equivalent of outstanding Loans made to, plus the aggregate Dollar Equivalent amount of LC Exposure in respect of Letters of Credit issued for the benefit of, Foreign Borrowers exceeding the Foreign Borrower Sublimit, or (iii) the Total Revolving Credit Exposure exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. (b) Subject to the terms and conditions set forth herein, each Term Lender severally (and not jointly) agrees to make a Term Loan to Lippert in Dollars on the Effective Date in a principal amount not to exceed such Lender’s Term Loan Commitment, by making immediately available funds available to the Administrative Agent’s designated account not later than the time specified by the Administrative Agent. Amounts prepaid or repaid in respect of the Term Loans may not be reborrowed. SECTION 2.02 Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans in the same currency and of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall amortize as set forth in Section 2.10. (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of (x) in the case of Borrowings in Dollars, ABR Loans or Term Benchmark Loans, (y) in the case of Borrowings in any Alternative Currency (other than Pounds Sterling), entirely of Term Benchmark Loans, in each case of the same Alternative Currency and (z) in the case of Borrowings in Pounds Sterling, RFR Loans bearing interest by reference to the Daily Simple RFR and (ii) each Term Loan Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans in Dollars as Lippert may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period for any Term Benchmark Borrowing denominated in Dollars, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 (or the Dollar Equivalent thereof) and not less than $500,000 (or the Dollar Equivalent thereof). At the time that each Term CORRA Borrowing, AUD Rate Borrowing, ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Dollar Equivalent of $25,000 and not less than the Dollar Equivalent thereof $100,000; provided that a Term CORRA Revolving Borrowing, AUD Rate Revolving Borrowing, an ABR Revolving Borrowing or RFR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as

-62- contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Term Benchmark Borrowings and RFR Borrowings outstanding in the aggregate. (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Class of Borrowings. SECTION 2.03 Requests for Borrowings. To request a Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request signed by a Responsible Officer of the applicable Borrower (or through an Approved Borrower Portal if arrangements for doing so have been approved by the Administrative Agent), (a) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 12:00 noon (New York City time), three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing (or, in the case of any Term Benchmark Borrowing to be made on the Effective Date, such shorter period as agreed by the Administrative Agent in its sole discretion), (b) in the case of a Term Benchmark Borrowing denominated in Euros not later than 12:00 noon (New York City time), three (3) Business Days before the date of the proposed Borrowing, (c) in the case of a Term Benchmark Borrowing denominated in Canadian Dollars not later than 12:00 noon (New York City time), three (3) Business Days before the date of the proposed Borrowing (d) in the case of a Term Benchmark Borrowing denominated in Australian Dollars, not later than 12:00 noon, (New York City time), four (4) Business Days before the date of the proposed Borrowing, (e) in the case of an RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m. (New York City time), five (5) RFR Business Days before the date of the proposed Borrowing and (e) in the case of an ABR Borrowing not later than 12:00 noon (New York City time), on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, provided, further, that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall be irrevocable. Each such Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the Class of the Borrowing and the aggregate principal amount of the requested Borrowing and the identity of the Borrower; (ii) the date of such Borrowing, which shall be a Business Day; (iii) whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing and the Agreed Currency; (iv) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and (v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07. If no election as to the Type of Borrowing is specified (and the currency is not specified or is specified as Dollars), then the requested Borrowing shall be an ABR Borrowing denominated in Dollars. If no election as to the Type of Borrowing is specified (and an Alternative Currency is specified), then the requested Borrowing shall be a Term Benchmark Borrowing or RFR Borrowing, as applicable. If no election as to

-63- currency is specified, then the requested Revolving Borrowing shall be denominated in Dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Notwithstanding the foregoing, in no event shall any Borrower be permitted to request pursuant to this Section 2.03, a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to (x) the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR or (y) Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA (it being understood and agreed that a Central Bank Rate, the Canadian Prime Rate, Daily Simple SOFR and Daily Simple CORRA shall only apply to the extent provided in Sections 2.08(e), 2.14(a) and 2.14(f), as applicable). SECTION 2.04 Incremental Facilities. (a) Lippert shall have the right to obtain one or more (x) additional Revolving Commitments (each, an “Incremental Revolving Commitment”), which shall be in the form of an increase to (and constitute the same Class as) the then-existing Revolving Commitments and/or (y) tranches of additional term loans (or increase any existing Class of Term Loans), which may be of the same Class as any then- existing Term Loans (each an “Incremental Term Loan”), in each case by obtaining Incremental Revolving Commitments or commitments to make Incremental Term Loans (each, an “Incremental Term Loan Commitment”), either from one or more of the Lenders or another Person (other than any Ineligible Institution) in Lippert’s sole discretion; provided that (i) any such Incremental Revolving Commitments, Incremental Term Loan Commitments or Incremental Term Loans shall be in a minimum amount of $25,000,000 with minimum increments of $5,000,000 in excess thereof (or such lesser amounts as may be approved by the Administrative Agent), (ii) after giving effect (including giving effect on a Pro Forma Basis) thereto and the use of proceeds thereof (and assuming that all Incremental Revolving Commitments, Incremental Term Loans and Incremental Term Loan Commitments included in the applicable Incremental Facility are fully drawn), the sum of (A) the total of the Incremental Revolving Commitments, Incremental Term Loan Commitments and Incremental Term Loans incurred during the term of this Agreement and (B) the total Incremental Equivalent Debt incurred or issued during the term of this Agreement, does not exceed the Available Incremental Amount, (iii) the Administrative Agent and, only in the case of any Incremental Revolving Commitments, the Swingline Lender and the Issuing Bank, in each case, have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, conditioned or delayed, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, (v) such Incremental Facility satisfies the applicable conditions set forth in Sections 2.04(c), and (vi) the conditions and procedures described in Section 2.04(b) have been satisfied. Nothing contained in this Section 2.04 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment or participate in any tranche of Incremental Term Loans or Incremental Term Loan Commitments hereunder at any time. Lippert shall have no obligation to approach or offer any existing Lender to provide any Incremental Term Loan Commitment, Incremental Term Loan or Incremental Revolving Commitment. (b) As a condition precedent to any increase of the Revolving Commitments or any tranche of Incremental Term Loans or Incremental Term Loan Commitments, (i) Lippert shall deliver to the Administrative Agent a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Facility, and (B) in the case of Lippert, certifying as to the matters set forth in the following clause (ii), (ii) both before and immediately after giving effect (including giving effect on a Pro Forma Basis) to such Incremental Facility and the use of proceeds thereof (and assuming that all Incremental

-64- Revolving Commitments, Incremental Term Loans and Incremental Term Loan Commitments included in the applicable Incremental Facility are fully drawn), (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) as of such earlier date, and (B) no Event of Default exists or would result therefrom (provided that, if substantially all of the proceeds of any Incremental Term Loan are intended to and shall be used to finance a Limited Condition Transaction and Lippert has made an LCT Election in accordance with Section 1.08, the lender(s) providing and/or arranging such Incremental Term Loans may agree that the foregoing clauses (ii)(A) and (ii)(B) shall be limited to only the Specified Representations and Specified Defaults, as applicable, at the time the applicable Limited Condition Transaction is consummated), and (iii) Lippert shall deliver to the Administrative Agent legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent. (c) Any Incremental Facility shall be subject to the following terms and conditions: (i) such Incremental Facility (A) will constitute Pari Passu Lien Debt and rank pari passu in right of payment with the Revolving Loans, the Term Loans, and any other outstanding tranche of Incremental Term Loans or Incremental Term Loan Commitments hereunder (it being understood and agreed that no Incremental Facility may constitute Junior Lien Debt or be unsecured) and (B) will be evidenced by this Agreement; (ii) no Incremental Facility will be (A) incurred or Guaranteed by any Person other than a Loan Party or any Person that shall have become a Loan Party substantially concurrently with the incurrence or issuance of such Incremental Facility in accordance with the terms of this Agreement (it being understood that, in the case of any Incremental Term Loan Commitments or Incremental Term Loans, the roles of such obligors as borrower or guarantors with respect to such obligations may be interchanged) or (B) secured by any assets other than Collateral; (iii) in the case of any Incremental Revolving Commitments, the terms of such Incremental Revolving Commitments (including, without limitation, pricing and maturity) shall be identical to the terms of the then existing Revolving Commitments and shall be combined as a single ratable tranche with the then existing Revolving Commitments; provided that, notwithstanding anything herein to the contrary, underwriting, arrangement, structuring, upfront or similar fees payable in connection therewith that are not shared with all relevant lenders providing such Incremental Revolving Commitments that may be agreed to among Lippert and the lender(s) providing and/or arranging such Incremental Revolving Commitments may be paid in connection with such Incremental Revolving Commitments; (iv) in the case of any Incremental Term Loan Commitments or Incremental Term Loans, (A) such Incremental Facility shall not mature earlier than the Latest Maturity Date in effect at the time of incurrence or issuance of such Incremental Facility, and (B) such Incremental Facility shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the outstanding Term Loans and any other tranche of outstanding Incremental Term Loans or Incremental Term Loan Commitments, in each case, as in effect at the time of incurrence or issuance of such Incremental Facility; provided that, in each case, this clause (c)(iv) shall not apply to the incurrence or issuance of any Incremental Term Loan Commitments or Incremental Term Loans pursuant to the Inside Maturity Exception;

-65- (v) in the case of any Incremental Term Loan Commitments or Incremental Term Loans, such Incremental Facility may provide for the ability to participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans or other outstanding Incremental Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments or prepayments of principal of Term Loans or other outstanding Incremental Term Loans hereunder (other than any mandatory payment of Term Loans or Incremental Term Loans at maturity); (vi) in the case of any Incremental Term Loan Commitments or Incremental Term Loans, such Incremental Facility may be priced differently than the Revolving Loans, the initial Term Loans or other Incremental Term Loans or Incremental Term Loan Commitments hereunder (including, without limitation, interest margin, interest rate floors, original issue discount, underwriting, arrangement, unused line, structuring, ticking, commitment, upfront or similar fees, and other fees payable in connection therewith that may be agreed to among Lippert and the lender(s) providing and/or arranging such Incremental Facility); provided that, in the case of any Incremental Term Loans or Incremental Term Loan Commitments effected within twelve (12) months of the Effective Date (but excluding any Incremental Term Loan or Incremental Term Loan Commitment incurred under clause (a) of the definition of Available Incremental Amount), (A) if the Effective Yield in respect of such Incremental Facility exceeds the Effective Yield in respect of any initial Term Loans or any other Incremental Term Loans or Incremental Term Loan Commitments hereunder by more than 0.50%, the Applicable Rate in respect of such initial Term Loans and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable, shall be increased so that the Effective Yield in respect of such initial Term Loans and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable, is equal to the Effective Yield in respect of such Incremental Facility minus 0.50%, and (B) to the extent any change in the Effective Yield of the initial Term Loans or other Incremental Term Loans or Incremental Term Loan Commitments hereunder is necessitated by the foregoing clause (A) on the basis of an effective interest rate floor in respect of such Incremental Facility, the increased Effective Yield in the initial Term Loans and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable, shall (unless otherwise agreed in writing by Lippert) have such increase in the Effective Yield effected solely by increases in the interest rate floor(s) applicable to the initial Term Loans, and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable, but only to the extent an increase in the interest rate floor in the initial Term Loans and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable, would cause an increase in the Benchmark then in effect for such initial Term Loans and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable; and (vii) in the case of any Incremental Term Loan Commitments or Incremental Term Loans, subject to the foregoing Sections 2.04(c)(i), (c)(ii) and (c)(iv) through (c)(vi) above, such Incremental Facility will have terms and conditions (other than pricing (including, for the avoidance of doubt, any “most favored nation” pricing provision), interest rate margins, rate floors, discounts, fees, premiums and optional prepayment and redemption terms) that are not materially more restrictive, taken as a whole, to the Company and its Subsidiaries than the terms and conditions set forth in this Agreement and the other Loan Documents (as reasonably determined by Lippert in good faith); provided that such Incremental Facility may provide for any additional or different financial or other covenants or other provisions that (A) are agreed among Lippert and the lender(s) providing and/or arranging such Incremental Facility and applicable only during periods after the Latest Maturity Date then in effect or (B) to the extent not less favorable to the existing Lenders than the existing terms of this Agreement and the other Loan Documents, are,

-66- with the consent of the Administrative Agent, incorporated into this Agreement or such other applicable Loan Document for the benefit of all existing Lenders (to the extent applicable to such Lender). (d) On the effective date of any Incremental Revolving Commitment, (i) any Lender providing an Incremental Revolving Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any incurrence of Incremental Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified by the applicable Borrowers to the Administrative Agent). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan and RFR Loan, as applicable, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. (e) Subject to the foregoing conditions, any Incremental Facility shall be made hereunder pursuant to an amendment to, or amendment and restatement of, this Agreement (each, an “Incremental Facility Amendment”) and, as appropriate, the other Loan Documents, executed by Lippert, each Lender participating in such tranche and the Administrative Agent. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to (i) effect the provisions of this Section 2.04 and reflect the applicable Incremental Facility and (ii) incorporate any additional terms as contemplated by Sections 2.04(c)(vi) and 2.04(c)(vii)(B), as applicable. Within a reasonable time after the effective date of any Incremental Facility, the Administrative Agent shall, and is hereby authorized and directed to, revise Schedule 2.01A to reflect such increase or addition and shall distribute such revised Schedule 2.01A to each of the Lenders and the Borrowers, whereupon such revised Schedule 2.01A shall replace the old Schedule 2.01A and become part of this Agreement. (f) In connection with any Incremental Facility pursuant to this Section 2.04, any new lending institution becoming a party hereto shall (i) execute such documents and agreements as the Administrative Agent may reasonably request and (ii) provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act. (g) This Section shall supersede any provisions in Section 2.18 or 9.02 to the contrary. SECTION 2.05 Swingline Loans. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period, the Swingline Lender may agree, but shall have no obligation, to make Swingline Loans in Dollars to Lippert, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment, or (iii) the Total Revolving

-67- Credit Exposure exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, Lippert may borrow, prepay and reborrow Swingline Loans. To request a Swingline Loan, Lippert shall submit a written notice to the Administrative Agent by telecopy or electronic mail (or transmit by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent) not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from Lippert. The Swingline Lender shall make each Swingline Loan available to Lippert, to the extent the Swingline Lender elects to make such Swingline Loan, by means of a credit to the account of Lippert indicated in the applicable notice for such Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.18(c), by remittance to the Administrative Agent to be distributed to the applicable Lenders) by 2:00 p.m., New York City time, on the requested date of such Swingline Loan. (b) The Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 11:00 a.m., New York City time, on a Business Day no later than 4:00 p.m., New York City time on such Business Day and if received after 11:00 a.m., New York City time, “on a Business Day” shall mean no later than 9:00 a.m., New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent in dollars, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligations to acquire participations in Swingline Loans pursuant to this paragraph and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer in dollars of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify Lippert of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Lippert (or other party on behalf of Lippert) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to Lippert for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

-68- (c) The Swingline Lender may be replaced at any time by written agreement among Lippert, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, Lippert shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans. (d) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon 30 days’ prior written notice to the Administrative Agent, Lippert and the Revolving Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(c) above. SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit denominated in any Agreed Currency as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided that no Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than a total of 20 Letters of Credit outstanding. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the date hereof shall be subject to and governed by the terms and conditions hereof. Notwithstanding anything herein to the contrary, the Issuing Banks shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally. (b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three (3) Business Days) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the applicable Issuing Bank and using such Issuing

-69- Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) with respect to any Issuing Bank, (x) the aggregate undrawn Dollar Equivalent amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus (y) the aggregate Dollar Equivalent amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the applicable Borrower at such time shall not exceed its Letter of Credit Commitment, (ii) the LC Exposure shall not exceed the total Letter of Credit Commitments, (iii) no Lender’s Revolving Credit Exposure shall exceed its Revolving Commitment, (iv) the Total Revolving Credit Exposure shall not exceed the total Revolving Commitments and (v) the aggregate Dollar Equivalent of outstanding Loans made to, plus the aggregate Dollar Equivalent amount of LC Exposure in respect of Letters of Credit issued for the benefit of, Foreign Borrowers shall not exceed the Foreign Borrower Sublimit. The applicable Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the applicable Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (v) above shall not be satisfied. An Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit or request that such Issuing Bank refrain from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular or any such order, judgment, decree, applicable law, request or directive shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or (ii) the issuance, amendment or extension of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally. (c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non- extension by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date two (2) years after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, one (1) or two (2) years, as applicable, after such extension) and (ii) the date that is five (5) Business Days prior to the Revolving Credit Maturity Date; provided that any Letter of Credit may have an expiration date that is later than the date five (5) Business Days prior to the Revolving Credit Maturity Date (but in no event later than one (1) year after the Revolving Credit Maturity Date) so long as by not later than the date five (5) Business Days prior to the Revolving Credit Maturity Date, a Borrower provides cash collateral in an amount equal to 105% of the stated amount of such Letter of Credit in accordance with Section 2.06(j). Notwithstanding the foregoing, if the applicable Borrower so requests in any notice requesting the issuance of a Letter of Credit, the Issuing Banks shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the applicable Borrower shall

-70- not be required to make a specific request to the applicable Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date referred to in clause (ii) of the first sentence of this clause (c); provided that the applicable Issuing Bank shall not permit any such extension if (A) the applicable Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or Lippert that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable Issuing Bank not to permit such extension. (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever and in the currency of the applicable LC Disbursement. Each Revolving Lender acknowledges and agrees that its obligations to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement. If the applicable Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than noon (New York City time), on the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement prior to 10:00 a.m. (New York City time), on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than noon (New York City time), on the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is denominated in Dollars and is in an amount not less than $100,000, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount of such LC Disbursement and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof and the currency of such payment. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower in the same currency as the applicable LC Disbursement, in the same manner as

-71- provided in Section 2.07 with respect to Loans made by such Lender in such currency (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. The Borrowers’ reimbursement obligations under this Section are several and not joint (notwithstanding and without affecting the Guarantee by Lippert of each Foreign Borrower’s Obligations under the Guarantee Agreement). If any Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the applicable Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Alternative Currency in Dollars, in an amount equal to the Dollar Equivalent thereof (as determined by the Administrative Agent or applicable Issuing Bank on the date such LC Disbursement is made), of such LC Disbursement. (f) Obligations Absolute. The Borrowers’ several obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to such Borrower or any Subsidiary or in the relevant currency markets generally. None of the Administrative Agent, the Revolving Lenders or any Issuing Bank, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a nonappealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the

-72- parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether the applicable Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the applicable Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement. (h) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment. (i) Replacement and Resignation of an Issuing Bank. (i) An Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Banks under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Banks, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend and existing Letter of Credit. (ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon 30 days’ prior written notice to the Administrative Agent, the Borrowers and the Revolving Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i) above. (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that Lippert receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater

-73- than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Lippert shall deposit in an account or accounts with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Lenders (the “Collateral Account”), an amount in cash equal to one hundred five percent (105%) of the amount of the LC Exposure in the applicable currencies as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or any Borrower described in Section 7.01(h) or (i). Lippert also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.06(c), 2.11(d) or 2.20. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and Lippert hereby grants the Administrative Agent a security interest in the LC Collateral Account and all moneys or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at Lippert’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs or customary expenses, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If Lippert is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three (3) Business Days after all Events of Default have been cured or waived. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remains outstanding after the expiration date specified in said paragraph (c), the Borrowers shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. (k) Issuing Bank Reports to the Administrative Agent. In the event JPMorgan Chase Bank, N.A.is not the only Issuing Bank, and unless otherwise agreed by the Administrative Agent, each Issuing Bank other than JPMorgan Chase Bank, N.A. shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the stated amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank. (l) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter

-74- of Credit, the Borrowers (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrowers and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrowers hereby acknowledge that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries. SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds, by 1:00 p.m. (New York City time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that (i) Term Loans shall be made as provided in Section 2.01(b) and (ii) Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the funds so received in the applicable aforesaid account of the Administrative Agent to an account of the applicable Borrower maintained with the Administrative Agent in New York City and designated by the applicable Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans, or in the case of Alternative Currencies, in accordance with such market practice. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing; provided that any interest received from the Borrowers by the Administrative Agent during the period beginning when Administrative Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent. (c) Each of the Administrative Agent, Issuing Bank and each Lender at its option may make any Loans or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of such Borrower to repay any Loan in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, such provisions that would be applicable with respect to Loans actually provided by such Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender. “Lending Office” means, as to the Administrative Agent, any Issuing Bank or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrowers and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

-75- SECTION 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued. (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by a Responsible Officer of the applicable Borrower (or through an Approved Borrower Portal if arrangements for doing so have been approved by the Administrative Agent), by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower were requesting a Borrowing of the Type and denominated in the currency resulting from such election to be made on the effective date of such election; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Interest Election Request shall be irrevocable. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d), (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made, (iii) change the currency of any Borrowing or (iv) request a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to (x) the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR or (y) Term CORRA, an RFR Loan bearing interest based on Daily Simple CORRA (it being understood and agreed that a Central Bank Rate, the Canadian Prime Rate, Daily Simple SOFR and Daily Simple CORRA shall only apply to the extent provided in Sections 2.08(e), 2.14(a) and 2.14(f), as applicable. (c) Each Interest Election Request (including requests submitted through any Approved Borrower Portal) shall specify the following information in compliance with Section 2.02: (i) the Agreed Currency and principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars) or a Term Benchmark Borrowing; and (iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

-76- If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower thereof shall be deemed to have selected an Interest Period of one month’s duration. (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If the applicable Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month; provided that if the applicable Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in an Alternative Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, the applicable Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (x) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing, and (y) unless repaid: (i) each outstanding Term Benchmark Borrowing and each RFR Borrowing, in each case, denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto (or immediately in the case of an RFR Borrowing); (ii) each outstanding Term Benchmark Borrowing and each outstanding RFR Borrowing denominated in Canadian Dollars shall bear interest at the Canadian Prime Rate plus the CBR Spread at the end of the Interest Period applicable thereto (or immediately in the case of an RFR Borrowing); and (iii) each outstanding Term Benchmark Borrowing and each outstanding RFR Borrowing, in each case, denominated in an Alternative Currency (other than Canadian Dollars) shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread at the end of the Interest Period applicable thereto (or immediately in the case of an RFR Borrowing); provided that, in the case of the foregoing clauses (ii) and (iii), if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate or Central Bank Rate, as applicable, for the applicable Alternative Currency cannot be determined, any outstanding affected Loans denominated in such Alternative Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, therefor (or immediately in the case of an RFR Loan) or (B) prepaid in full at the end of the applicable Interest Period (or immediately in the case of an RFR Loan); provided further that if no election is made by the applicable Borrower by the earlier of (I) the date that is three (3) Business Days after receipt by such Borrower of such notice and (II) the last day of the current Interest Period for the applicable Term Benchmark Loan, such Borrower shall be deemed to have elected clause (A) above.

-77- SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments (other than any Incremental Term Loan Commitments) shall automatically terminate upon the making of the Term Loans on the Effective Date, and (ii) the Revolving Commitments shall terminate on the Revolving Credit Maturity Date. (b) Lippert may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) Lippert shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (x) the Total Revolving Credit Exposure would exceed the total Revolving Commitments or (y) the Revolving Credit Exposure of any Lender would exceed the Revolving Commitment of such Lender. (c) Lippert shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Lippert pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by Lippert may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by Lippert (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments. SECTION 2.10 Repayment and Amortization of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan in the applicable Agreed Currency on the Revolving Credit Maturity Date, and (ii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan in Dollars on the earlier of the Revolving Credit Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Loan is made, the Borrowers shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Loan shall be applied by the Administrative Agent to repay any Swingline Loans outstanding. (b) On the last day of each March, June, September and December (commencing with June 30, 2025), Lippert hereby unconditionally promises to pay in Dollars to the Administrative Agent, for the account of each Term Lender, an aggregate principal amount equal to $1,000,000 on each such date (as adjusted from time to time pursuant to Sections 2.04, 2.11, 2.21, 2.22 and 9.04(f), as applicable); provided that, if any date set forth above is not a Business Day, then payment shall be due and payable on the Business Day immediately preceding such date. To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash in Dollars by Lippert on the Term Loan Maturity Date. (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, currency and Type thereof and the Interest Period applicable

-78- thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (e) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement. (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form. SECTION 2.11 Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section and subject to the payment of any Prepayment Premium under Section 2.12(e). (b) The Borrowers shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telecopy or electronic communication, including an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Administrative Agent (and, in the case of a prepayment of a Swingline Loan, the Swingline Lender), of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing denominated in Dollars, not later than 12:00 noon (New York City time), three (3) U.S. Government Securities Business Days before the date of prepayment, (ii) in the case of prepayment of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 noon (New York City time), three (3) Business Days before the date of prepayment, (iii) in the case of prepayment of a Term Benchmark Borrowing denominated in Canadian Dollars, not later than 12:00 noon (New York City time), three (3) Business Days before the date of prepayment, (iv) in the case of prepayment of a Term Benchmark Borrowing denominated in Australian Dollars, not later than 12:00 noon (New York City time), three (3) Business Days before the date of prepayment, (v) in the case of prepayment of any RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m. (New York City time), five (5) RFR Business Days before the date of prepayment, (vi) in the case of an RFR Borrowing denominated in Dollars, not later than 10:00 a.m., New York City time, five (5) U.S. Government Securities Business Days before the date of prepayment, (vii) in the case of prepayment of an RFR Revolving Borrowing denominated in Canadian Dollars, five (5) RFR Business Days before the date of prepayment, (viii) in the case of prepayment of an ABR Borrowing (other than a Swingline Loan), not later than 1:00 p.m. (New York City time), on the date of prepayment or (ix) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 (or, in the case of any Loan that may not be

-79- requested pursuant to Section 2.02, in such amount that would be permitted in the case of an advance of a Revolving Borrowing of the same currency as provided in Section 2.02), except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing of any Class shall be applied (x) in the case of a Borrowing of Revolving Loans or Swingline Loans, ratably to the Loans included in such prepaid Borrowing and (y) in the case of a Borrowing of Term Loans, in accordance with Section 2.11(g). Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16. (c) If the Administrative Agent notifies Lippert at any time that the Total Revolving Credit Exposure (that has not been cash collateralized by Lippert or another Borrower) exceeds an amount equal to 105% of the aggregate Revolving Commitments then in effect, then, within three (3) Business Days after receipt of such notice, Lippert or another Borrower shall prepay Revolving Loans and/or cash collateralize the LC Exposure in accordance with Section 2.06(j) in an aggregate amount sufficient to cause the Total Revolving Credit Exposure to be less than or equal to the aggregate Revolving Commitments then in effect. (d) If the Administrative Agent notifies Lippert at any time that the LC Exposure (that has not been cash collateralized by Lippert or another Borrower) exceeds an amount equal to 105% of the aggregate Letter of Credit Commitments, then, within three (3) Business Days after receipt of such notice, Lippert or another Borrower shall cash collateralize the LC Exposure in accordance with Section 2.06(j) in an aggregate amount sufficient to cause the LC Exposure to be less than or equal to the aggregate Letter of Credit Commitments. (e) In the event and on each occasion that any Net Proceeds are received by or on behalf a Loan Party in respect of any Prepayment Event, the Borrowers shall, within 10 Business Days after such Net Proceeds are received by a Loan Party, prepay the Term Loans as set forth in Section 2.11(g) in an aggregate amount equal to 100% of such Net Proceeds; provided that, in the case of any Prepayment Event described in clause (a) or (b) of such definition, if the Company shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided further that, to the extent of any such Net Proceeds that have not been so applied by the end of such 360-day period (or, if the Loan Party shall have entered into an agreement committing to use such Net Proceeds within such 360-day period, to the extent of any such Net Proceeds within 180 days after the end of such 360-day period), a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied. Notwithstanding the foregoing, if at the time that any such prepayment would be required pursuant to this Section 2.11(e) (other than any Prepayment Event described in (c) of such definition), the Borrowers are required to repay or repurchase or to offer to repurchase or repay Pari Passu Lien Debt pursuant to the terms of the documentation governing such Indebtedness with the proceeds of such Prepayment Event (such Pari Passu Lien Debt required to be repaid or repurchased or to be offered to be so repaid or repurchased, “Other Applicable Indebtedness”), then the Borrowers may apply such Net Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repayment or repurchase of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(e) shall be reduced accordingly (for purposes of this proviso pro rata basis shall be determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time, with it being agreed that the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans in accordance with the terms hereof); provided further that,

-80- to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. (f) Commencing with the fiscal year ending on December 31, 2025, within 10 days after the earlier of (x) the date on which annual audited financial statements for the immediately preceding fiscal year are delivered pursuant to Section 5.01(a) and (y) the date on which such financial statements are required to have been delivered pursuant to Section 5.01(a), the Borrowers shall prepay an aggregate principal amount of Term Loans as set forth in Section 2.11(g) in an amount (the “ECF Payment Amount”) equal to (i) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements, minus (ii) to the extent not deducted in the definition of Excess Cash Flow for such fiscal year or deducted pursuant to this clause (ii) in respect of the prior year, the sum of all voluntary prepayments of (A) Term Loans during such fiscal year, (B) Incremental Term Loans and Incremental Equivalent Debt, in each case, constituting Pari Passu Lien Debt during such fiscal year and (C) Revolving Loans during such fiscal year to the extent the Revolving Commitments are permanently and concurrently reduced by the amount of such payments, and in the case of each of the immediately preceding clauses (A), (B) and (C), solely to the extent such prepayments are (1) financed with Internally Generated Cash and (2) not financed with the proceeds of or in reliance on clause (ii) of the Available Amount, minus (iii) to the extent not deducted in the definition of Excess Cash Flow for such fiscal year or deducted pursuant to this clause (iii) in respect of the prior year, the aggregate consideration required to be paid in cash by the Company or any of its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into during such fiscal year relating to Capital Expenditures, any Permitted Acquisition or any other investment permitted to be consummated or made during the period of four (4) consecutive fiscal quarters of the Company following the end of such fiscal year, in each case, solely to the extent such Contract Consideration is intended to be financed with Internally Generated Cash (but excluding any such Contract Consideration that is or is intended to be financed with the proceeds of or in reliance on clause (ii) of the Available Amount); provided that, to the extent the aggregate amount of consideration actually utilized to finance such Capital Expenditures, Permitted Acquisitions or other investment during such period of four (4) consecutive fiscal quarters is less than the Contract Consideration deducted pursuant to this clause (iii) in respect of any fiscal year, the amount of such shortfall shall, to the extent it was deducted in such fiscal year, be added to the required prepayment pursuant to this Section 2.11(f) in respect of the immediately following fiscal year; provided further that any amounts deducted pursuant to this clause (iii) may not be deducted in any period in which such consideration is actually paid, minus (iv) to the extent not deducted in the definition of Excess Cash Flow for such fiscal year or deducted pursuant to this clause (iv) in respect of the prior year, any Restricted Payments (other than Restricted Payments to the Company or any Subsidiary) made in cash in the form of dividends or distributions, in each case, to the extent financed with Internally Generated Cash (but excluding any Restricted Payment financed with the proceeds of or in reliance on clause (ii) of the Available Amount); provided that (x) the ECF Percentage shall be 25% if the First Lien Net Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 3.00 to 1.00 and greater than 2.50 to 1.00 and (y) the ECF Percentage shall be 0% if the First Lien Net Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 2.50 to 1.00 ; provided further that, notwithstanding the foregoing, a prepayment of the principal amount of Term Loans pursuant to this Section 2.11(f) in respect of any fiscal year shall only be required to the extent that the ECF Payment Amount for such fiscal year exceeds the greater of (x) $55,650,000 and (y) 15% of Applicable EBITDA (and only the amounts in excess of such threshold shall be required to prepay the Term Loans pursuant to this Section 2.11(f)). Notwithstanding the foregoing, if at the time that any such prepayment would be required pursuant to this Section 2.11(f), the Borrowers are required to repay or repurchase or to offer to repurchase or repay any Pari Passu Lien Debt pursuant to the terms of the documentation governing such Indebtedness with such Excess Cash Flow (such Indebtedness required to be offered to be so repurchased, “Other Applicable ECF Indebtedness”), then the Borrowers may apply such Excess Cash Flow on a pro rata basis (determined

-81- on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable ECF Indebtedness at such time); provided, that the portion of such Excess Cash Flow allocated to the Other Applicable ECF Indebtedness shall not exceed the amount of such Excess Cash Flow required to be allocated to the Other Applicable ECF Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Excess Cash Flow shall be allocated to the Term Loans (in accordance with the terms hereof); provided further that, to the extent the holders of Other Applicable ECF Indebtedness decline to have such Indebtedness repurchased or repaid with such Excess Cash Flow, the declined amount of such Excess Cash Flow shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof (to the extent such Excess Cash Flow would otherwise have been required to be so applied if such Other Applicable ECF Indebtedness was not then outstanding). (g) Application of Prepayments. (i) All voluntary prepayments made pursuant to Section 2.11(a) shall be applied (A) if made with respect to the Term Loans to reduce the remaining amortization payments under Section 2.10(b) in the order directed by the Company (or, in the absence of such direction, ratably based on the amount of such amortization repayments, including the amount payable on the Term Loan Maturity Date), (B) if made with respect to the Revolving Loans, to prepay such Loans in accordance with the Lenders’ respective Applicable Percentages without a corresponding reduction in the Revolving Commitments or (C) if made with respect to the Swingline Loans, to prepay such Loans in accordance with Section 2.05 without a corresponding reduction in the Revolving Commitments. (ii) All mandatory prepayments required to be made pursuant to Sections 2.11(e) and 2.11(f) shall be applied to prepay the Term Loans (and in the event Term Loans of more than one Class shall be outstanding at the time, shall be allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Term Loans of each such Class) as so allocated and shall be applied to reduce the remaining amortization payments under Section 2.10(b) ratably on a pro rata basis based on the amount of such amortization repayments, including the amount payable on the Term Loan Maturity Date, subject to any required prepayment of any Other Applicable ECF Indebtedness as set forth in Section 2.11(f). (h) Any Term Lender may elect (in its sole discretion) to decline all (but not less than all) of its Applicable Percentage or other applicable share provided for under this Agreement of the prepayment (such amounts so declined, the “Declined Amounts”) of any mandatory prepayment (other than any mandatory prepayment made under Section 2.11(e) in respect of a Prepayment Event described in clause (c) of such definition) by giving notice of such election in writing (each, a “Rejection Notice”) to the Administrative Agent by 12:00 p.m. (New York City time), one (1) Business Day prior to the date on which such payment is due. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage or other applicable share provided for under this Agreement of the total amount of such mandatory prepayment of Term Loans. Upon receipt by the Administrative Agent, of such Rejection Notice, the Administrative Agent shall immediately notify Lippert of such election. The aggregate amount of the Declined Amounts shall, subject to the terms of any applicable Intercreditor Agreement, be retained by the Borrowers and/or applied by the Borrowers in any manner not prohibited by the terms of this Agreement (such Declined Amounts retained and Not Otherwise Applied (other than pursuant to the Available Amount) by the Company and its Subsidiaries, the “Retained Prepayment Amounts”).

-82- SECTION 2.12 Fees. (a) Lippert agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, in Dollars, which shall accrue at the rate under the heading “Commitment Fee Rate” in the definition of Applicable Rate on the actual daily amount by which (i) such Lender’s Revolving Commitment exceeds (ii) such Lender’s Revolving Credit Exposure, during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and last day of each period but excluding the date on which the Revolving Commitments terminate). (b) Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate or rates of 0.125% per annum or such lesser rate to be separately agreed upon between Lippert and such Issuing Bank on the Dollar Equivalent of the daily maximum stated amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing Bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (c) Lippert agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between Lippert and the Administrative Agent. (d) All fees payable hereunder shall be paid on the dates due, in Dollars in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances. (e) Notwithstanding anything in this Agreement to the contrary, in the event that, on or prior to the date that is six (6) months after the Effective Date, any Loan Party (i) prepays, refinances, substitutes or replaces any Term Loans pursuant to or in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.11(a) or 2.11(e) that constitutes a Repricing Transaction or any refinancing pursuant to Section 2.22 that constitutes a Repricing Transaction), or (ii)

-83- effects any amendment, amendment and restatement or other modification of this Agreement or any other Loan Document resulting in a Repricing Transaction (including, for the avoidance of doubt, any extension pursuant to Section 2.21 that constitutes a Repricing Transaction), then, in each case, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders holding Term Loans immediately prior to the consummation of such Repricing Transaction (subject to the proviso below), (A) in the case of clause (e)(i) above, a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (B) in the case of clause (e)(ii), a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment, amendment and restatement or other modification. Such amounts (as applicable, the “Prepayment Premium”) shall be due and payable on the date of effectiveness of such Repricing Transaction; provided that, for the avoidance of doubt, in the case of the exercise by any Borrower of its rights under Section 2.19(b) or 2.21 in connection with a Repricing Transaction, the Prepayment Premium described above shall be payable to any Lender replaced pursuant to Section 2.19(b) or 2.21 (and not any Person who replaces such Lender) in respect of the Term Loans assigned pursuant to Section 2.19(b) or 2.21 immediately prior to such Repricing Transaction. The parties hereto acknowledge and agree that the Prepayment Premium referred to in this Section 2.12(e) (I) is additional consideration for providing the applicable Class of Term Loans, (II) constitutes reasonable liquidated damages to compensate the applicable Lenders for (and is a proportionate quantification of) the actual loss of the anticipated stream of interest payments upon an early prepayment of the Term Loans of the applicable Class (such damages being otherwise impossible to ascertain or even estimate for various reasons, including, without limitation, because such damages would depend on, among other things, (1) when such Term Loans might otherwise be repaid and (2) future changes in interest rates which are not readily ascertainable on the Effective Date), and (III) is not a penalty to punish the Borrowers for their early prepayment of the Term Loans of any Class or for the occurrence of any Repricing Transaction, as the case may be. SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. (b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Term SOFR Rate, the Adjusted EURIBOR Rate, the Term CORRA or the AUD Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate. (c) Each RFR Loan denominated in Pounds Sterling shall bear interest at a rate per annum equal to the Daily Simple RFR plus the Applicable Rate. Each RFR Loan denominated in Dollars shall bear interest at a rate per annum equal to the Daily Simple SOFR plus the Applicable Rate. Each RFR Loan denominated in Canadian Dollars shall bear interest at a rate per annum equal to the Daily Simple RFR plus the Applicable Rate. (d) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, any Borrower or the Administrative Agent determine that (i) the Total Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Total Net Leverage Ratio would have resulted in higher pricing for any resulting period, the applicable Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to such Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid by such Borrower for such period over the amount of interest and fees actually paid for such period by such Borrower.

-84- (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to such fee or other obligation under the applicable Loan Document. (f) Accrued interest on each Loan shall be payable in arrears in the same Agreed Currency as the applicable Loan on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (g) Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR, the EURIBOR Rate, the Central Bank Rate and the Alternate Base Rate (except when based on the Prime Rate) hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling, Term CORRA or Daily Simple CORRA, the Canadian Prime Rate (if applicable), the AUD Rate or the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case, interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Term CORRA, AUD Rate, Daily Simple RFR, Daily Simple SOFR, SONIA, Canadian Prime Rate or Central Bank Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. SECTION 2.14 Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14: (i) if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Term CORRA or AUD Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable Agreed Currency; or (ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Term CORRA or AUD Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such

-85- Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency; then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the applicable Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03: (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan; (B) for Term Benchmark Loans denominated in any Alternative Currency, (1) any Term Benchmark Loan denominated in Canadian Dollars shall bear interest at the Canadian Prime Rate plus the CBR Spread at the end of the Interest Period applicable thereto, and (2) any Term Benchmark Loan denominated in any other Alternative Currency shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread at the end of the Interest Period applicable thereto; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate or Central Bank Rate, as the case may be, for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Alternative Currency shall, at the applicable Borrower’s election prior to such day: (x) be prepaid by the Borrowers on such day or (y) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at

-86- the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time; and (C) for RFR Loans denominated in any Alternative Currency, any such RFR Loan shall on and from such date bear interest at the Central Bank Rate (or, in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate or Central Bank Rate, as the case may be, for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in such Alternative Currency, at the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars and/or Canadian Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class. No Swap Agreement shall constitute a “Loan Document” for purposes of this Section 2.14. (c) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term CORRA

-87- Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion. (d) The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14. (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Rate, EURIBOR Rate, Term CORRA or AUD Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period for any Benchmark, the applicable Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of such Type, or for any conversion to or continuation of Term Benchmark Loans to be made, converted or continued as Loans of such Type, during any Benchmark Unavailability Period for such Benchmark and, failing that, to the extent applicable to such Benchmark, either (x) the applicable Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Daily Simple SOFR is the subject of a Benchmark Transition Event or (y) any request relating to a Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the applicable Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14:

-88- (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan; (B) for Term Benchmark Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan denominated in Canadian Dollars shall bear interest at the Canadian Prime Rate plus the CBR Spread at the end of the Interest Period applicable thereto and (2) any Term Benchmark Loan denominated in any other Alternative Currency shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread at the end of the Interest Period applicable thereto; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate or Central Bank Rate, as the case may be, for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Alternative Currency shall, at the applicable Borrower’s election prior to such day: (x) be prepaid by the applicable Borrower on such day or (y) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time; and (C) for RFR Loans denominated in any Alternative Currency, any RFR Loan shall on and from such day bear interest at the Central Bank Rate (or, in the case of Canadian Dollars, the Canadian Prime Rate) for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Canadian Prime Rate or Central Bank Rate, as the case may be, for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in such Alternative Currency, at the applicable Borrower’s election, shall either (x) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (y) be prepaid in full immediately. (g) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or any applicable lending office of such Lender to make, maintain, or fund Loans whose interest is determined by reference to the Term SOFR Rate, the Adjusted EURIBOR Rate, the Term CORRA or the AUD Rate, or to determine or charge interest rates based upon the Term SOFR Rate, the Adjusted EURIBOR Rate, the Term CORRA or the AUD Rate, then such Lender shall promptly notify Lippert and the Administrative Agent thereof and (i) such Lender’s obligation to make or continue any Term Benchmark Loans in the applicable currency, or, in the case of such event relating to the Term SOFR Rate for Dollars, to convert ABR Loans into Term Benchmark Loans, shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Term Benchmark Loans in such currency), and in the case of such event relating to the Term SOFR Rate for Dollars, each such Term Benchmark Loan then outstanding shall be converted into ABR Loans on the last day of the then-current Interest Period with respect thereto, and in the case of Term CORRA Loans then outstanding shall be converted into CBR Loans and shall bear interest at the Canadian Prime Rate plus the CBR Spread on the last day of the then-current Interest Period with respect thereto and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR Rate component thereof

-89- until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Rate. (h) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful under U.S. Federal or applicable state or foreign law or regulation for any Lender to make Loans or otherwise extend credit to or do business with any Foreign Borrower, then such Lender shall promptly notify Lippert and the Administrative Agent thereof and such Lender’s obligation to make any Loans to such Foreign Borrower shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Loans to such Foreign Borrower). SECTION 2.15 Increased Costs. (a)If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate) or any Issuing Bank; (ii) impose on any Lender or any Issuing Bank or the London or other applicable offshore interbank market or the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to such increased costs). (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

-90- (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 2.16 Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Lippert pursuant to Section 2.19 or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by Lippert pursuant to Section 2.19 or (iv) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

-91- SECTION 2.17 Withholding of Taxes; Gross-Up. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes. (c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) Indemnification by the Loan Parties. Lippert shall (or shall cause the applicable Foreign Borrower to) indemnify each Recipient, within 10 days after delivery of the certificate referenced in Section 2.17(e), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after delivery of the certificate referenced below, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable

-92- Loan Party and the Administrative Agent, at the time or times reasonably requested by such Loan Party or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Loan Party or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Loan Party or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Loan Party or the Administrative Agent as will enable such Loan Party or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the applicable Loan Party is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to such Loan Party and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN-E or IRS Form W-8BEN; or

-93- (4) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Loan Party and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Loan Party or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Loan Party or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Loan Party or the Administrative Agent as may be necessary for such Loan Party and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify such Loan Party and the Administrative Agent in writing of its legal inability to do so. (g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party

-94- would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) VAT. (i) All amounts expressed in any Loan Document to be payable by any party to the Credit Agreement (for the purposes of this provision, a “Party”) to any Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Party under any Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that Party). (ii) If VAT is or becomes chargeable on any supply made by any Recipient (for the purposes of this provision, the “Supplier”) to any other Recipient (for the purposes of this provision, the “VAT Recipient”) under any Loan Document, and any Party other than the VAT Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the VAT Recipient in respect of that consideration): (A) to the extent the Supplier is the person required to account to the relevant tax authority for the VAT, the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The VAT Recipient will, where this paragraph (ii)(A) applies, promptly pay to the Subject Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on the supply; and (B) to the extent the VAT Recipient is the person required to account to the relevant tax authority for the VAT, the Subject Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (iii) Where any Loan Document requires any Party to reimburse or indemnify a Recipient for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (iv) Any reference in this Section to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is

-95- not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be). (v) In relation to any supply made by a Recipient to any Party under any Loan Document, if reasonably requested by such Recipient, that Party must promptly provide details of its VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply. (i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (j) Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA. SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) (i) Except with respect to principal of and interest on Loans denominated in an Alternative Currency, each Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m. (New York City time), on the date when due or the date fixed for any prepayment hereunder and (ii) all payments with respect to principal and interest on Loans denominated in an Alternative Currency shall be made in such Alternative Currency not later than the Local Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its applicable office or offices as described in the Administrative Questionnaire provided by the Administrative Agent to the Borrowers from time to time, except payments to be made directly to Issuing Banks or Swingline Lenders as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. (b) At any time that payments are not required to be applied in the manner required by Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the

-96- parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. (c) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender under such Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders of such Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders under such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans under such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of any Borrower in the amount of such participation. (d) Unless the Administrative Agent shall have received, prior to any date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the applicable Borrower to the Administrative Agent pursuant to Section 2.11(b)), notice from such Borrower that such Borrower will not make such payment or prepayment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the relevant Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate. SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Lippert hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

-97- (b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, or if any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), then Lippert may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee (other than any Ineligible Institution) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Lippert shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including, to the extent applicable, the Prepayment Premium), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) if applicable, such replacement Lender agrees to the applicable proposed amendment, restatement, supplement, modification, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Lippert to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by Lippert, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto. SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the Unfunded Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a); (b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third,

-98- if such Defaulting Lender is a Revolving Lender, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as Lippert may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Lippert, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if such Defaulting Lender is a Revolving Lender, cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders of the applicable Class and, if such Defaulting Lender is a Revolving Lender, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders of the applicable Class or Classes on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders of the applicable Class or Classes pro rata in accordance with the applicable Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (c) the Commitments and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby; (d) if such Defaulting Lender is a Revolving Lender and any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then: (i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders having Revolving Commitments in accordance with their respective Applicable Percentages of the total Revolving Commitments but only to the extent that such reallocation does not, as to any such non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative

-99- Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only such Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding; (iii) if a Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, such Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized; (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and (e) if such Defaulting Lender is a Revolving Lender, then for so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(d), and Swingline Exposure related to any such newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein). If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Revolving Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Banks, as the case may be, shall have entered into arrangements with the applicable Borrower or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder. In the event that each of the Administrative Agent, the Borrowers and, if the applicable Defaulting Lender is a Revolving Lender, the Swingline Lender and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, (x) if such Defaulting Lender is a Revolving Lender, the Swingline Exposure and the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage and (y) any cash collateral provided under this Section 2.20

-100- shall be promptly released and returned to the Borrowers to the extent not otherwise required to be provided by the Borrowers in accordance with Section 2.06(j). SECTION 2.21 Extensions of Maturity Dates. (a) Extensions of the Revolving Credit Maturity Date. (i) Lippert may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Revolving Lenders), not less than 60 days in advance of the Revolving Credit Maturity Date in effect at such time (the “Existing RC Maturity Date”), request that the Revolving Lenders extend the Existing RC Maturity Date to the first anniversary of such Existing RC Maturity Date. Each Revolving Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the 20th day after the date of the Extension Request, or if such date is not a Business Day, the immediately following Business Day (the “Response Date”), advise the Administrative Agent in writing whether or not such Lender agrees to the requested extension. Each Revolving Lender that advises the Administrative Agent that it will not extend the Existing RC Maturity Date is referred to herein as a “Non-Extending RC Lender”; provided, that any Revolving Lender that does not advise the Administrative Agent of its consent to such requested extension by the Response Date and any Revolving Lender that is a Defaulting Lender on the Response Date shall be deemed to be a Non- Extending RC Lender. The Administrative Agent shall notify Lippert, in writing, of the Revolving Lenders’ elections promptly following the Response Date. The election of any Revolving Lender to agree to such an extension shall not obligate any other Revolving Lender to so agree. The Revolving Credit Maturity Date may be extended no more than two (2) times pursuant to this Section 2.21. (ii) (A) If, by the Response Date, Revolving Lenders holding Revolving Commitments that aggregate 50% or more of the total Revolving Commitments shall constitute Non-Extending RC Lenders, then the Existing RC Maturity Date shall not be extended and the outstanding principal balance of all Revolving Loans and other amounts payable hereunder in respect of the Revolving Commitments and Revolving Credit Exposure shall be payable, and shall terminate, on the Existing RC Maturity Date in effect prior to such extension. (B) If (and only if), by the Response Date, Revolving Lenders holding Revolving Commitments that aggregate more than 50% of the total Revolving Commitments shall have agreed to extend the Existing RC Maturity Date (each such consenting Lender, an “Extending RC Lender”), then effective as of the Existing RC Maturity Date, the Revolving Credit Maturity Date for such Extending RC Lenders shall be extended to the first anniversary of the Existing EC Maturity Date (subject to satisfaction of the conditions set forth in Section 2.21(a)(iv)). In the event of such extension, (x) the Revolving Commitment of each Non-Extending RC Lender shall terminate on the Existing RC Maturity Date in effect for such Non-Extending RC Lender prior to such extension, (y) the outstanding principal balance of all Revolving Loans and other Revolving Credit Exposure and other amounts payable hereunder to such Non-Extending RC Lender shall become due and payable on such Existing RC Maturity Date and (z) subject to Section 2.21(a)(iii) below, the total Revolving Commitments hereunder shall be reduced by the Revolving Commitments of the Non-Extending RC Lenders so terminated on such Existing RC Maturity Date. (iii) In the event of any extension of the Existing RC Maturity Date pursuant to Section 2.21(a)(ii)(B), Lippert shall have the right on or before the Existing RC Maturity Date, at its own expense, to require any Non-Extending RC Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights

-101- (other than its rights to payments pursuant to Section 2.12(e), 2.15, Section 2.16, Section 2.17 or Section 9.03 arising prior to the effectiveness of such assignment) and obligations in respect of the Revolving Commitments to one or more banks or other financial institutions (other than an Ineligible Institution) identified to the Non-Extending RC Lender by Lippert which may include any existing Lender (each a “Replacement Lender”); provided that (A) such Replacement Lender, if not already a Revolving Lender hereunder, shall be subject to the approval of the Administrative Agent, the Swingline Lender and each Issuing Bank (such approvals to not be unreasonably withheld, conditioned or delayed) to the extent the consent of the Administrative Agent, the Swingline Lender or the Issuing Banks, as applicable, would be required to effect an assignment under Section 9.04(b), (B) such assignment shall become effective as of a date specified by Lippert (which shall not be later than the Existing RC Maturity Date in effect for such Non-Extending RC Lender prior to the effective date of the requested extension) and (C) the Replacement Lender shall pay to such Non-Extending RC Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the outstanding principal amount Revolving Loans made by it hereunder and unreimbursed participations funded by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder, in each case under such Class on such date. (iv) As a condition precedent to each such extension of the Existing RC Maturity Date pursuant to Section 2.21(a)(ii)(B), Lippert shall (A) deliver to the Administrative Agent a certificate of Lippert dated as of the Existing RC Maturity Date signed by a Responsible Officer of Lippert certifying that, as of such date, both before and immediately after giving effect to such extension, (x) the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct and (y) no Default shall have occurred and be continuing or would result therefrom, (B) to the extent reasonably requested by the Administrative Agent, deliver to the Administrative Agent (x) customary board resolutions and officers’ certificates consistent with those delivered on the Effective Date, (y) customary opinions of counsel to the Loan Parties consistent with those delivered on the Effective Date (other than changes to legal opinions resulting from a change in law, change in fact or change in counsel’s form of opinion reasonably acceptable to the Administrative Agent) and (z) supplemental or reaffirmation agreements and/or such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Revolving Commitments being extended are provided with the benefit of the applicable Loan Documents and (C) first make such prepayments of the outstanding Revolving Loans and Swingline Loans and second provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Bank) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Revolving Commitments of the Non-Extending RC Lenders pursuant to Section 2.21(a)(ii) and any assignment pursuant to Section 2.21(a)(iii), (I) the LC Exposure does not exceed the total Letter of Credit Commitments being extended, (II) no Lender’s Revolving Credit Exposure exceeds its Revolving Commitment being extended, (III) the Total Revolving Credit Exposure does not exceed the total Revolving Commitments being extended and (IV) the aggregate Dollar Equivalent of outstanding Loans made to, plus the aggregate Dollar Equivalent amount of LC Exposure in respect of Letters of Credit issued for the benefit of, Foreign Borrowers does not exceed the Foreign Borrower Sublimit. (v) For the avoidance of doubt, (A) no consent of any Lender (other than the existing Revolving Lenders participating in the extension of the Existing RC Maturity Date) shall be required for any extension of the Revolving Credit Maturity Date pursuant to this Section 2.21(a) and (B) the operation of this Section 2.21(a) in accordance with its terms is not an amendment subject to Section 9.02.

-102- (b) Extensions of the Maturity Dates of Term Loans. (i) Lippert may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.21(b). In order to establish any Extended Term Loans, Lippert shall provide an Extension Request to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class which such request shall be offered equally to all such Lenders) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such applicable Existing Term Loan Class (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring, underwriting, ticking, consent, and amendment or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders) and offered to each Lender under such Existing Term Loan Class in accordance with its Applicable Percentage with respect thereto, (y) provide for an extension effective date not less than 10 Business Days nor more than 45 days after the date of delivery of the applicable Extension Request (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion) and (z) be identical to the Term Loans under the Existing Term Loan Class from which such Extended Term Loans are to be converted; provided that: (A) (1) such Extended Term Loans shall not mature earlier than the Latest Maturity Date in effect at the time of such extension, and (2) such Extended Term Loans shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the outstanding Existing Term Loan Classes and any other tranche of outstanding Term Loans, Incremental Term Loans or Incremental Term Loan Commitments, in each case, as in effect at the time of incurrence or issuance of such Incremental Facility; provided that, subject to the foregoing limitations, all or any of the scheduled amortization payments of principal of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in this Agreement with respect to the Existing Term Loan Class from which such Extended Term Loans were converted as set forth below); (B) (1) the pricing, fees, optional prepayment or redemption terms shall be determined in good faith by Lippert and the interest margins and floors with respect to such Extended Term Loans may be higher or lower than the interest margins and floors for the Term Loans of such Existing Term Loan Class and/or (2) additional fees, premiums or AHYDO Payments may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins and floors contemplated by the preceding clause (B)(1), in each case, to the extent provided in the applicable Extension Amendment; (C) such Extended Term Loans may provide for the ability to participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans of such Existing Term Loan Class or other outstanding Term Loans or Incremental Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments or prepayments of principal of Term Loans of such Existing Term Loan Class or other outstanding Term Loans or Incremental Term Loans hereunder (other than any mandatory payment of Term Loans of such Existing Term Loan Class or other

-103- outstanding Term Loans or Incremental Term Loans at maturity); provided that no Extended Term Loans may be optionally prepaid or mandatorily repaid (other than scheduled amortization) prior to the date on which all Term Loans and Incremental Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Class from which they were converted) are repaid in full, unless such prepayment or repayment is in accordance with the theretofore existing provisions of this Agreement or is accompanied by at least a pro rata prepayment or repayment of such other Term Loans and Incremental Term Loans, as applicable; (D) such Extended Term Loans may have call protection and similar redemption terms as may be agreed by Lippert and the Lenders thereof; and (E) such Extended Term Loans shall be evidenced by this Agreement (as may be amended as contemplated in this Section 2.21). (ii) Lippert shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Class are requested to respond (although any changes to terms previously announced shall only require two (2) Business Days’ prior written notice), and shall agree to such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.21. Any Lender (an “Extending Term Lender”) wishing to have all or a portion of its Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to such Extension Request converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to such Extension Request that it has elected to convert into Extended Term Loans; provided, that any Lender that does not advise the Administrative Agent of its consent to such requested extension by the applicable time and date shall be deemed to have rejected the applicable Extension Request. In the event that the aggregate amount of Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, Term Loans of the Existing Term Loan Class or Existing Term Loan Classes subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the amount of Term Loans included in each such Extension Election. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. (iii) Extended Term Loans shall be established pursuant to an amendment to, or amendment and restatement of, this Agreement (an “Extension Amendment”) executed by the Borrowers, the Administrative Agent and the Extending Term Lenders; provided that, except to the extent expressly contemplated by this Section 2.21(b) and notwithstanding anything to the contrary set forth in Section 9.02, each Extension Amendment shall (A) be consistent with the provisions set forth in this Section 2.21(b), (B) be reasonably satisfactory to the Administrative Agent, (C) be subject to the following conditions (x) the representations and warranties set forth in Article III of this Agreement and in the other Loan Documents shall be true and correct in all material respects (without duplication of materiality qualifiers) immediately before and after giving effect to such Extension Amendment and the transactions contemplated thereby and (y) no Event of Default shall have occurred and be continuing as of the effective date of such Extension Amendment or after giving effect to such Extension Amendment and the transactions contemplated thereby, (D) be subject to any applicable Extension Minimum Condition (unless waived by Lippert) and (E) to the extent reasonably requested by the Administrative Agent, be subject to receipt by the

-104- Administrative Agent of (x) customary board resolutions and officers’ certificates consistent with those delivered on the Effective Date, (y) customary opinions of counsel to the Loan Parties consistent with those delivered on the Effective Date (other than changes to legal opinions resulting from a change in law, change in fact or change in counsel’s form of opinion reasonably acceptable to the Administrative Agent) and (z) supplemental or reaffirmation agreements and/or such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each applicable Lender as to the effectiveness of each such Extension Amendment be reasonably acceptable to the Administrative Agent and shall not require the consent of any Lender other than the Extending Term Lenders with respect to the Extended Term Loans established thereby. No Extension Amendment shall provide for any Class of Extended Term Loans in an aggregate principal amount that is less than $25,000,000 and in integral multiples of $5,000,000, and Lippert may condition the effectiveness of any Extension Amendment in respect of Extended Term Loans on an Extension Minimum Condition, which may be waived by Lippert in its sole discretion. In addition to any terms and changes required or permitted by this Section 2.21, each Extension Amendment (I) shall amend the scheduled amortization payments pursuant to this Agreement with respect to the Existing Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled repayment amount, if any, for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any repayment amount, if any, payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (II) may, but shall not be required to, impose additional terms and conditions applicable to the Extended Term Loans to the extent applicable only during periods after the Latest Maturity Date (determined at the time of the applicable Extension Request) of any Loans or Commitments hereunder that are not subject to the applicable extension. (iv) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Loan Class is converted to extend the related scheduled maturity date(s) in accordance with this Section 2.21 above, in the case of the existing Term Loans of each Extending Term Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans; provided that any Extended Term Loans converted from an Existing Term Loan Class may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any then outstanding class of Term Loans other than the Existing Term Loan Class from which such Extended Term Loans were converted (in which case scheduled amortization with respect thereto shall be proportionally increased). SECTION 2.22 Refinancing Amendments. (a) On one or more occasions after the Effective Date, the applicable Borrowers may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor (other than an Ineligible Institution) that agrees to provide any portion of any Refinancing Term Loan or Refinancing Revolving Commitment, in each case consisting of Credit Agreement Refinancing Indebtedness, pursuant to a Refinancing Amendment in accordance with this Section 2.22 (each, an “Additional Refinancing Lender”) (provided that the Administrative Agent, the Swingline Lender and each Issuing Bank shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Lender or Additional Refinancing Lender making such Refinancing Term Loans or providing such Refinancing Revolving Commitments, to the extent such consent, if any, would be required under Section 9.04(b) for an assignment

-105- of Loans or Commitments, as applicable, to such Lender or Additional Refinancing Lender), in respect of all or any portion of any Facility of Term Loans or Revolving Loans (and corresponding Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Revolving Commitments and/or Refinancing Revolving Loans pursuant to a Refinancing Amendment; provided that, notwithstanding anything to the contrary in this Section 2.22 or otherwise: (i) all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Commitments and Refinancing Revolving Commitments in accordance with their percentage of the Revolving Commitments and Refinancing Revolving Commitments; (ii) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all Revolving Commitments then in effect shall be terminated, and all the Revolving Loans and Swingline Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Lenders, shall be repaid or paid (it being understood, however, that any Letters of Credit may continue to be outstanding hereunder), and the aggregate amount of such Refinancing Revolving Commitments does not exceed the aggregate amount of the Revolving Commitments so terminated; and (iii) assignments and participations of Refinancing Revolving Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans. (b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction and (ii) reaffirmation agreements and/or such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents. Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.22(a) shall be in an aggregate principal amount that is (A) not less than $25,000,000 and (B) an integral multiple of $5,000,000 in excess thereof (or such lesser amount as shall be required to refinance an entire Class of Loans or Commitments). (c) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Lippert, to effect the provisions of this Section 2.22, including any amendments necessary to treat the applicable Loans and/or Commitments established under the Refinancing Amendment as a new Facility of loans and/or commitments hereunder, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. (d) This Section shall supersede any provisions in Section 2.18 or 9.02 to the contrary. SECTION 2.23 Incremental Equivalent Debt. (a) At any time and from time to time, subject to the terms and conditions set forth in this Section 2.23, Lippert may incur or issue Incremental Equivalent Debt; provided that (i) after giving effect (including giving effect on a Pro Forma Basis) thereto and the use of proceeds thereof (and assuming that

-106- such Incremental Equivalent Debt is fully drawn), the sum of (A) the total of the Incremental Revolving Commitments, Incremental Term Loan Commitments and Incremental Term Loans incurred during the term of this Agreement and (B) the total Incremental Equivalent Debt incurred or issued during the term of this Agreement, does not exceed the Available Incremental Amount, (ii) such Incremental Equivalent Debt satisfies the applicable conditions set forth in Sections 2.23(c), and (iii) the conditions and procedures described in Section 2.23(b) have been satisfied. Nothing contained in this Section 2.23 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to participate in any tranche of Incremental Equivalent Debt at any time. Lippert shall have no obligation to approach or offer any existing Lender to provide any Incremental Equivalent Debt. (b) As a condition precedent to any incurrence or issuance of any Incremental Equivalent Debt, (i) Lippert shall deliver to the Administrative Agent a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Equivalent Debt, and (B) in the case of Lippert, certifying as to the matters set forth in the following clause (ii), and (ii) subject to Section 1.08, both before and immediately after giving effect (including giving effect on a Pro Forma Basis) to such Incremental Equivalent Debt and the use of proceeds thereof (and assuming that such Incremental Equivalent Debt is fully drawn), (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) as of such earlier date, and (B) no Event of Default exists or would result therefrom (provided that, if substantially all of the proceeds of any Incremental Equivalent Debt are intended to and shall be used to finance a Limited Condition Transaction and Lippert has made an LCT Election in accordance with Section 1.08, the lender(s) providing and/or arranging such Incremental Equivalent Debt may agree that the foregoing clauses (ii)(A) and (ii)(B) shall be limited to only the Specified Representations and Specified Defaults, as applicable, at the time the applicable Limited Condition Transaction is consummated). (c) Any Incremental Equivalent Debt shall be subject to the following terms and conditions: (i) at the discretion of the Lippert, such Incremental Equivalent Debt may (A) constitute Pari Passu Lien Debt and rank pari passu in right of payment with the Revolving Loans, the Term Loans, and any outstanding tranche of Incremental Term Loans or Incremental Term Loan Commitments hereunder, (B) constitute Junior Lien Debt and rank junior in right of payment with the Revolving Loans, the Term Loans, and any outstanding tranche of Incremental Term Loans or Incremental Term Loan Commitments hereunder or (C) be unsecured; provided that any Incremental Equivalent Debt that is secured or constitutes Subordinated Indebtedness shall be subject to an Intercreditor Agreement; (ii) no Incremental Equivalent Debt will be (A) incurred or Guaranteed by any Person other than a Loan Party or any Person that shall have become a Loan Party substantially concurrently with the incurrence or issuance of such Incremental Equivalent Debt in accordance with the terms of this Agreement (it being understood that the roles of such obligors as borrower or guarantors with respect to such obligations may be interchanged), (B) secured by any assets other than Collateral or (C) evidenced by this Agreement; (iii) (A) such Incremental Equivalent Debt shall not mature earlier than the Latest Maturity Date in effect at the time of incurrence or issuance of such Incremental Equivalent Debt, and (B) such Incremental Equivalent Debt shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the outstanding Term Loans and

-107- any tranche of outstanding Incremental Term Loans or Incremental Term Loan Commitments, in each case, as in effect at the time of incurrence or issuance of such Incremental Equivalent Debt; provided that, in each case, this clause (c)(iii) shall not apply to the incurrence or issuance of any Incremental Equivalent Debt pursuant to the Inside Maturity Exception; (iv) (A) in the case of any Incremental Equivalent Debt that constitutes Pari Passu Lien Debt, such Incremental Equivalent Debt may provide for the ability to participate on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans or outstanding Incremental Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments or prepayments of principal of Term Loans or outstanding Incremental Term Loans hereunder (other than any mandatory payment of Term Loans or Incremental Term Loans at maturity) and (B) in the case of any Incremental Equivalent Debt that constitutes Junior Lien Debt or is unsecured, such Incremental Equivalent Debt may not include or be subject to or permit or entitle the holders thereof to receive (directly or indirectly) any mandatory prepayment, repayment, redemption, acquisition or distribution (whether in cash, securities or other property) in respect of such Incremental Equivalent Debt prior to the Payment in Full of the initial Term Loans hereunder, except as otherwise expressly permitted under the applicable Intercreditor Agreement; and (v) subject to the foregoing Sections 2.23(c)(i) through (c)(iv) above, such Incremental Equivalent Debt will have such terms and conditions as separately agreed between Lippert and the lender(s) providing and/or arranging such Incremental Equivalent Debt; provided that, notwithstanding the foregoing, the terms and conditions applicable to any Incremental Equivalent Debt (other than pricing (including, for the avoidance of doubt, any “most favored nation” pricing provision), interest rate margins, rate floors, discounts, fees, premiums and optional prepayment and redemption terms) may not be materially more restrictive, taken as a whole, to the Company and its Subsidiaries than the terms and conditions set forth in this Agreement and the other Loan Documents (as reasonably determined by Lippert in good faith), other than any such terms and conditions that (A) are applicable only during periods after the Latest Maturity Date then in effect or (B) to the extent not less favorable to the existing Lenders than the existing terms of this Agreement and the other Loan Documents, are, with the consent of the Administrative Agent, incorporated into this Agreement or such other applicable Loan Document for the benefit of all existing Lenders (to the extent applicable to such Lender); provided further that, notwithstanding the foregoing, in the case of any Incremental Equivalent Debt consisting of term loans, delayed draw term loans or commitments in respect thereof, in each case, that constitute Pari Passu Lien Debt and are effected within twelve (12) months of the Effective Date (but excluding any such Incremental Equivalent Debt incurred or issued under clause (a) of the definition of Available Incremental Amount), (x) if the Effective Yield in respect of such Incremental Equivalent Debt exceeds the Effective Yield in respect of any initial Term Loans or any other Incremental Term Loans or Incremental Term Loan Commitments hereunder by more than 0.50%, the Applicable Rate in respect of such initial Term Loans and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable, shall be increased so that the Effective Yield in respect of such initial Term Loans and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable, is equal to the Effective Yield in respect of such Incremental Equivalent Debt minus 0.50%, and (y) to the extent any change in the Effective Yield of the initial Term Loans or other Incremental Term Loans or Incremental Term Loan Commitments hereunder is necessitated by the foregoing clause (x) on the basis of an effective interest rate floor in respect of such Incremental Equivalent Debt, the increased Effective Yield in the initial Term Loans and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable, shall (unless otherwise agreed in writing by Lippert) have

-108- such increase in the Effective Yield effected solely by increases in the interest rate floor(s) applicable to the initial Term Loans, and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable, but only to the extent an increase in the interest rate floor in the initial Term Loans and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable, would cause an increase in the Benchmark then in effect for such initial Term Loans and other Incremental Term Loans and Incremental Term Loan Commitments hereunder, as applicable. (d) Subject to the foregoing conditions, Lippert and the Administrative Agent may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to incorporate any additional terms as contemplated by Sections 2.23(c)(v). This Section shall supersede any provisions in Section 2.18 or 9.02 to the contrary. ARTICLE III. Representations and Warranties The Company and each Borrower represents and warrants to the Lenders that: SECTION 3.01 Organization; Powers. Each Loan Party and each of their respective Subsidiaries is duly organized or formed, validly existing and in good standing, to the extent such concept is applicable in the relevant jurisdiction, under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing, to the extent such concept is applicable in the relevant jurisdiction, in every jurisdiction where such qualification is required. SECTION 3.02 Authorization; Enforceability. The Transactions are within the Borrowers’ and the other Loan Parties’ corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder action. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. SECTION 3.03 Governmental Approvals; No Conflicts; No Default. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien (except in favor of the Collateral Agent) on any asset of any Loan Party or any of its Subsidiaries. No Loan Party is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound which could reasonably be expected to result in a Material Adverse Effect.

-109- SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The Company has, prior to the Effective Date, furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2024, reported on by KPMG LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP. (b) Since December 31, 2024, there has been no adverse change in the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, except for any changes that, individually and in the aggregate, have not resulted and could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.05 Properties. (a) Each Loan Party and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (b) Each Loan Party and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Loan Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company and the Borrowers, threatened against or affecting any Loan Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of its Subsidiaries (i) to the Company’s and the Borrower’s knowledge has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received notice of any claim with respect to any Environmental Liability. SECTION 3.07 Compliance with Laws and Agreements; No Default. Each Loan Party and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. SECTION 3.08 Investment Company Status. No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. SECTION 3.09 Taxes.

-110- (a) Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. (b) No Dutch Borrower is, nor will any Dutch Borrower at any time during the term of the Agreement be a parent or member of a fiscal unity for Dutch tax purposes, other than a fiscal unity for Dutch tax purposes consisting solely of Dutch Borrowers. SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. SECTION 3.11 Disclosure. (a) The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither any report nor any of the financial statements, certificates or other information furnished by or on behalf of any Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. (b) As of the Effective Date, to the best knowledge of each Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects. SECTION 3.12 Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance, in all material respects, by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and directors and, to the knowledge of the Company and the Borrowers, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party or any of their respective Subsidiaries being designated as a Sanctioned Person. None of (a) any Loan Party, any Subsidiary, any of their respective directors or officers or, to the knowledge of any Loan Party or any of their respective Subsidiaries, employees, or (b) to the knowledge of the Company or the Borrowers, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. SECTION 3.13 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

-111- SECTION 3.14 Plan Assets; Prohibited Transactions. None of the Company or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. SECTION 3.15 Margin Regulations. Each Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of such Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock. SECTION 3.16 Solvency. The Company and its Subsidiaries (taken as a whole) are Solvent as of the Effective Date after giving effect (including giving effect on a Pro Forma Basis) to the Transactions to occur on the Effective Date. SECTION 3.17 Security Interest in Collateral. Subject to Sections 5.10 and 5.12 and the other limitations, exceptions and filing requirements otherwise set forth in this Agreement and the other Loan Documents, the provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral (provided that, with respect to the creation and perfection of security interests with respect to Indebtedness, if any, only to the extent the creation and perfection of such obligations is governed by the UCC), and, upon the making of such filings and taking of such other actions required to be taken hereby or by the applicable Loan Documents (including the filing of appropriate UCC financing statements with the office of the Secretary of State of the state of organization of each Loan Party, the filing of appropriate notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, in each case in favor of the Collateral Agent for the benefit of the Secured Parties and the delivery to the Collateral Agent of any stock or equivalent certificates or promissory notes required to be delivered pursuant to the applicable Loan Documents) securing the Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances and other Liens permitted by Section 6.02 and (b) Liens perfected only by possession (including possession of any certificate of title), to the extent the Collateral Agent has not obtained or does not maintain possession of such Collateral. SECTION 3.18 Subsidiaries. The Subsidiaries of the Company and their respective business forms, jurisdictions of organization, addresses, and respective equity owners, as of the Effective Date, are set forth on Schedule 3.18 hereto. Except as so disclosed, no Loan Party or Subsidiary thereof has any Subsidiaries or Equity Interests in, or joint ventures or partnerships with, any Person as of the Effective Date. SECTION 3.19 Labor Matters. Except as disclosed in the materials referred to in Section 3.04(a), (a) there are no strikes or other labor disputes or grievances pending or, to the knowledge of any Borrower, threatened, against any Loan Party, except for such disputes or grievances that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) no Loan Party is a party to any collective bargaining agreement. SECTION 3.20 SEC Matters. The Company is in compliance with applicable federal, provincial, territorial and state securities laws and/or rules and regulations of the SEC, and with applicable state and provincial securities laws and/or rules and regulations of state and provincial securities authorities

-112- and of any stock exchanges or other self-regulatory organizations having jurisdiction of the Company and/or its securities, in each case except where the failure to do so, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.21 Restrictive Agreements. No Loan Party nor any Subsidiary thereof is a party to any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Loan Party or Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other equity interests; other than (i) restrictions and conditions imposed by law or by this Agreement, (ii) restrictions and conditions existing on the date hereof identified in the materials referred to in Section 3.04(a) or (b) or as set forth on Schedule 6.09, and (iii) restrictions and conditions permitted under Section 6.09. SECTION 3.22 Centre of Main Interests. In relation to the Loan Parties incorporated in the Netherlands, for the purpose of Regulation (EU) No 2015/848 of the European Parliament and of the Council of the European Union of 20 May 2015 on insolvency proceedings (recast) (the Insolvency Regulation), its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in the jurisdiction of its registered office and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulations) in any other jurisdiction. SECTION 3.23 Tax Residency. No Dutch Borrower is, nor will any Dutch Borrower at any time during the term of the Agreement be, considered to be a resident of any jurisdiction other than The Netherlands for the purposes of any double taxation convention concluded by The Netherlands, for the purposes of the Tax Arrangement for the Kingdom (Belastingregeling voor het Koninkrijk) or for purposes of the Tax Arrangement for the country of The Netherlands (Belastingregeling voor het land Nederland), or otherwise. The Loans, or any other elements in relation to the Agreement, cannot, nor will at any time during the term of the Agreement, be attributable to a permanent establishment or permanent representative of a Dutch Borrower outside the Netherlands. SECTION 3.24 Use of Proceeds. The proceeds of the Loans and Letters of Credit have been used and will be used, whether directly or indirectly, as set forth in Section 5.08. SECTION 3.25 Insurance. Schedule 3.25 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance that are due and owing on or prior to the Effective Date have been paid (including through financing of any such premiums). The Loan Parties maintain with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and of the same or similar size. SECTION 3.26 Outbound Investment Rules. No Loan Party nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. No Loan Party nor any of its Subsidiaries engages, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

-113- ARTICLE IV. Conditions SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02): (a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the other Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions and the other Loan Documents, including any Notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender, all in form and substance satisfactory to the Administrative Agent. (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent, the Collateral Agent, and the Lenders and dated the Effective Date) of Faegre Drinker Biddle & Reath LLP, U.S. counsel for the Loan Parties, in a form reasonably acceptable to the Administrative Agent. The Borrowers hereby request such counsel to deliver such opinions. (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing, to the extent such concept is applicable in the relevant jurisdiction, of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel. (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, (i) confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and (ii) certifying that the Company and its Subsidiaries are Solvent, in each case, as of the Effective Date and after giving effect (including giving effect on a Pro Forma Basis) to the transactions to occur on the Effective Date, all in form and substance reasonably satisfactory to the Administrative Agent. (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder. (f) The Administrative Agent shall have received (i) the audited financial statements and the unaudited quarterly financial statements of the Company referred to in Section 3.04(a), and (ii) the Company’s most recent projected income statement, balance sheet and cash flows through 2029, together with such information as the Administrative Agent and the Lenders shall reasonably request (including, without limitation, a detailed description of the assumptions used in preparing such projections). (g) (i) The Administrative Agent and each Lender shall have received, at least five (5) days prior to the Effective Date, (x) all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrowers at least 10 days prior to the Effective Date and (y) a properly completed and signed IRS Form W-8 or W-9, as applicable,

-114- for each Loan Party and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to such Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied). (h) The Administrative Agent shall have received the results of a recent lien search in the jurisdiction of organization of each Loan Party and each jurisdiction where assets of the Loan Parties are located, and the results of search reports in respect of the intellectual property of the Loan Parties. (i) (i) Each document (including any Uniform Commercial Code financing statements and federal intellectual property filings) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation and (ii) the Collateral Agent shall have received (A) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (B) each promissory note and other instrument or possessory collateral (if any) pledged to the Collateral Agent pursuant to the Security Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof or accompanied by allonges or other acknowledgements signed in blank, as applicable; provided that each of the requirements set forth in this Section 4.01(i) (except for the execution and delivery of the Security Agreement and to the extent that a Lien on the Collateral may be perfected (x) by the filing of a financing statement under the UCC and (y) short-form filings with the United States Patent and Trademark Office or United States Copyright Office for any federally registered intellectual property registered in the name of any Loan Party), shall not constitute conditions precedent to funding any Loans on the Effective Date after the Loan Parties’ use of commercially reasonable efforts to satisfy such requirements on or prior to the Effective Date without undue burden or unreasonable expense, and the Loan Parties hereby agree to deliver, or cause to be delivered, such documents, instruments and other deliveries, or take or cause to be taken such other actions as may be required to deliver such documents, instruments and other deliveries or to perfect such security interests, within 30 days after the Effective Date, in each case, subject to extensions approved by the Administrative Agent in its reasonable discretion. (j) Subject to Section 5.12, the Administrative Agent shall have received evidence of insurance coverage for any domestic Loan Party (including customary insurance endorsements) in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.05 of this Agreement and the Security Agreement. (k) The Administrative Agent shall have received satisfactory pay-off and release letters for all Indebtedness and commitments under the Existing Credit Agreement and which confirms that all Liens securing such Indebtedness and all Guarantees in respect thereof will be terminated and released concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit; provided that any Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder as further provided herein. (l) The Administrative Agent shall have received evidence satisfactory to it that, on or substantially concurrently with the Effective Date, (i) the Company shall have issued new Permitted Convertible Notes due no earlier than March 1, 2030 (the “New Permitted Convertible Notes”) in an aggregate principal amount of not less than $400,000,000 and (ii) the Company shall have used a portion

-115- of the proceeds of the New Permitted Convertible Notes to repurchase and cancel a portion of its outstanding 1.125% Convertible Senior Notes due May 2026 (the “Existing Permitted Convertible Notes”). (m) The Administrative Agent shall have received a Borrowing Request in respect of the Loans to be funded on the Effective Date, which Borrowing Request shall be delivered in accordance with Section 2.03, together with a customary funding indemnification letter to the extent any such Loan will be a Term Benchmark Loan. The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., Chicago time, on March 25, 2025 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions: (a) The representations and warranties of the Loan Parties set forth in this Agreement and each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that any such representations and warranties that are qualified by materiality or as to Material Adverse Effect shall be true and correct in all respects on and as of such date. (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing. Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section; provided that, in the case of any Incremental Term Loan substantially all of the proceeds of which are intended to be and shall be, substantially concurrently with the receipt thereof, used by the Company or any Subsidiary to finance, in whole or in part, a Limited Condition Transaction, then (1) the foregoing clause (b) shall be limited to no Specified Default having occurred, being continuing or resulting therefrom, (2) the Borrowers shall only be required to satisfy the requirements of the above clause (a) as of the LCT Test Date for such Limited Condition Transaction and (3) the representations and warranties so given in respect of the funding of such Loan or Borrowing shall be limited to the Specified Representations. ARTICLE V. Affirmative Covenants Until all of the Obligations shall have been Paid in Full, the Company and each Borrower covenants and agrees with the Lenders that: SECTION 5.01 Financial Statements; Ratings Change and Other Information. Lippert will furnish to the Administrative Agent and each Lender:

-116- (a) within 120 days after the end of each fiscal year of the Company (or, if earlier, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form) (commencing with the fiscal year ending December 31, 2025), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; (b) within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form) (commencing with the fiscal quarter ending March 31, 2025), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end of and for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 (to the extent required hereunder for such period), (iii) setting forth the calculation and uses of the Available Amount for the fiscal period then ended if the Company or any Subsidiary shall have used the Available Amount for any purpose during such fiscal period, (iv) in the case of the delivery of financial statements under clause (a) above, setting forth reasonably detailed calculations demonstrating Excess Cash Flow for which recently ended fiscal year and the anticipated Excess Cash Flow mandatory prepayment pursuant to Section 2.11(f) and (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements last delivered pursuant to Section 5.01(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; (d) promptly after the same become publicly available, copies of all periodic and material other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; (e) promptly after receipt thereof by the Company or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding financial or other operational results of the Company or any Subsidiary thereof;

-117- (f) promptly following any request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; (g) [reserved]; and (h) promptly following any request therefor, (x) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Documents required to be delivered pursuant to Section 5.01(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that, if requested by the Administrative Agent, the Company shall notify the Administrative Agent (by electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents. The Company represents and warrants that each of it and its Controlling and Controlled entities, in each case, if any (collectively with the Company, the “Relevant Entities”), either (i) has no SEC registered or unregistered, publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its securities, and, accordingly, the Company hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Sections 5.01(a) and (b) above, along with the Loan Documents, available to Public-Siders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of any such securities. The Company will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Relevant Entities have no outstanding SEC registered or unregistered, publicly traded securities. Notwithstanding anything herein to the contrary, in no event shall the Company request that the Administrative Agent make available to Public-Siders budgets or any certificates, reports or calculations with respect to the Loan Parties’ compliance with the covenants contained herein. SECTION 5.02 Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following: (a) the occurrence of any Default or Event of Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof, including pursuant to

-118- any applicable Environmental Laws, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $50,000,000; (d) notice of any action arising under any Environmental Law or of any noncompliance by any Loan Party or any Subsidiary with any Environmental Law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; (e) any material change in accounting or financial reporting practices by any Loan Party or any Subsidiary; (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; (g) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and (h) if any Foreign Subsidiary is or becomes a “covered foreign person”, as that term is defined in the Outbound Investment Rules. Each notice delivered under this Section (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 5.02 of Lippert Components, Inc. Credit Agreement dated March 25, 2025” and (iii) shall be accompanied by a statement of a Financial Officer or other executive officer of the Company or of Lippert setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. SECTION 5.03 Existence; Conduct of Business. Except where the failure to do so would not have a Material Adverse Effect, the Company and each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, Division, liquidation or dissolution permitted under Section 6.03. SECTION 5.04 Payment of Obligations. The Company and each Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including liabilities for Taxes, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company, such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. SECTION 5.05 Maintenance of Properties; Insurance. The Company and each Borrower will, and will cause each other Loan Party and each of their respective Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain, with financially sound and reputable insurance companies, (i) insurance in such amounts (with no greater risk retention) and against such risks as is customarily maintained by companies

-119- of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents and (c) comply with the applicable Flood Insurance Requirements. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, but no less frequently than annually, information in reasonable detail as to the insurance so maintained. SECTION 5.06 Books and Records; Inspection Rights. The Company and each Borrower will, and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company and each Borrower will, and will cause each of their respective Subsidiaries to, permit any representatives designated by the Administrative Agent on reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, during such times when an Event of Default has occurred and is continuing, independent accountants, all at such reasonable times and as often as reasonably requested; provided, that so long as no Event of Default has occurred and is continuing, the Company and the Borrowers shall have no obligation to pay or reimburse the Administrative Agent for costs and expenses relating to any such visitation and inspection (other than one visitation and inspection during any fiscal year). The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Borrowers and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders. SECTION 5.07 Compliance with Laws. The Company and each Borrower will, and will cause each of their respective Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company and each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for working capital and general corporate purposes, including to prepay in full Indebtedness outstanding under the Existing Credit Agreement on the Effective Date, to pay any fees and expenses in respect of the Transactions to occur on the Effective Date and to fund any original issue discount in respect of the Term Loans; provided that (i) the proceeds of any Incremental Term Loans shall be for any purposes not prohibited hereunder as may be agreed by the Lenders providing such loans and (ii) the proceeds of any Credit Agreement Refinancing Indebtedness shall be solely for purposes described in the definition of Credit Agreement Refinancing Indebtedness. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. Letters of Credit will be issued only to support payment (and/or Guarantee) obligations of the Borrowers to the beneficiaries thereof. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. SECTION 5.09 Accuracy of Information. The Company and the Borrowers will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent

-120- or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by such Borrower on the date thereof as to the matters specified in this Section; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. SECTION 5.10 Additional Guarantors; Additional Collateral; Further Assurances. (a) If any Person (x) after the Effective Date becomes (whether upon its formation, by acquisition of its Equity Interests, or otherwise) a Wholly-Owned Domestic Subsidiary of any Loan Party, other than an Immaterial Subsidiary (a “New Subsidiary”), or (y) that is a Wholly-Owned Domestic Subsidiary ceases to be an Immaterial Subsidiary of a Loan Party (any such Subsidiary, a “New Guarantor”), then, in each such case, the Borrowers shall, within 30 days, (i) furnish notice in writing of such facts to the Administrative Agent and (ii) cause such New Subsidiary or other New Guarantor to execute and deliver to the Administrative Agent joinder agreements to the Security Agreement and the Subsidiary Guarantee (in the forms contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, which shall be accompanied by appropriate organizational resolutions, other organizational documentation and, to the extent requested by the Administrative Agent, legal opinions, in each case, in form, scope and substance reasonably satisfactory to the Administrative Agent; provided, however, that in any event, prior to the time that any New Subsidiary or other New Guarantor otherwise becomes the obligor or obligee in respect of any Indebtedness of any Loan Party or Subsidiary thereof, the Borrowers shall cause to be taken, in respect of any such obligor, the action referred to in the preceding sentence to the extent required thereunder. In connection therewith, the Administrative Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the Patriot Act. Each such Person delivering such joinder agreements (x) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (y) will grant Liens to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral. (b) Each Loan Party will cause, and will cause each other Loan Party to cause, all of its owned property (other than Excluded Property) to be subject at all times to first priority, perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02. Without limiting the generality of the foregoing, (A) the Company will cause 100% of the issued and outstanding Equity Interests of Lippert and (B) each Loan Party will cause 100% of the issued and outstanding Equity Interests of each of its Subsidiaries directly owned by any Loan Party (other than any Excluded Property), in each case, to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent for the benefit of the Collateral Agent and the other Secured Parties to secure the Obligations in accordance with the terms and conditions of the Collateral Documents or other pledge or security documents as the Administrative Agent shall reasonably request. (c) Without limiting the foregoing, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any applicable law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan

-121- Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties. (d) If any material assets (other than Excluded Property) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrowers will (i) notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraphs (b) and (c) of this Section, all at the expense of the Loan Parties. (e) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Administrative Agent may (but shall not be obligated to) determine in its sole and reasonable discretion that (A) the cost to the Loan Parties of granting and/or perfecting any Lien is disproportionate to the benefit to be realized by the Administrative Agent, the Lenders and the other Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral or (B) a Foreign Subsidiary shall not be required to become a Guarantor and/or provide Collateral and/or have its Equity Interests pledged as Collateral, in each case, if, in the reasonable credit judgment of the Administrative Agent, doing so would result in a violation of applicable law or such Subsidiary would not otherwise provide customary credit support to the Obligations substantially similar to that provided by Loan Parties organized under the laws of the United States of America or England and Wales, which determination may be based upon (I) the amount and enforceability of, and any limitations applicable to, the Guarantee that would be provided by the relevant Person, (II) the value (including after giving consideration to the extent of perfection and/or priority of Liens on such Collateral) and enforceability of, and any limitations applicable to, any security interest that may be granted with respect to any Collateral of the relevant Person and (III) any political risk, applicable law or duties (fiduciary, trustee or otherwise) associated with the relevant jurisdiction, and, in each such case, the Administrative Agent shall be permitted to, without the consent of the Lenders or Required Lenders, waive any requirement related thereto that is required under the Loan Documents. SECTION 5.11 Maintenance of Ratings. At any time there are any outstanding Term Loans or any outstanding Incremental Term Loans that constitute “institutional” or “term loan B” loans, the Company and the Borrowers shall use commercially reasonable efforts to obtain and maintain at all times (a) a credit rating by at least two (2) of S&P, Moody’s and Fitch in respect of the Term Loans and (b) a corporate rating or corporate family rating (as applicable) by at least two (2) of S&P, Moody’s and Fitch for the Company, in each case, with no requirement to obtain or maintain any specific rating (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Company and the Borrowers of customary rating agency fees and cooperation with information and data requests by Moody’s, Fitch and S&P, as applicable, in connection with their ratings process). SECTION 5.12 Post-Closing Requirements. Not later than the dates set forth in Schedule 5.12 (or such later dates as the Administrative Agent shall agree in its sole discretion) or as otherwise required thereunder, the Loan Parties shall take the actions set forth on Schedule 5.12. ARTICLE VI. Negative Covenants Until all of the Obligations shall have been Paid in Full, the Company and each Borrower covenants and agrees with the Lenders that:

-122- SECTION 6.01 Indebtedness. The Company and the Borrowers will not, nor will the Company or any Borrower permit any of its or their respective direct or indirect Subsidiaries, directly or indirectly to, create, incur, assume or permit to exist any Indebtedness or any preferred Equity Interests, except: (a) Indebtedness created hereunder or under the Loan Documents; (b) Incremental Equivalent Debt issued or incurred in compliance with Section 2.23; (c) Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof); (d) Indebtedness of one Loan Party or a Subsidiary of a Loan Party to another Loan Party or Subsidiary of a Loan Party; provided that any such Indebtedness (x) shall not be prohibited by Section 6.05 and (y) owing by the Company or any Guarantor to any Non-Guarantor Foreign Borrower or any Subsidiary that is not a Loan Party shall be subordinated to the Obligations on subordination terms reasonably acceptable to the Administrative Agent; (e) Indebtedness of any Borrower or any Subsidiary incurred to finance or refinance the acquisition, construction or improvement of any fixed or capital assets, including purchase money Indebtedness and Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days (and in the case of industrial revenue bonds, 360 days) after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $100,000,000 at any time outstanding; (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof other than as a result of a Division; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) after giving effect (including giving effect on a Pro Forma Basis) to such Person becoming a Subsidiary, the Company shall be in compliance with the covenants set forth in Section 6.10; (g) Indebtedness in respect of Banking Services Obligations; (h) Indebtedness of Subsidiaries (other than Loan Parties); provided that the aggregate outstanding amount of Indebtedness incurred in reliance on this Section 6.01(h), when taken together with the aggregate outstanding amount of Indebtedness incurred by Subsidiaries that are not Loan Parties in reliance on Section 6.01(r) below, shall not exceed $200,000,000 in the aggregate at any time; (i) Indebtedness in respect of Swap Agreements permitted under Section 6.06; (j) any Indebtedness incurred or assumed in connection with the NMTC and in compliance with the NMTC Program Requirements (or any similar government supported Indebtedness program) so long as at the time of incurring or assuming such Indebtedness and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, the Company is in compliance with the covenants set forth in Section 6.10;

-123- (k) [reserved]; (l) contingent obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Dispositions of properties or assets or with purchases of properties or assets permitted hereunder; (m) Guarantees in respect of any Indebtedness permitted pursuant to this Section 6.01 if such guaranteeing Person would be permitted to incur such Indebtedness under this Section 6.01; provided that any such Guarantees (x) shall not be prohibited by Section 6.05 and (y) owing by the Company or any Guarantor to or in respect of obligations of any Non-Guarantor Foreign Borrower or any Subsidiary that is not a Loan Party shall be subordinated pursuant to the terms of the Intercompany Debt Subordination Agreement; (n) obligations in respect of performance bonds and completion, guarantee, surety and similar bonds, in each case, obtained in the ordinary course of business to support statutory and contractual obligations (other than Indebtedness) arising in the ordinary course of business; (o) Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business; (p) Indebtedness arising from the endorsement of items for deposit or collection of commercial paper received in the ordinary course of business; and (q) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business. (r) (i) other unsecured Indebtedness so long as both before and immediately after giving effect (including giving effect on a Pro Forma Basis) to the incurrence of such Indebtedness, (x) no Default or Event of Default shall have occurred and shall be continuing or would result therefrom and (y) the Total Net Leverage Ratio is not greater than 3.00 to 1.00, and (ii) extensions, renewals and replacements of any such Indebtedness incurred pursuant to the immediately preceding clause (r)(i) that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof); provided that, in the case of clauses (i) and (ii), (A) such Indebtedness shall not mature earlier than 91 days after the Latest Maturity Date in effect at the time of incurrence or issuance of such Incremental Facility, (B) such Indebtedness shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the outstanding Term Loans and any tranche of outstanding Incremental Term Loans or Incremental Term Loan Commitments, in each case, as in effect at the time of incurrence or issuance of such Indebtedness; provided, further, that the foregoing clauses (A) and (B) shall not apply to the incurrence or issuance of any Indebtedness pursuant to the Inside Maturity Exception; and (C) the terms and conditions governing such Indebtedness shall not be more restrictive (taken as a whole) to the Company and its Subsidiaries than the terms and conditions set forth in this Agreement and the other Loan Documents (as reasonably determined by Lippert in good faith, except to the extent (x) this Agreement shall have been modified in accordance with its terms to grant the benefit of such more restrictive provisions to the Lenders under this Agreement, (y) applicable solely to periods after the Latest Maturity Date in effect at the time of incurrence or issuance of such Indebtedness or (z) as otherwise agreed by the Administrative Agent in its reasonable discretion; provided, further, that the aggregate outstanding amount of Indebtedness incurred by Subsidiaries that are not Loan Parties in reliance on this Section 6.01(r), when taken together with the aggregate outstanding amount of Indebtedness incurred in reliance on Section 6.01(h) above, shall not exceed $200,000,000 in the aggregate at any time.

-124- SECTION 6.02 Liens. The Company and the Borrowers shall not, and shall not permit any other Loan Party or any of its or their Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except: (a) Permitted Encumbrances; (b) any Lien on any property or asset of any Loan Party or any Subsidiary existing on the Effective Date and set forth on Schedule 6.02 and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof); (c) any Lien existing on any property or asset prior to the acquisition thereof by any Loan Party or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or is merged or consolidated with any Loan Party or any Subsidiary (or has its assets purchased by any Loan Party or any Subsidiary); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary or is so merged or consolidated with any Loan Party or any Subsidiary (or has its assets purchased by any Loan Party or any Subsidiary), as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company, any Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, merger, consolidation or the date such Person becomes a Subsidiary or has substantially all of its assets purchased by any Loan Party or any Subsidiary, as the case may be and extensions, renewals and replacements and refinancings thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof); (d) Liens on fixed or capital assets (including those granted to secure purchase money Indebtedness and Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets) acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days (and in the case of industrial revenue bonds, 360 days) after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% (in the case of real property and the improvements thereon) or 100% (in the case of personal property (other than fixtures)) of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company, any Borrower or any Subsidiary; (e) Liens solely on customary cash earnest money deposits or customary deposits in connection with indemnity obligations made by any Loan Party or any Subsidiary in connection with any letter of intent or purchase agreement entered into in connection with any Permitted Acquisition; (f) precautionary Uniform Commercial Code financing statements filed solely as a precautionary measure in connection with operating leases or consignment of goods; (g) deposits and Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, in the ordinary course of business;

-125- (h) servitudes, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party or any Subsidiary thereof; (i) Liens securing indebtedness of any Subsidiary (other than a Loan Party) to the Company or any other Subsidiary; provided that (w) such Indebtedness is permitted under Sections 6.01 and 6.05 hereof (as applicable), (x) all of the outstanding capital stock or other Equity Interests of each such Subsidiary shall be owned 100% directly or indirectly by the Company, (y) with respect to any such Subsidiaries to whom such Indebtedness is owed, such Subsidiaries (other than any such Subsidiary that is a CFC and other than any Immaterial Subsidiary) shall have become party to the Guarantee Agreement and taken each other action required to be taken by New Guarantors pursuant to Section 5.10 and (z) such Indebtedness shall not be assigned or transferred by the obligee thereof to any Person other than another Loan Party or any of their respective Subsidiaries such that after giving effect to such assignment and transfer all of the foregoing conditions are satisfied; (j) Liens in favor of consignors in consignors’ consigned assets in the ordinary course of business; (k) Liens for taxes (other than in relation to the existence of a fiscal unity which consists of parties other than solely Dutch Borrowers), fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.04; (l) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Company or a Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; (m) Liens of lessors, lessees and sublessees of real property on property leased by or to a Borrower or a Subsidiary in the ordinary course of business and not interfering in any material respect with the business of such Borrower or Subsidiary; (n) Liens of customs and revenue authorities arising as a matter of law relating to the importing or exporting of goods in the ordinary course of business; (o) Liens to secure insurance premium financing in the ordinary course of business; (p) Liens in the nature of contractual restrictions created under agreements related to Dispositions of assets permitted under Section 6.09; (q) Liens securing judgments or awards not constituting Events of Default; (r) Liens in the nature of contractual restrictions related to joint venture interests under joint venture agreements to the extent such investments are permitted under Section 6.05; (s) Liens related to permitted repurchase investments described in clause (d) of the definition of “Permitted Investments”;

-126- (t) claims by buyers to cash earnest deposits made in connection with Permitted Acquisitions or other investments permitted under this Agreement; (u) Liens securing credit facilities entered into by Foreign Subsidiaries (other than Foreign Borrowers) to the extent permitted under Section 6.01(h); provided that such Liens shall not encumber any assets of any Loan Parties; (v) Liens securing Incremental Equivalent Debt issued or incurred in compliance with Section 2.23 and solely to the extent subject to an Intercreditor Agreement; provided that such Liens shall not encumber any assets other than Collateral; (w) Liens securing the Obligations; and (x) other Liens, provided that the aggregate amount of all outstanding Indebtedness and other obligations secured by such Liens shall not at the time of the granting of any additional Lien exceed 15% of Consolidated Net Worth. SECTION 6.03 Fundamental Changes. (a) Each of the Company and each Borrower shall not, and shall not permit any other Loan Party or any of its Subsidiaries to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, consummate a Division as the Dividing Person, or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the Equity Interests of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) any Subsidiary may merge into a Borrower in a transaction in which such Borrower is the surviving Person (provided that the surviving Person of any such transaction involving a Domestic Subsidiary shall be a Domestic Subsidiary), (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that if either such Subsidiary is a Loan Party, the surviving Subsidiary shall be a Loan Party (and if either such Subsidiary is a Borrower, the surviving Subsidiary shall be such Borrower)) (provided that the surviving Person of any such transaction involving a Domestic Subsidiary shall be a Domestic Subsidiary), (iii) any Subsidiary may Dispose of its assets or any Equity Interests of its Subsidiaries to the Company or to another Subsidiary (provided that if the Subsidiary making such Disposition is a Loan Party, such Disposition shall be to a Loan Party or a Subsidiary that becomes a Loan Party substantially contemporaneously with such Disposition (unless the Loan Party making such Disposition acquired the assets or Equity Interests substantially contemporaneously from a Subsidiary that was not a Loan Party)) (provided that no such Disposition may be made by a Domestic Subsidiary to a Foreign Subsidiary unless such Disposition is also permitted under Sections 6.04 and 6.05), (iv) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and any Subsidiary may Dispose of all or substantially all of its assets, or all or substantially all of the Equity Interests of its Subsidiaries (in each case, whether now owned or hereafter acquired) so long as any such Disposition is either permitted by Section 6.04 or is a Disposition of the Equity Interests of any Immaterial Subsidiary or any other Subsidiary is that is not a Loan Party (provided that, in the case of any dissolution or liquidation of a Loan Party, such Loan Party shall first Dispose of its assets to another Loan Party in compliance with the foregoing clause (a)(iii)), (v) Dispositions described on Schedule 6.04, and (vi) in the event that any Foreign Borrower does not then have any Loans or Letters of Credit outstanding for its account, such Foreign Borrower may liquidate or dissolve or, to the extent not prohibited by Section 6.05, merge into or consolidate with any other Person (in which case Lippert shall provide notice of such transaction to the Administrative Agent and such Foreign

-127- Borrower shall cease to be a Foreign Borrower hereunder upon the consummation thereof); provided that any such merger or Division involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger or Division shall not be permitted unless also permitted by Section 6.05. (b) The Company and the Borrowers will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the types conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto. (c) The Company and the Borrowers will not permit their fiscal year to end on a day other than December 31 or change the Company’s or such Borrower’s method of determining its fiscal quarters. SECTION 6.04 Dispositions. Each of the Company and each Borrower will not, nor will it permit any other Loan Party or any of their respective Subsidiaries to, make any Disposition, except: (a) Dispositions of used, surplus, obsolete or worn out property not used or useful in such Person’s business; (b) Dispositions of inventory and Permitted Investments in the ordinary course of business; (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) Dispositions of property by any Subsidiary to the Company or to a Subsidiary so long as in the case of any such Disposition by a Loan Party, the transferee shall be (x) any Loan Party (other than a Non-Guarantor Foreign Borrower), (y) any Subsidiary that is not a Loan Party or a Non-Guarantor Foreign Borrower to the extent aggregate Fair Market Value of all assets subject to such Dispositions to any such Person does not exceed during the term of this Agreement the greater of (i) $57,900,000 and (ii) 2.0% of Applicable CTA or (z) any Subsidiary so long as such Disposition constitutes an investment permitted under Section 6.05; (e) Dispositions permitted by Section 6.03 (other than in reliance on this Section 6.04(e)) and any Dispositions of Equity Interests of Subsidiaries to the Company or to another Subsidiary, provided that, other than with respect to the Specified Reorganization, if the Subsidiary making such Disposition is a Loan Party, such Disposition shall be to a Loan Party or a Subsidiary that becomes a Loan Party substantially contemporaneously with such Disposition (unless the Loan Party making such Disposition acquired the Equity Interests substantially contemporaneously from a Subsidiary that was not a Loan Party); (f) leases, licenses, subleases or sublicenses granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of any Borrower and any of such Borrower’s respective Subsidiaries; (g) Dispositions of intellectual property rights that are no longer used or useful in the business of any Borrower and any of such Borrower’s respective Subsidiaries; (h) the discount, write-off or Disposition of past due accounts receivable in the ordinary course of business; (i) Restricted Payments permitted by Section 6.07, Restricted Debt Payments permitted by Section 6.14 and investments permitted by Section 6.05 (in each case, other than by reference to this Section 6.04);

-128- (j) abandonment of non-material intellectual property assets in the ordinary course of business; (k) Dispositions of assets or any Equity Interests of any Subsidiary, in each case, acquired pursuant to a Permitted Acquisition or other investment permitted by this Agreement, which assets or Subsidiaries are not used in or useful in the business; (l) surrender, release or waiver of contract rights in the ordinary course of business so long as such surrender, release or waiver would not have a material effect on the rights, assets or business of such Loan Party or Subsidiary; (m) Dispositions of interests in a Swap Agreement in connection with the unwinding of such Swap Agreement; (n) Dispositions of investments or assets to joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements, in each case, pursuant to an investment permitted by Section 6.05; provided that the aggregate Fair Market Value for all investments and assets transferred to such joint ventures pursuant to this clause (n) during the term of this Agreement shall not, in the aggregate together with all outstanding investments in joint ventures pursuant to Section 6.05(p), does not exceed at any time the greater of (i) $57,900,000 and (ii) 2.0% of Applicable CTA; (o) Dispositions that consist of charitable donations in the ordinary course of business and consistent with past practices; (p) Dispositions by the Company or any Subsidiary; provided that the aggregate book value of all property Disposed of pursuant to this clause (p) in shall not exceed (x) during any fiscal year of the Company, the greater of $434,250,000 and 15.0% of Applicable CTA and (y) in the aggregate during the term of this Agreement, the greater of $868,421,700 and 30.0% of Applicable CTA; and (q) so long as no Event of Default exists at the time of such Disposition or would result therefrom, Dispositions described on Schedule 6.04. Notwithstanding the foregoing, no Loan Party shall consummate any transaction that results in the Disposition (whether by way of any Restricted Payment, Restricted Debt Payment, investment, Lien, sale, conveyance, transfer or other Disposition, and whether in a single transaction or a series of transactions) of Material Intellectual Property or other Material Assets to any Affiliate of the Company that is not a Loan Party to the extent that any such Disposition is being made for purposes of securing additional Indebtedness or Liens on any such assets; provided that the Company and its Subsidiaries may grant non-exclusive licenses of any Material Intellectual Property to any Subsidiary that is not a Loan Party in the ordinary course of business so long as the Company and its Subsidiaries retain the beneficial ownership and the same rights to use such intellectual property as held prior to such license. SECTION 6.05 Investments, Loans, Advances, Guarantees and Acquisitions. Each of the Company and each Borrower will not, nor will it permit any other Loan Party or any of their respective Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with, or as a Division Successor pursuant to the Division of, any Person that was not a Wholly-Owned Subsidiary prior to such merger or Division) any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or

-129- purchase or otherwise acquire (in one transaction or a series of transactions) any Person or assets of any other Person constituting a business unit, except: (a) Permitted Investments; (b) (x) investments by the Company or any Wholly-Owned Subsidiary in the Equity Interests of its Subsidiaries; provided that in the case of any such investment by any Loan Party, such investment shall be (i) to or in another Loan Party (other than any Non-Guarantor Foreign Borrower), (ii) substantially concurrently with such investment used for consideration for Permitted Acquisitions or other investments permitted by other clauses of this Section or (iii) otherwise in an aggregate outstanding amount (together with the outstanding amount of any loans or advances described in clause (iii) of the proviso to clause (c) below) not to exceed at any time the greater of (x) $75,000,000 and (y) 15.0% of Applicable EBITDA (calculated on a Pro Forma Basis) and (y) the ownership of Equity Interests in Wholly-Owned Subsidiaries of the Company existing as of the Effective Date or any future Equity Interest ownership in Wholly-Owned Subsidiaries acquired or created pursuant to any Permitted Acquisition or other investment permitted by this Agreement; (c) loans or advances, or purchases or other acquisitions of any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) or assets constituting a business unit, or Guarantees of any Indebtedness or other obligations, in each case, made by any Loan Party or Subsidiary in, to or for the benefit of any Loan Party or other Subsidiary (all of such transactions, an “Intercompany Investment”); provided that, in the case of any such Intercompany Investment made by a Loan Party, (i) such Intercompany Investment shall be in, to or for the benefit of another Loan Party (other than a Non-Guarantor Foreign Borrower), (ii) the proceeds of such Intercompany Investment (or of the amounts Guaranteed) shall be used substantially concurrently with such Intercompany Investment for consideration for Permitted Acquisitions or other investments permitted by other clauses of this Section, (iii) such Intercompany Investments shall otherwise be in an aggregate outstanding amount (together with the outstanding amount of any loans or advances described in clause (iii) of the proviso to clause (b)(x) above) not to exceed at any time the greater of (x) $75,000,000 and (y) 15.0% of Applicable EBITDA (calculated on a Pro Forma Basis) or (iv) such Guarantee relates to any performance guaranty entered into in the ordinary course of business or in connection with any transaction permitted by the terms of this Agreement; (d) Guarantees of Indebtedness permitted by Section 6.01; provided that (i) the Borrower or Subsidiary Guaranteeing such Indebtedness would be permitted to incur such Indebtedness pursuant to Section 6.01 and (ii) any such Guarantee constituting an Intercompany Investment shall be subject to the limitation set forth in Section 6.05(c); (e) investments constituting acquisitions of the assets or Equity Interests or other securities of any Person or of assets constituting a business unit; provided, however, that (i) both before and after giving effect (including giving effect on a Pro Forma Basis) to such acquisition, (x) no Default or Event of Default exists or would result therefrom and (y) the Company is in compliance with Section 6.10, (ii) in the case of an acquisition or series of related acquisitions for consideration of $200,000,000 or more, (x) the Company shall have notified the Administrative Agent in writing at least 10 days prior to the consummation thereof and provided the Administrative Agent with drafts of definitive acquisition documentation, including schedules and exhibits thereto (provided that to the extent drafts are not available on such date, the Company shall provide the Administrative Agent with such drafts promptly upon their becoming available), and (y) the Company shall provide the Administrative Agent with a copy of all business and financial information reasonably requested by the Administrative Agent, including pro forma financial statements, calculations of EBITDA made on a Pro Forma Basis, acquisition summaries and, to the extent available, projections, quality-of-earnings reports and diligence summaries, (iii) the aggregate consideration for any such

-130- acquisitions of assets that do not constitute Collateral and any such acquisitions of Equity Interests or other securities of Persons that are not Loan Parties and do not become Loan Parties shall not exceed $400,000,000 in the aggregate after the Effective Date, and (iv) any such acquisition shall not be a “hostile” acquisition and shall have been approved by the board of directors (or equivalent governing body) and/or the shareholders (or equivalent) of the applicable Loan Party or Subsidiary and of the business unit or Person to be acquired (any acquisition meeting all the criteria of this Section 6.05(e) being referred to herein as a “Permitted Acquisition”); (f) other investments in an aggregate outstanding amount not to exceed at any time the result of (i) the greater of $75,000,000 and 15.0% of Applicable EBITDA (calculated on a Pro Forma Basis) less (ii) Returns (up to the amount of the original investment); (g) other investments, provided that at the time of such investment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto (i) no Default or Event of Default exists or would exist and (ii) the Total Net Leverage Ratio does not exceed 3.25 to 1.00; (h) purchases of Equity Interests of the Company so long as the Company would be permitted to make any such purchase under Section 6.07; (i) advances to management personnel, employees and agents in the ordinary course of business for travel and entertainment expenses in an aggregate outstanding amount not to exceed $250,000 at any time; (j) other investments existing on the Effective Date and disclosed on Schedule 6.05; (k) investments in the nature of non-cash consideration related to Dispositions permitted under Section 6.04; (l) investments in the form of Swap Agreements permitted under Section 6.06; (m) investments in the nature of accounts receivable, notes receivable, security deposits, prepayments and trade credit arising in the ordinary course of business; (n) investments received in connection with bankruptcy of customers and in good faith settlement of delinquent obligations of, and other disputes with, customers, so long as such underlying obligations arise in the ordinary course of business of the applicable Loan Party or Subsidiary; (o) short term intercompany investments between the Loan Parties, between the Loan Parties and their Subsidiaries, between Subsidiaries and the Loan Parties and between Subsidiaries that are not Loan Parties, in each case, related to cash management arising in the ordinary course of business, so long as the aggregate outstanding amount of all investments into Subsidiaries that are not Loan Parties under this clause (o) shall not at any time exceed the greater of $20,000,000 and 5.0% of Applicable EBITDA; (p) investments in joint ventures if the aggregate outstanding amount for all such joint venture investments, together with the Fair Market Value of all assets and investments transferred to joint ventures pursuant to Section 6.04(n) during the term of this Agreement, does not exceed at any time the greater of (i) $57,900,000 and (ii) 2.0% of Applicable CTA; and (q) other investments in an amount not to exceed the Available Amount immediately prior to the time of the making of such investment, in each case, so long as at the time of making such investment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, (i) no Event of

-131- Default then exists or would result therefrom and (ii) the Total Net Leverage Ratio does not exceed 3.75 to 1.00. For purposes of determining the amount of any investment outstanding for purposes of this Section 6.05, such amount shall be deemed to be the amount of such investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such investment) less any Returns (not to exceed the original amount invested). Notwithstanding anything in this Agreement to the contrary, any loans, advances or other Indebtedness owing by any Loan Party to any Affiliate of the Company that is not a Loan Party shall be unsecured and subordinated to the Obligations pursuant to the Intercompany Debt Subordination Agreement or otherwise on terms and conditions reasonably satisfactory to the Administrative Agent. SECTION 6.06 Swap Agreements. Neither the Company or any Borrower will, nor will it permit any other Loan Party or any of their respective Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which such Borrower or such other Loan Party or Subsidiary has actual exposure (other than those in respect of Equity Interests of such Borrower or such other Loan Party or Subsidiary), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower any other Loan Party or any of their respective Subsidiaries and (c) Swap Agreements consisting of Permitted Bond Hedge Transactions or Permitted Warrant Transactions. SECTION 6.07 Restricted Payments. Neither the Company or any Borrower shall, nor shall it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Qualified Stock (or if not ratably, on a basis more favorable to the Borrowers and the other Loan Parties), (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, in each case, so long as at the time of making such Restricted Payment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, no Event of Default has occurred and is continuing or would result therefrom, (d) Restricted Payments set forth on Schedule 6.07 authorized prior to the Effective Date, (e) the Company may make additional Restricted Payments in an aggregate amount during any fiscal year of the Company, when combined with the aggregate amount of all Restricted Debt Payments made in reliance on Section 6.14(f) during such fiscal year, not to exceed $150,000,000 in any fiscal year of the Company, in each case, so long as at the time of making such Restricted Payment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto no Event of Default has occurred and is continuing or would result therefrom, (f) the Company may make any Restricted Payments, in each case, so long as at the time of making such Restricted Payment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Total Net Leverage Ratio does not exceed 3.00 to 1.00, (g) the making of cash payments in connection with any conversion, at the election of the holder of any Permitted Convertible Notes, of Permitted Convertible Notes, in an aggregate amount after the date of the applicable indenture governing such Permitted Convertible Notes not to exceed the sum of (A) the principal amount of such Permitted Convertible Notes plus (B) any payments received by the Company or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction, (h) (A) any payments in connection with a Permitted Bond Hedge Transaction and (B) the settlement of any related Permitted Warrant Transaction either (i) in shares of common stock or (ii) in cash by set-off against the related Permitted Bond Hedge Transaction or to the extent such payment is substantially concurrently received under any Permitted Bond Hedge Transaction

-132- and (i) other cash Restricted Payments in an amount not to exceed the Available Amount immediately prior to the time of the making of such Restricted Payment, in each case, so long as at the time of making such Restricted Payment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, (i) no Event of Default then exists or would result therefrom and (ii) the Total Net Leverage Ratio does not exceed 3.50 to 1.00. SECTION 6.08 Transactions with Affiliates. The Company and the Borrowers will not, and will not permit any other Loan Party which is a Subsidiary of a Borrower or any such Loan Party’s Subsidiaries to, sell, lease or otherwise Dispose any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than the Company or any Subsidiary), in each case involving aggregate payments, value or consideration in excess of the greater of $10,000,000 and 2.5% of Applicable EBITDA and for any such transaction or series of related transactions, except (a) at prices and on terms and conditions not less favorable to such Borrower, such other Loan Party or such Subsidiary than could be obtained on an arm’s- length basis from unrelated third parties, (b) any merger, consolidation, liquidation, dissolution or conveyance permitted under Section 6.03, any Restricted Payment permitted by Section 6.07, any investment permitted under Section 6.05, any Disposition permitted under Section 6.04 and any Indebtedness permitted under Section 6.01, (c) employment, indemnification, benefits and compensation arrangements (including arrangements made with respect to bonuses and equity-based awards and any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors) entered into in the ordinary course of business with members of the board of directors or management committee, officers and employees of such Borrower, such other Loan Party or such Subsidiary and (d) customary transactions not otherwise prohibited under this Agreement in connection with an insurance company that has been formed to provide insurance coverage to such Borrower, such other Loan Party or such Subsidiary. SECTION 6.09 Restrictive Agreements. The Company and the Borrowers will not, and will not permit any other Loan Party or any of their respective Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Borrower, any other Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents or by any instrument, agreement or document evidencing or governing the terms of any Incremental Equivalent Debt issued or incurred in compliance with Section 2.23, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof which are not otherwise prohibited hereunder, (vi) the foregoing shall not apply to customary prohibitions, restrictions and conditions in licenses, leases and governmental permits concerning Liens on assets subject thereto, (vii) the foregoing shall not apply to customary prohibitions or restrictions in joint venture agreements and similar agreements that relate solely to the activities of joint ventures permitted under Section 6.05, (viii) the foregoing shall not apply to customary prohibitions, restrictions or conditions contained in agreements relating to any asset sale or Disposition pending such sale or Disposition other than restrictions on Liens,

-133- provided that such prohibitions, restrictions and conditions apply only to the Loan Party or Subsidiary or its assets to be sold or Disposed of and such sale or Disposition is permitted hereunder, (ix) the foregoing shall not apply to limitations or restrictions consisting of customary net worth, leverage or other financial covenants in each case contained in, or required by, any contractual obligation governing Indebtedness of a Borrower, a Loan Party or any of their respective Subsidiaries permitted under Section 6.01, (x) the foregoing shall not apply to customary prohibitions, restrictions and conditions contained in Swap Agreements permitted pursuant to Section 6.06 and in any agreement related to Banking Services, (xi) the foregoing shall not apply to customary prohibitions, restrictions and conditions in Guarantees permitted hereunder that waive or prohibit parties thereto from collecting intercompany obligations after the occurrence of a default, and (xii) the foregoing shall not apply to any prohibition contained in any agreement, bond, note or other instrument (or any refinancing thereof) permitted hereunder with respect to any Person or the property or assets of such Person acquired by a Borrower, a Loan Party or any of their respective Subsidiaries in an acquisition permitted hereunder and existing at the time of such acquisition and not entered into in contemplation thereof; provided that such prohibition is not applicable to any Person or the property or assets of any Person other than such acquired Person or the property or assets of such acquired Person. SECTION 6.10 Certain Financial Covenants. (a) The Borrowers shall not permit the Total Net Leverage Ratio to exceed 4.00 to 1.00 as of the last day of each fiscal quarter of the Company ending on or after June 30, 2025. (b) The Borrowers shall not permit the Interest Coverage Ratio to be less than 3.50 to 1.00 as of the last day of each fiscal quarter of the Company ending on or after June 30, 2025. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6.10 are for the benefit of the Revolving Lenders only, and the Required Revolving Lenders (and not the Required Lenders) may amend, waive or otherwise modify this Section 6.10 or (solely for purposes of determining compliance with this Section 6.10) the defined terms used in this Section 6.10 or waive any Default or Event of Default resulting from a breach of this Section 6.10, in each case without the consent of any Lenders other than the Required Revolving Lenders notwithstanding anything in Section 9.02 to the contrary. SECTION 6.11 Amendment of Certain Documents. The Company and the Borrowers shall not, nor shall they permit any other Loan Party or any of their respective Subsidiaries to, permit the termination of, or any amendment, waiver or modification to, the certificate of incorporation or by-laws, certificate of limited partnership, certificate of formation, agreement of limited partnership, operating agreement or similar organizational document, as the case may be, of any Loan Party or Subsidiary thereof, except (i) to the extent necessary to effect a transaction permitted under Section 6.03, (ii) for amendments, modifications or waivers that are not adverse in any respect to the Lenders, the Administrative Agent, the Collateral Agent, or the Issuing Banks (it being understood that any name change of any Loan Party shall not be deemed to be adverse in any respect so long as Lippert provides the Administrative Agent with prompt written notice of any name change of any Loan Party (but in no event later than 15 days following the effectiveness of such name change)), (iii) in connection with the dissolution of any Loan Party having de minimis assets permitted under Section 6.03 or (iv) any amendments of such documents by Subsidiaries that are not Loan Parties (other than a Foreign Borrower) so long as the Company shall have determined that such amendment, modification or waiver is in the best interests of the Company and its Subsidiaries (taken as a whole); provided that Lippert shall provide the Administrative Agent with prompt written notice of the dissolution of any Loan Party and of the Loan Party to which any assets of such dissolved entity have been transferred.

-134- SECTION 6.12 Use of Proceeds. No Borrower will, nor permit any other Loan Party or any of their respective Subsidiaries to use the proceeds of the Loans for any other purpose other than a purpose pursuant to Section 5.08 and in a manner not in violation of Anti-Corruption Laws and applicable Sanctions. SECTION 6.13 Centre of Main Interest. No Loan Party incorporated in the Netherlands shall change is centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation), nor shall it have an “establishment” in any other jurisdiction. SECTION 6.14 Restricted Debt Payments. The Company and the Borrowers will not, nor will they permit any other Loan Party or any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Restricted Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt (any of the foregoing, a “Restricted Debt Payment”), except: (a) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments prohibited by any Intercreditor Agreement applicable thereto or any subordination or other payment provisions thereof (so long as such subordination provisions are reasonably acceptable to the Administrative Agent at the time of incurrence or assumption of such Indebtedness); (b) refinancings of Indebtedness to the extent permitted by Section 6.01; (c) AHYDO Payments with respect to Indebtedness permitted under Section 6.01; (d) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.04; (e) the making of cash payments in connection with any conversion, at the election of the holder of any Permitted Convertible Notes, of Permitted Convertible Notes, in an aggregate amount after the date of the applicable indenture governing such Permitted Convertible Notes not to exceed the sum of (i) the principal amount of such Permitted Convertible Notes plus (ii) any payments received by the Company or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction; (f) the Company may make Restricted Debt Payments in an aggregate amount during any fiscal year of the Company, when combined with the aggregate amount of all Restricted Payments made in reliance on Section 6.07(e) during such fiscal year, not to exceed $150,000,000 in any fiscal year of the Company, in each case, so long as at the time of making such Restricted Debt Payment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto no Event of Default has occurred and is continuing or would result therefrom; (g) the Company may make any Restricted Debt Payments, in each case, so long as so long as at the time of making such Restricted Debt Payment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Total Net Leverage Ratio does not exceed 3.00 to 1.00; and

-135- (h) other cash Restricted Debt Payments in an amount not to exceed the Available Amount immediately prior to the time of the making of such Restricted Debt Payment, in each case, so long as at the time of making such Restricted Debt Payment and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, (i) no Event of Default then exists or would result therefrom and (ii) the Total Net Leverage Ratio does not exceed 3.50 to 1.00. SECTION 6.15 Outbound Investment Rules. The Company and the Borrowers will not, nor will they permit any other Loan Party or any Material Subsidiary to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. ARTICLE VII. Events of Default SECTION 7.01 Events of Default. Any of the following events shall constitute an “Event of Default”: (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and in the Agreed Currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable and in the Agreed Currency required hereunder, and such failure shall continue unremedied for a period of five (5) days; (c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made; (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.11 or 5.12 or in Article VI; provided that, notwithstanding the foregoing, any failure to observe or perform any of the financial covenants set forth in Section 6.10 shall not in and of itself constitute an Event of Default with respect to the Term Loans until the Required Revolving Lenders have terminated the Revolving Commitments and accelerated any portion of the Revolving Loans or other Revolving Credit Exposure then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Required Term Lenders declare an Event of Default in connection therewith; (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.01(a), (b) or (d)) or any other Loan

-136- Document, and such failure shall continue unremedied for a period of 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender); (f) any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period (unless waived in writing by the holder or holders of such Material Indebtedness for such time as such waiver shall continue in effect by its terms); (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided further that this clause (g) shall not apply in respect of any satisfaction of a condition to conversion, or any actual conversion of, any Permitted Convertible Notes; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, judicial manager or similar official for any Loan Party or any Material Subsidiary or for a substantial part of its assets or (iii) any Loan Party or Material Subsidiary incorporated in the Netherlands has filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990), and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) any Loan Party or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, judicial manager or similar official for such Loan Party or Material Subsidiary for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; (j) any Loan Party or any Material Subsidiary thereof shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in an aggregate amount (not covered by insurance as to which the carrier or broker has not disputed coverage) in excess of $75,000,000 shall be rendered against any Borrower, any other Loan Party, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower, any other Loan Party or any Subsidiary to enforce any such judgment; (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

-137- (m) a Change in Control shall occur; (n) (i) any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or Payment in Full of all Obligations, ceases to be in full force and effect; or any Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document or (ii) the subordination provisions of any Intercreditor Agreement or any other agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (other than pursuant to the terms thereof or with the written consent of the Required Lenders, subject to Section 9.02(b)), or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions; or (o) subject to Section 5.10 and except as released in accordance with Section 8.07(d) or as otherwise permitted by the terms of any Loan Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral constituting assets material to the Loan Parties (taken as a whole) and purported to be covered thereby, or (ii) any Lien securing any Obligation and encumbering Collateral constituting assets material to the Loan Parties (taken as a whole) shall cease to be a perfected, first priority Lien to the extent required by the Loan Documents, in each case subject to Liens permitted by Section 6.02 and except to the extent that any such loss of perfection or priority results from (A) the Administrative Agent no longer having possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner. SECTION 7.02 Remedies Upon an Event of Default. If an Event of Default occurs (other than (x) an event with respect to the Company or any Borrower described in Sections 7.01(h) or 7.01(i) and (y) with respect to any of the following remedies that do not apply to the Revolving Commitments or Revolving Credit Exposure, an event described in Section 7.01(d) arising with respect to a failure to comply with Section 6.10 unless the conditions of the proviso contained in Section 7.01(d) have been satisfied), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders (or in connection with a failure to observe or perform any financial covenant set forth in Section 6.10 and with respect to actions related to the Revolving Commitments, the Required Revolving Lenders, but only to the extent such remedies are applicable to the Revolving Commitments and the Revolving Credit Exposure), by notice to the Company, take any or all of the following actions, at the same or different times: (a) terminate the Commitments, and thereupon the Commitments shall terminate immediately; (b) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among Classes of the Loans and the Loans of each Class at the time outstanding, so terminated in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees (including any Prepayment Premium) and other Obligations accrued hereunder and under any other Loan Document, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (c) require that the Borrowers provide cash collateral as required in Section 2.06(j); and

-138- (d) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and applicable law. If an Event of Default described in Sections 7.01(h) or 7.01(i) occurs with respect to the Company or any Borrower, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees (including any Prepayment Premium) and other Obligations accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the obligation of the Borrowers to cash collateralize the LC Exposure as provided in clause (c) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. In addition to any other rights and remedies granted to the Administrative Agent, the Collateral Agent and the Lenders in the Loan Documents, the Administrative Agent and the Collateral Agent, in each case, on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent or the Collateral Agent, in each case, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by each Borrower on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent or the Collateral Agent, in each case, deems reasonable, and/or may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Collateral Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent, the Collateral Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by each Borrower on behalf of itself and its Subsidiaries. Each Borrower further agrees on behalf of itself and its Subsidiaries, at the Administrative Agent’s or the Collateral Agent’s request, in each case, to assemble the Collateral and make it available to the Administrative Agent or the Collateral Agent, as applicable, at places which the Administrative Agent or the Collateral Agent, in each case, shall reasonably select, whether at the premises of such Borrower, another Loan Party or elsewhere. The Administrative Agent or the Collateral Agent, in each case, shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent, the Collateral Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Borrower on behalf of itself and its Subsidiaries waives all Liabilities it may acquire against the Administrative Agent, the Collateral Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

-139- SECTION 7.03 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Company or the Required Lenders: (a) all payments received on account of the Obligations and proceeds of Collateral shall, subject to Section 2.20, be applied by the Administrative Agent as follows: (i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such); (ii) second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them; (iii) third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them; (iv) fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans, unreimbursed LC Disbursements, Banking Services Obligations and amounts owing under IR/FX Hedging Agreements and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrowers pursuant to Section 2.06 or 2.20, ratably among the Lenders, the Issuing Banks, the IR/FX Protection Merchants and the other Persons holding Banking Services Obligations in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.20, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.03; (v) fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and (vi) finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the applicable Borrower or as otherwise required by law; and (b) if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

-140- Notwithstanding the foregoing, Banking Services Obligations and Obligations arising under IR/FX Hedging Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable IR/FX Protection Merchant or Lender providing (or whose Affiliate is providing) such Banking Services, as the case may be; provided that no such notice shall be required with respect to JPMorgan Chase Bank, N.A. or any of its Affiliates. Each IR/FX Protection Merchant or Lender providing (or whose Affiliate is providing) such Banking Services which in each case is not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto. ARTICLE VIII. The Administrative Agent SECTION 8.01 Authorization and Action. (a) Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties, and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Guarantee Agreement or Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. (b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any other Loan Party, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any

-141- capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of each Co-Syndication Agent, each Co- Documentation Agent, the Arrangers, the Administrative Agent and the Collateral Agent are commercial in nature and not to invest in the general performance or operations of the Borrowers. Without limiting the generality of the foregoing: (i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank, any other Secured Party or holder of any other Obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; (ii) where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of any country, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and (iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account; (d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. (e) None of the Co-Syndication Agents, the Co-Documentation Agents nor any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document

-142- and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder. (f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding. (g) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified ut of Institution or (ii) have any liability with respect to or arising o nya assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution . (h) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrowers’ rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article. SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders

-143- (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder. (b) The Administrative Agent shall be deemed not to have knowledge of any (x) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by Lippert, or (y) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Company, any Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any Liability, cost or expense suffered by any Borrower, any other Loan Party, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any Dollar Equivalent. (c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing

-144- may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). SECTION 8.03 Posting of Communications. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Company and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the administrators, representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY CO-SYNDICATION AGENT, ANY CO-DOCUMENTATION AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

-145- (d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (e) Each of the Lenders, each of the Issuing Banks and each of the Company and the Borrowers agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. SECTION 8.04 The Administrative Agent Individually. With respect to its Commitments, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders”, “Required Revolving Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Loan Party, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks. SECTION 8.05 Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrowers, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent with the written consent of the Company, which consent shall not be unreasonably withheld or delayed; provided, that no such consent of the Company shall be required if an Event of Default shall have occurred and be continuing on the date of such appointment. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld, conditioned or delayed and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring

-146- Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. (b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Collateral Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent; provided further that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the first proviso to the first section of this Section 8.05(b). SECTION 8.06 Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case, in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrowers, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other

-147- Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning each Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. (b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder. (c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, in its sole discretion, may specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error. (ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, in its sole discretion, may specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

-148- (iii) Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party except to the extent such erroneous Payment was comprised (and solely with respect to the amount of such payment that was comprised) of funds received by the Administrative Agent from any Borrower or any other Loan Party under or in connection with this Agreement. (iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. SECTION 8.07 Guarantee and Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Collateral Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Collateral Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties. (b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Obligations and no IR/FX Hedging Agreement the obligations under which constitute Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of any Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or IR/FX Hedging Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph. (c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(a). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of any collateral. (d) The Secured Parties irrevocably authorize the Administrative Agent and the Collateral Agent to release any Guarantor (other than the Company) or any Subsidiary that is not a Guarantor from the applicable obligations described below as follows:

-149- (i) A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guarantee and any applicable Collateral Documents or Loan Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. (ii) Further, the Administrative Agent and the Collateral Agent may (and each is hereby irrevocably authorized by each Lender to), upon the request of Lippert, release: (A) LCI Industries B.V. from its obligations under the Subsidiary Guarantee to the extent (i) the Guarantee by LCI Industries B.V. of the Obligations would reasonably be expected to cause any material adverse tax consequences to the Borrowers or any other Loan Party (as determined by Lippert in good faith in consultation with the Administrative Agent) (for the avoidance of doubt, any such release pursuant to this clause (ii)(A) shall only apply to the obligations of LCI Industries B.V. under the Subsidiary Guarantee, and shall not affect the obligations or liabilities of LCI Industries B.V. in its capacity as a Borrower) or (ii) if LCI Industries B.V. is released as a Foreign Borrower in accordance with the provisions of this Agreement; (B) any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee and any applicable Collateral Documents if such Subsidiary Guarantor (x) constitutes an Immaterial Subsidiary or (y) ceases to be a Wholly-Owned Domestic Subsidiary of the Company, but, in the case of this clause (y), only so long as (1) such Subsidiary either (I) becomes non-Wholly-Owned pursuant to a bona fide equity investment by a non-Affiliate third-party or (II) becomes a bona fide joint venture with a non-Affiliated third party as determined in good faith by the Company in consultation with the Administrative Agent, and (2) after giving effect on a Pro Forma Basis to the consummation of the relevant transaction and the release of such Subsidiary Guarantor, the Company is deemed to have made a new investment in such non-Wholly-Owned Person or joint venture, as the case may be (as if such Person was then newly acquired) equal to the Fair Market Value of such released Subsidiary Guarantor and such investment is permitted pursuant to this Agreement); provided that no such release shall occur if such Subsidiary Guarantor continues (after giving effect to the consummation of such transaction or designation) to be a guarantor or provide any credit support in respect of any Material Indebtedness, Pari Passu Lien Debt, Junior Lien Debt or Restricted Debt of the Company or any Subsidiary; and (C) any Subsidiary from its obligations under the Intercompany Debt Subordination Agreement upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. (iii) In connection with any termination or release pursuant to this Section, the Administrative Agent and the Collateral Agent shall (and each is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent.

-150- (e) The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. SECTION 8.08 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt,

-151- to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to any collateral or the assets of such Lender in connection with the Loans, the Letters of Credit, the Commitments or this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). (c) The Administrative Agent, each Co-Syndication Agent, each Co-Documentation Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount

-152- being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. SECTION 8.09 Flood Laws. JPMorgan Chase Bank, N.A. has adopted internal policies and procedures that address requirements placed on federally regulated lenders under Flood Laws. JPMorgan Chase Bank, N.A., as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMorgan Chase Bank, N.A. reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements. SECTION 8.10 Borrower Communications. (a) The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”). (b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the administrators, representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution. (c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL ANY APPLICABLE PARTY HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE ISSUING BANKS OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

-153- (d) Each of the Lenders, the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (e) Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. SECTION 8.11 Defined Terms. For purposes of this Article VIII, the term “Administrative Agent” includes the Collateral Agent. ARTICLE IX. Miscellaneous SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by fax or the Approved Borrower Portal (and subject, in each case, to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows: (i) if to any Loan Party, c/o the Company at: 3501 County Road 6 East, Elkhart, Indiana 46514, Attention of Lillian Etzkorn and Legal Department (Legal1@lci1.com); (ii) if from any Loan Party to the Administrative Agent, the Collateral Agent or JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank or the Swingline Lender, (A) the address or addresses separately provided to the Borrowers by the Administrative Agent from time to time and (B) in the case of a notification in respect of the DQ List, JPMDQ_Contact@jpmorgan.com; (iii) if from any Lender to the Administrative Agent or JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank or the Swingline Lender, at the address separately provided to the Lenders by the Administrative Agent from time to time; and (iv) if to any other Lender or Issuing Bank, to it at its address, email or fax number set forth in its Administrative Questionnaire. Notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) [reserved] or (iii) delivered through Approved Electronic Platforms or Approved Borrower Portals, as applicable, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). (b) Notices and other communications to any Loan Party, the Administrative Agent, any Lender or any Issuing Bank hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals, as applicable, in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company and the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications or Approved Electronic Platforms or Approved Borrower Portals, as applicable, in each case pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

-154- (c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (d) Any party hereto may change its address or e-mail address for notices and other communications hereunder by notice to the other parties hereto. SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, Collateral Agent, the Issuing Banks and the Lenders hereunder or under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. (b) Except as provided in Section 1.07(c), 2.04 (with respect to any Incremental Facility Amendment or modification of Schedule 2.01(A)), 2.21, 2.22 or 2.23 (with respect to any amendment to incorporate the terms applicable to Incremental Equivalent Debt), and subject to Sections 2.14(b) and (c) and Sections 9.02(c) and (d) (as each of the foregoing Sections and provisions is in effect on the date hereof), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or (A) in respect of any waiver, amendment or modification of Section 6.10 or (solely for purposes of determining compliance with this Section 6.10) the defined terms used in Section 6.10, the Required Revolving Lenders or (B) in respect of any waiver, amendment or modification of Section 2.12(e), the Required Term Lenders) or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such waiver, amendment, modification, consent or other agreement shall (A) increase, extend or re-instate the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder or under any other Loan Document or extend the timing of payments of such fees, interest or other amounts, in each case, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (except that (x) any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause

-155- (B) and (y) only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay increased interest pursuant to Section 2.13(e) or to amend Section 2.13(e)), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, in each case, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (other than, in each case, any prepayment required to be made pursuant to Section 2.11(e) or 2.11(f)), (D) amend, modify or change (or consent to any departure from) Section 2.09(c) or Section 2.18(b) or (c) or Section 7.03 in a manner that would alter the ratable reduction of Commitments or the manner in which payments are shared, in each case, without the written consent of each Lender (other than any Defaulting Lender), (E) amend, modify or change any of the provisions of this Section or the definition of “Required Lenders”, “Required Revolving Lenders” or “Required Term Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, in each case, without the written consent of each Lender (other than any Defaulting Lender) (it being understood that, solely with the consent of the parties prescribed by Section 2.04 to be parties to an Incremental Facility Amendment, Incremental Facilities may be included in the determination of Required Lenders, Required Revolving Lenders or Required Term Lenders, as applicable, on substantially the same basis as the initial Commitments and Loans are included on the Effective Date), (F) (x) release the Company or any Borrower from its obligations under the Loan Documents (other than the removal of a Foreign Borrower in accordance with Section 1.07 (as in effect on the Effective Date)) or (y) except as provided in clause (c) of this Section, release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guarantee or release all or substantially all of the value of the Guarantees provided by the Subsidiary Guarantors, in each case, without the written consent of each Lender (other than any Defaulting Lender), (G) except as provided in clause (c) of this Section or in any Loan Document (as in effect on the Effective Date or, if later, the date of effectiveness thereof), release all or substantially all of the Collateral without the written consent of each Lender (other than any Defaulting Lender), (H) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (I) amend or waive any of the conditions set forth in Section 4.02 without the requisite number (or percentage in interest) of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time or (J) (x) subordinate, or have the effect of subordinating (whether by contract, structurally or otherwise), the right of payment of all or any portion of the Obligations to any other Indebtedness or other obligations or liabilities or (y) subordinate, or have the effect of subordinating (whether by contract, structurally or otherwise), the Liens securing (or purporting to secure) all or any portion of the Obligations to Liens securing (or purporting to secure) any other Indebtedness or other obligation or liabilities, in each case, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or an Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Swingline Lender and the Issuing Banks); provided further that no such agreement shall amend or modify the provisions of Section 2.06 or any Letter of Credit Agreement or any letter of credit application and any bilateral agreement between a Borrower and an Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrowers and an Issuing Bank in connection with the issuance of Letters of Credit, in each case, without the prior written consent of the Administrative Agent and each Issuing Bank affected thereby, respectively. The Administrative Agent may also amend Schedule 2.01A to reflect assignments entered into pursuant to Section 9.04. Notwithstanding the foregoing, any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) (including, for the avoidance of doubt, any amendment, waiver or

-156- other modification of the financial covenants set forth in Section 6.10 (or any of the terms used therein (but solely to the extent used therein))), may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. (c) The Secured Parties hereby irrevocably authorize the Collateral Agent (or its designee), at its option and in its sole discretion, to release any Liens granted to the Collateral Agent by the Loan Parties on any Collateral (i) upon the Payment in Full of all Obligations, (ii) constituting property being Disposed of if the Loan Party Disposing of such property certifies to the Collateral Agent that the Disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being Disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release the Guarantee provided by such Subsidiary to the extent permitted under Section 8.07(d) (as in effect on the date hereof), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any Disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section 7.02. Except as provided in the preceding sentence, the Collateral Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders or, to the extent required by Section 9.02(b), all of the Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Collateral Agent or the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Collateral Agent or the Administrative Agent. In addition, each of the Secured Parties, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Collateral Agent (or its designee), at its option and in its discretion, (x) to subordinate any Lien on any assets granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b) or 6.02(d) (each as in effect on the date hereof), or (y) in the event that Lippert shall have advised the Collateral Agent that, notwithstanding the use by Lippert of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Collateral Agent to retain its liens (on a subordinated basis as contemplated by clause (x) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Collateral Agent under any Loan Document be released, to release the Collateral Agent’s Liens on such assets. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral. (d) If the Administrative Agent and Borrowers acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

-157- SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) Lippert shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of one primary firm of counsel selected by the Administrative Agent for the Administrative Agent and the Collateral Agent and of one firm of local counsel selected by the Administrative Agent for the Administrative Agent and the Collateral Agent in each reasonably necessary jurisdiction, in connection with the syndication and distribution (including, without limitation, via the internet or through an Approved Electronic Platform) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one primary firm of counsel selected by the Administrative Agent for such Persons and of one firm of local counsel selected by the Administrative Agent for such Persons in each reasonably necessary jurisdiction (and, in the case of any actual or perceived conflict of interest, additional counsel to all similarly situated Persons taken as a whole in each such jurisdiction to the extent necessary to resolve such conflicts), in connection with the enforcement, collection or protection of its rights against any Loan Party in connection with this Agreement and the other Loan Documents, including its rights against any Loan Party under this Section, or in connection with the Loans made hereunder or Letters of Credit issued hereunder, including all such out-of- pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Lippert shall indemnify the Administrative Agent, the Collateral Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by any Borrower or any other Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or from a breach by such Indemnitee in bad faith of its funding obligations under the Loan Documents or (y) arise solely out of any claim, litigation, investigation or proceeding that does not involve an act or omission by any Borrower or any of their respective Affiliates and that is brought by another Indemnitee against such Indemnitee (other than any such claim, litigation, investigation or proceeding brought against the Administrative Agent, the Collateral Agent, any Issuing Bank, the Swingline Lender or any Arranger or similar role or title (in its capacity as such) by any other Indemnitee). To the extent not prohibited by applicable law, any Person

-158- seeking to be indemnified under this Section 9.03(b) shall, upon obtaining knowledge thereof, use commercially reasonable efforts to give prompt written notice to Lippert of the commencement of any action or proceeding giving rise to such indemnification claim, provided that the failure to give such notice shall not relieve Lippert of any indemnification obligation hereunder. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non- Tax claim. (c) Each Lender severally agrees to pay any amount required to be paid by any Borrower under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, the Collateral Agent, the Swingline Lender, each Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnity and hold each Agent Indemnitee harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the Payment in Full of the Obligations. (d) To the extent permitted by applicable law (i) no Loan Party shall assert, and the Company and each Borrower hereby waives (on behalf of itself and each of its subsidiaries), any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto or its Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d)(ii) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages solely to the extent asserted against such Indemnitee by a third party. (e) All amounts due under this Section shall be payable promptly after written demand therefor. SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) neither the Company nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company or any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this

-159- Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of: (A) the Borrowers; provided that, (x) the Borrowers shall be deemed to have consented to an assignment of all or a portion of the Term Loans and Term Loan Commitments unless it shall have objected thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof and (y) the Borrowers shall be deemed to have consented to an assignment of all or a portion of the Revolving Loans and Revolving Commitments unless it shall have objected thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; provided further that no consent of the Borrowers shall be required for an assignment (I) of the Term Loans or Term Loan Commitments made in connection with the primary syndication thereof or (II) to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan or Term Loan Commitment to a Lender, an Affiliate of a Lender or an Approved Fund; (C) each Issuing Bank; provided that no consent of an Issuing Bank shall be required (x) if (I) an Event of Default has occurred with respect to the Borrowers under Section 7.01(h) or (i) and (II) such Issuing Bank has no outstanding Letters of Credit at that time or (y) for an assignment of all or any portion of a Term Loan or Term Loan Commitment; and (D) the Swingline Lender; provided that no consent of the Swingline Lender shall be required (x) if (I) an Event of Default has occurred with respect to the Borrowers under Section 7.01(h) or (i) and (II) the Swingline Lender has no outstanding Swingline Loans at that time or (y) for an assignment of all or any portion of a Term Loan or Term Loan Commitment. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the “trade date” under the Assignment and Assumption with respect to such assignment is delivered to the

-160- Administrative Agent) shall not be less than $5,000,000 (in the case of a Revolving Commitment or Revolving Loans) or $1,000,000 (in the case of a Term Loan Commitment or Term Loans), in each case, aggregated across Affiliates and Approved Funds, unless each of Lippert and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans; provided that this Section 9.04(b)(ii)(B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans; (C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non- public information about the Borrowers, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws. For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings: “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) a Loan Party or Subsidiary or Affiliate of a Loan Party (except as expressly permitted under Section 9.04(f)); provided that, with respect to clause (c), such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, or (d) any Disqualified Institution; provided, further, that upon the occurrence and during the continuance of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person

-161- would hold more than 25% of the then outstanding Total Revolving Credit Exposure or Revolving Commitments, as the case may be. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. (iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of each respective Borrower, shall maintain at one of its offices in the United States of America a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Swingline Lender or the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue

-162- to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Sections 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at any Borrower’s request and expense, to use reasonable efforts to cooperate with such Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (e) (i) Notwithstanding anything to the contrary in this Agreement, no assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrowers have consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Institutions” referred to in the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be

-163- disqualified from becoming a Lender and (y) the execution by the Borrowers of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply. (ii) If any assignment or participation is made to any Disqualified Institution without the Borrowers’ prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrowers may, at Lippert’s sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations), in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder. (iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Loan Parties, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any debtor relief laws (a “Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2). (iv) The Administrative Agent shall have the right, and each Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same. (f) Loan Buybacks. (i) Any Term Lender may, so long as no Event of Default has occurred and is continuing or would result therefrom, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Company through Dutch auctions or other

-164- offers to purchase open to all Term Lenders on a pro rata basis in accordance with customary procedures to be mutually agreed between the Company and the Auction Agent; provided that: (A) at the time of such assignment, transfer or contribution and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, no Event of Default then exists or would result therefrom; (B) no proceeds of Revolving Loans or Swingline Loans shall be used to fund any such assignment, transfer or contribution; (C) immediately upon such assignment, transfer or contribution, the Company shall automatically be deemed to have contributed the principal amount of such Term Loans, plus accrued and unpaid interest thereon, to Lippert; (D) (I) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (II) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment and (III) the Company shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; and (E) the Company shall either (I) make a representation to the selling Lender that it does not possess material non-public information with respect to the Company and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information) or (II) disclose that it cannot make such representation, in which case, the applicable assigning Lender shall be deemed to expressly re-make the acknowledgement set forth in the immediately succeeding paragraph in connection with such assignment. (ii) Each Lender participating in any assignment to the Company acknowledges and agrees that in connection with such assignment, (A) the Company and its Subsidiaries then may have, and later may come into possession of material non-public information, (B) such Lender has independently and, without reliance on the Company or any of its Subsidiaries, the Administrative Agent or any other Agent Indemnitee, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information, (C) none of the Company, any of its Subsidiaries, the Administrative Agent or any other Agent Indemnitee shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Company or any of its Subsidiaries, the Administrative Agent and any other Agent Indemnitees, under applicable laws or otherwise, with respect to the nondisclosure of the material non-public information and (D) that the material non-public information may not be available to the Administrative Agent or the other Lenders. (iii) The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by the Company and contributed to (in each case, and immediately cancelled hereunder) Lippert pursuant hereto and the principal repayment installments with respect to the Term Loans of such Class pursuant to Section 2.10 shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently

-165- cancelled), with such reduction being applied solely to the Term Loans of the Lenders which sold such Term Loans. SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties and other Subsidiaries herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until Payment in Full of the Obligations. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Documents or any provision hereof or thereof. SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender,

-166- any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (I) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (II) waives any claim against any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of any Borrower against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

-167- SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents (other than those containing a contrary express choice of law provision) shall be construed in accordance with and governed by the law of the State of New York. (b) Each of the Lenders, the Administrative Agent and the Collateral Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent or the Collateral Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York. (c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower, any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including UCC Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause. (d) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Foreign Subsidiary that is a party hereto irrevocably designates and appoints Lippert, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(c) in any federal or New York State court sitting in New York City. Lippert hereby represents, warrants and confirms that Lippert has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each such Foreign Subsidiary until Payment in Full of the Obligations. Each Foreign Subsidiary party thereto hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(c) in any federal or New York State court sitting in New York City by

-168- service of process upon Lippert as provided in this Section 9.09(e); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to Lippert and (if applicable to) such Foreign Subsidiary at its address set forth herein or in the Joinder Agreement pursuant to which such Foreign Subsidiary became a party hereto, as applicable, or to any other address of which such Foreign Subsidiary shall have given written notice to the Administrative Agent (with a copy thereof to Lippert). Each Foreign Subsidiary party hereto irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary. To the extent any Foreign Subsidiary party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Subsidiary hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAND DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or under any other Loan Document, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or (ii) any direct, indirect, actual or prospective counterparty (or its advisors) to any insurance, swap, securitization or derivative transaction relating to the Loan Parties and their respective obligations, (g) on a confidential basis to (1) any rating agency in connection with

-169- rating the Company, the Borrowers or their Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrowers, (i) to any Person providing a Guarantee of all or any portion of the Obligations, or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers who did not acquire such information as a result of a breach of this Section. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Loan Parties hereby authorize the publication by Administrative Agent or any Lender of customary advertising materials relating to the transaction contemplated hereby using the name, product, photographs, logo or trademark of the Loan Parties; provided that any such use of any such photograph, logo or trademark shall be subject to the prior written consent of Lippert. For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority. SECTION 9.13 Material Non-Public Information. (a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. (b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWERS, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

-170- SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender. SECTION 9.15 No Fiduciary Duty, etc. (a) The Company and each Borrower each acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Loan Parties with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Loan Party or any other person. Each Loan Parties agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated by the Loan Documents. Additionally, each Loan Party acknowledges and agrees that no Credit Party is advising the Loan Parties as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Loan Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Loan Party with respect thereto. (b) Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Loan Party or its Affiliates and other companies with which any Loan Party may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. (c) In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which a Loan Party or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower, the Company or their Subsidiaries in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Loan Party, confidential information obtained from other companies.

-171- SECTION 9.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act. SECTION 9.17 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. SECTION 9.18 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent, the Collateral Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, the Collateral Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, the Collateral Agent or any Lender from the Borrowers in the Agreement Currency, the Borrowers agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Collateral Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).

-172- SECTION 9.19 Intercreditor Agreements. Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties, and the Issuing Bank hereby (a) irrevocably authorizes the Administrative Agent to enter into any intercreditor agreement or subordination agreement (including any Intercreditor Agreement) contemplated hereby (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements or arrangements in connection with the incurrence by any Loan Party or its Subsidiaries of any Indebtedness to the extent permitted hereby) and to subject the Liens on the Collateral securing the Obligations to the provisions thereof, and (b) acknowledges and agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement or subordination agreement (including any Intercreditor Agreement) entered into in connection herewith or contemplated hereby. SECTION 9.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. SECTION 9.21 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Federal Reserve Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to any Borrower in violation of any applicable law. SECTION 9.22 Disclosure. Each Loan Party, each Lender and each Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold

-173- investments in, make other loans to or have other relationships with, any of the Loan Parties and their respective Affiliates. SECTION 9.23 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Collateral Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions. [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Signature Page to Credit Agreement Lippert Components, et al. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written. LCI INDUSTRIES, as the Company and a Guarantor By: /s/ Lillian D. Etzkorn Name: Lillian D. Etzkorn Title: Executive Vice President & Chief Financial Officer LIPPERT COMPONENTS, INC., as a Borrower and a Guarantor By: /s/ Lillian D. Etzkorn Name: Lillian D. Etzkorn Title: Executive Vice President & Chief Financial Officer LCI INDUSTRIES B.V., as a Borrower and a Guarantor By: /s/ Christian Koremann Name: Christian Koremann Title: Director A By: /s/ Carlos Navarro Name: Carlos Navarro Title: Director B

Signature Page to Credit Agreement Lippert Components, et al. JPMORGAN CHASE BANK, N.A., individually as a Lender, and as Administrative Agent, Swingline Lender and an Issuing Bank By: /s/ Andrew Rossman Name: Andrew Rossman Title: Executive Director

Signature Page to Credit Agreement Lippert Components, et al. WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank and individually as a Lender By: /s/ Heather Hoopingarner Name: Heather Hoopingarner Title: Executive Director

Signature Page to Credit Agreement Lippert Components, et al. BANK OF AMERICA, N.A., as an Issuing Bank and individually as a Lender By: /s/ David Collier Name: David Collier Title: Vice President

Signature Page to Credit Agreement Lippert Components, et al. BMO BANK N.A., as an Issuing Bank and individually as a Lender By: /s/ Jonathan Sarmini Name: Jonathan Sarmini Title: Director

Signature Page to Credit Agreement Lippert Components, et al. TRUIST BANK, as an Issuing Bank and individually as a Lender By: /s/ Jason Douglas Name: Jason Douglas Title: Director

Signature Page to Credit Agreement Lippert Components, et al. U.S. BANK NATIONAL ASSOCIATION, as an Issuing Bank and individually as a Lender By: /s/ Jerrod Clements Name: Jerrod Clements Title: Vice President

Signature Page to Credit Agreement Lippert Components, et al. FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Craig Ellis Name: Craig Ellis Title: SVP

SCHEDULE 2.01A Commitments Lender Revolving Commitment Term Loan Commitment JPMorgan Chase Bank, N.A. $118,000,000.00 $400,000,000.00 Wells Fargo Bank, National Association $108,000,000.00 $0 Bank of America, N.A. $108,000,000.00 $0 BMO Bank N.A. $98,000,000.00 $0 Truist Bank $98,000,000.00 $0 U.S. Bank National Association $40,000,000.00 $0 Fifth Third Bank, National Association $30,000,000.00 $0 Total $600,000,000.00 $400,000,000.00

SCHEDULE 2.01B Letter of Credit Commitments Issuing Bank Letter of Credit Commitment JPMorgan Chase Bank, N.A. $8,333,333.35 Wells Fargo Bank, National Association $8,333,333.33 Bank of America, N.A. $8,333,333.33 BMO Bank N.A. $8,333,333.33 Truist Bank $8,333,333.33 U.S. Bank National Association $8,333,333.33 Total $50,000,000.00

SCHEDULE 2.01C Guarantors 1. LCI Industries, a Delaware corporation 2. Lippert Components, Inc., a Delaware corporation 3. Lippert Components Manufacturing, Inc., a Delaware corporation 4. Curt Manufacturing, LLC, a Delaware limited liability company 5. Furrion LLC, a Delaware limited liability company 6. LCI Service Corp., an Indiana corporation 7. Innovative Design Solutions, Inc., a Michigan corporation 8. Kinro Texas, Inc., a Texas corporation 9. Taylor Made Group, LLC, a Delaware limited liability company 10. Veada Industries, Inc., an Indiana corporation 11. Kaspar Ranch Hand Equipment, LLC, a Texas limited liability company 12. LCI Industries B.V., a Netherlands limited liability company

SCHEDULE 5.12 Post-Closing Requirements 1. Not later than the date that is sixty (60) days after the Effective Date (or such later date as agreed by the Administrative Agent in its sole discretion), the Company shall deliver, or cause to be delivered, customary endorsements in respect of the insurance policies of the domestic Loan parties naming the Collateral Agent as additional insured or lender loss payable, as applicable, and in each case, in form and substance reasonably acceptable to the Administrative Agent and otherwise in compliance with the terms of Section 5.05 of this Agreement. 2. Not later than the date that is sixty (60) days after the Effective Date (or such later date as agreed by the Administrative Agent in its sole discretion), the Company shall deliver, or cause to be delivered, customary certificates and endorsements in respect of the insurance policies of foreign Loan Parties naming the Collateral Agent as additional insured or lender loss payable, as applicable, and in each case, in form and substance reasonably acceptable to the Administrative Agent and otherwise in compliance with the terms of Section 5.05 of this Agreement.